EXHIBIT 4


================================================================================

                    SECURITIZED ASSET BACKED RECEIVABLES LLC,
                                   Depositor,

                     BARCLAYS CAPITAL REAL ESTATE INC. D/B/A
                                HOMEQ SERVICING,
                                    Servicer,

                             NC CAPITAL CORPORATION,
                               Responsible Party,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee


                       ---------------------------------
                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2007
                       ---------------------------------

             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2007-NC2

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-NC2


================================================================================

                                TABLE OF CONTENTS

                                   ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the
               Responsible Party and the Servicer; Remedies for
               Breaches of Representations and Warranties with Respect
               to the Mortgage Loans.......................................
Section 2.04  [Reserved]...................................................
Section 2.05  Execution and Delivery of Certificates.......................
Section 2.06  REMIC Matters................................................
Section 2.07  Representations and Warranties of the Depositor..............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

 Section 3.01 Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing Agreements between the Servicer and
               Subservicers................................................
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicer....................................
Section 3.05  No Contractual Relationship between Subservicers and the
               Trustee.....................................................
Section 3.06  Assumption or Termination of Subservicing Agreements by
               Trustee.....................................................
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Collection Account...........................................
Section 3.11  Withdrawals from the Collection Account......................
Section 3.12  Investment of Funds in the Collection Account, Escrow
               Accounts and the Distribution Account.......................
Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.14  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.20  Documents, Records and Funds in Possession of the
               Servicer to Be Held for the Trustee.........................
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23  Annual Reports on Assessment of Compliance with Servicing
               Criteria; Annual Independent Public Accountants'
               Attestation Report..........................................
Section 3.24  Trustee to Act as Servicer...................................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  Supplemental Interest Account................................
Section 4.07  Supplemental Float Account...................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01  Respective Liabilities of the Depositor and the Servicer.....
Section 6.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 6.03  Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 6.04  Limitation on Resignation of the Servicer....................
Section 6.05  Additional Indemnification by the Servicer; Third Party
               Claims......................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's Fees and Expenses..................................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13  Tax Classification of the Excess Reserve Fund Account,
               the Supplemental Interest Account, the Interest Rate
               Swap Agreement and the Cap Agreement........................
Section 8.14  Limitations on Custodial Responsibilities....................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the Mortgage
               Loans.......................................................
Section 9.02  Final Distribution on the Certificates.......................
Section 9.03  Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment....................................................
Section 10.02 Recordation of Agreement; Counterparts.......................
Section 10.03 Governing Law................................................
Section 10.04 Intention of Parties.........................................
Section 10.05 Notices......................................................
Section 10.06 Severability of Provisions...................................
Section 10.07 Limitation on Rights of Certificateholders...................
Section 10.08 Inspection and Audit Rights..................................
Section 10.09 Certificates Nonassessable and Fully Paid....................
Section 10.10 Assignment; Sales; Advance Facilities........................
Section 10.11 Rule of Construction.........................................
Section 10.12 Waiver of Jury Trial.........................................
Section 10.13 Third Party Rights...........................................
Section 10.14 Regulation AB Compliance; Intent of the Parties;
               Reasonableness..............................................

                                    SCHEDULES

Schedule I    Mortgage Loan Schedule
Schedule II   Representations and Warranties of the Servicer
Schedule III Representations and Warranties of the Responsible Party as to the Mortgage Loans
Schedule IV   Representations and Warranties as to the Responsible Party
Schedule V Representations and Warranties of the Depositor as to the Mortgage Loans


                                    EXHIBITS

Exhibit A     Form of Class A, Class M and Class B Certificates
Exhibit B     Form of Class P Certificate
Exhibit C-1   Form of Class R-I Certificate
Exhibit C-2   Form of Class R-II Certificate
Exhibit D     Form of Class X Certificate
Exhibit E     Form of Initial Certification of Trustee
Exhibit F     Form of Document Certification and Exception Report of Trustee
Exhibit G     Form of Residual Transfer Affidavit
Exhibit H     Form of Transferor Certificate
Exhibit I     Form of Rule 144A Letter
Exhibit J     Form of Request for Release
Exhibit K     Form of Contents for Each Mortgage File
Exhibit L     Form of Certification to be provided with Form 10-K
Exhibit M     Form of Trustee's Certification to be provided to Depositor
Exhibit N     Form of Servicer's Certification to be provided to Depositor
Exhibit O     Representation Letter
Exhibit P     Servicing Criteria
Exhibit Q     Additional Form 10-D Disclosure
Exhibit R     Additional Form 10-K Disclosure
Exhibit S     Form 8-K Disclosure Information
Exhibit T     Interest Rate Swap Agreement
Exhibit U     Cap Agreement
Exhibit V     Additional Disclosure Notification
Exhibit W     Form of Trustee's Limited Power of Attorney
Exhibit X     Form of Irrevocable Instruction
Exhibit Y     Form of Servicing Fee Certificate

            THIS POOLING AND SERVICING AGREEMENT, dated as of February 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, a Delaware limited liability company, as depositor (the "Depositor"), BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (d/b/a HOMEQ SERVICING), as servicer (the "Servicer"), NC CAPITAL CORPORATION, a California corporation, as responsible party (the "Responsible Party"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that four segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Charges, (ii) the Interest Rate Swap Agreement and the Cap Agreement, (iii) the Supplemental Interest Account, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts, subject to the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising four REMICs (each, a "Trust REMIC" or, in the alternative, Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively). Each Class of Certificates (other than the Class P Certificates and the Residual Certificates), other than the right of each Class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls and the right of the Class X Certificates to receive payments from the Interest Rate Swap Agreement, the Cap Agreement and the right to receive Class IO Shortfalls, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R-I Certificates represent ownership of the sole class of residual interest in Pooling Tier REMIC-1 for purposes of the REMIC Provisions. The Class R-II Certificates represent ownership of the sole class of residual interest in each of Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.06.

            The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier REMIC Regular Interests, set out below. The Lower Tier REMIC shall hold as assets the several classes of uncertificated Pooling Tier REMIC-2 Regular Interests. Pooling Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling Tier REMIC-1 Regular Interests. Pooling Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement and the Cap Agreement, (iii) the Supplemental Interest Account, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts, subject to the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, the Class P Certificates represent beneficial ownership of the Prepayment Charges, each Class of LIBOR Certificates represents beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts, subject to the obligation to pay Class IO Shortfalls, and the Class X Certificates represent beneficial ownership of two regular interests in the Upper Tier REMIC, the Excess Reserve Fund Account, the Supplemental Interest Account, the Interest Rate Swap Agreement, the Cap Agreement and the right to receive Class IO Shortfalls, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling Tier REMIC-1

            Pooling Tier REMIC-1 shall issue the following interests in Pooling Tier REMIC-1, and each such interest, other than the Class PT1-R Interest, is hereby designated as a regular interest in the Pooling Tier REMIC-1. Pooling Tier REMIC-1 Interests with an "I" in their designation shall relate to Group I Mortgage Loans and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to the Group II Mortgage Loans. Pooling Tier REMIC-1 shall also issue the Class R-I Certificates. The Class PT1-R Interest is hereby designated as the sole class of residual interest in Pooling Tier REMIC-1.

                                              Initial Pooling
                           Pooling Tier             Tier
 Pooling Tier REMIC-1    REMIC-1 Interest         REMIC-1
       Interest                Rate           Principal Amount
----------------------  ------------------ ---------------------
Class PT1-I-1                  (1)              $18,710,274.14
Class PT1-I-2A                 (2)              $2,979,421.21
Class PT1-I-2B                 (3)              $2,979,421.21
Class PT1-I-3A                 (2)              $5,632,904.99
Class PT1-I-3B                 (3)              $5,632,904.99
Class PT1-I-4A                 (2)              $5,777,790.30
Class PT1-I-4B                 (3)              $5,777,790.30
Class PT1-I-5A                 (2)              $5,904,077.77
Class PT1-I-5B                 (3)              $5,904,077.77
Class PT1-I-6A                 (2)              $6,011,288.11
Class PT1-I-6B                 (3)              $6,011,288.11
Class PT1-I-7A                 (2)              $6,099,047.73
Class PT1-I-7B                 (3)              $6,099,047.73
Class PT1-I-8A                 (2)              $6,230,429.56
Class PT1-I-8B                 (3)              $6,230,429.56
Class PT1-I-9A                 (2)              $6,275,966.42
Class PT1-I-9B                 (3)              $6,275,966.42
Class PT1-I-10A                (2)              $6,301,423.91
Class PT1-I-10B                (3)              $6,301,423.91
Class PT1-I-11A                (2)              $6,304,702.29
Class PT1-I-11B                (3)              $6,304,702.29
Class PT1-I-12A                (2)              $6,282,638.30
Class PT1-I-12B                (3)              $6,282,638.30
Class PT1-I-13A                (2)              $6,118,738.25
Class PT1-I-13B                (3)              $6,118,738.25
Class PT1-I-14A                (2)              $5,814,134.43
Class PT1-I-14B                (3)              $5,814,134.43
Class PT1-I-15A                (2)              $5,524,967.51
Class PT1-I-15B                (3)              $5,524,967.51
Class PT1-I-16A                (2)              $5,250,441.36
Class PT1-I-16B                (3)              $5,250,441.36
Class PT1-I-17A                (2)              $4,989,796.97
Class PT1-I-17B                (3)              $4,989,796.97
Class PT1-I-18A                (2)              $4,742,321.67
Class PT1-I-18B                (3)              $4,742,321.67
Class PT1-I-19A                (2)              $4,543,427.73
Class PT1-I-19B                (3)              $4,543,427.73
Class PT1-I-20A                (2)              $4,462,610.49
Class PT1-I-20B                (3)              $4,462,610.49
Class PT1-I-21A                (2)              $6,807,467.15
Class PT1-I-21B                (3)              $6,807,467.15
Class PT1-I-22A                (2)              $8,776,293.17
Class PT1-I-22B                (3)              $8,776,293.17
Class PT1-I-23A                (2)              $7,660,236.38
Class PT1-I-23B                (3)              $7,660,236.38
Class PT1-I-24A                (2)              $6,693,166.55
Class PT1-I-24B                (3)              $6,693,166.55
Class PT1-I-25A                (2)              $5,850,976.22
Class PT1-I-25B                (3)              $5,850,976.22
Class PT1-I-26A                (2)              $4,983,855.67
Class PT1-I-26B                (3)              $4,983,855.67
Class PT1-I-27A                (2)              $4,138,589.50
Class PT1-I-27B                (3)              $4,138,589.50
Class PT1-I-28A                (2)              $3,487,274.57
Class PT1-I-28B                (3)              $3,487,274.57
Class PT1-I-29A                (2)              $2,975,587.19
Class PT1-I-29B                (3)              $2,975,587.19
Class PT1-I-30A                (2)              $2,567,309.05
Class PT1-I-30B                (3)              $2,567,309.05
Class PT1-I-31A                (2)              $2,236,534.29
Class PT1-I-31B                (3)              $2,236,534.29
Class PT1-I-32A                (2)              $1,965,114.13
Class PT1-I-32B                (3)              $1,965,114.13
Class PT1-I-33A                (2)              $1,739,909.83
Class PT1-I-33B                (3)              $1,739,909.83
Class PT1-I-34A                (2)              $1,551,671.42
Class PT1-I-34B                (3)              $1,551,671.42
Class PT1-I-35A                (2)              $1,393,412.73
Class PT1-I-35B                (3)              $1,393,412.73
Class PT1-I-36A                (2)              $1,258,593.01
Class PT1-I-36B                (3)              $1,258,593.01
Class PT1-I-37A                (2)              $1,142,923.06
Class PT1-I-37B                (3)              $1,142,923.06
Class PT1-I-38A                (2)              $1,059,327.32
Class PT1-I-38B                (3)              $1,059,327.32
Class PT1-I-39A                (2)              $1,001,635.07
Class PT1-I-39B                (3)              $1,001,635.07
Class PT1-I-40A                (2)              $  947,108.26
Class PT1-I-40B                (3)              $  947,108.26
Class PT1-I-41A                (2)              $  895,615.06
Class PT1-I-41B                (3)              $  895,615.06
Class PT1-I-42A                (2)              $  846,996.93
Class PT1-I-42B                (3)              $  846,996.93
Class PT1-I-43A                (2)              $  801,065.64
Class PT1-I-43B                (3)              $  801,065.64
Class PT1-I-44A                (2)              $  706,999.64
Class PT1-I-44B                (3)              $  706,999.64
Class PT1-I-45A                (2)              $  668,876.19
Class PT1-I-45B                (3)              $  668,876.19
Class PT1-I-46A                (2)              $  632,849.00
Class PT1-I-46B                (3)              $  632,849.00
Class PT1-I-47A                (2)              $  598,792.82
Class PT1-I-47B                (3)              $  598,792.82
Class PT1-I-48A                (2)              $  566,607.66
Class PT1-I-48B                (3)              $  566,607.66
Class PT1-I-49A                (2)              $  536,184.95
Class PT1-I-49B                (3)              $  536,184.95
Class PT1-I-50A                (2)              $  507,426.52
Class PT1-I-50B                (3)              $  507,426.52
Class PT1-I-51A                (2)              $  480,239.72
Class PT1-I-51B                (3)              $  480,239.72
Class PT1-I-52A                (2)              $  454,531.22
Class PT1-I-52B                (3)              $  454,531.22
Class PT1-I-53A                (2)              $  430,226.23
Class PT1-I-53B                (3)              $  430,226.23
Class PT1-I-54A                (2)              $  407,250.65
Class PT1-I-54B                (3)              $  407,250.65
Class PT1-I-55A                (2)              $  385,525.40
Class PT1-I-55B                (3)              $  385,525.40
Class PT1-I-56A                (2)              $  326,986.76
Class PT1-I-56B                (3)              $  326,986.76
Class PT1-I-57A                (2)              $  309,764.17
Class PT1-I-57B                (3)              $  309,764.17
Class PT1-I-58A                (2)              $  293,668.47
Class PT1-I-58B                (3)              $  293,668.47
Class PT1-I-59A                (2)              $4,253,262.02
Class PT1-I-59B                (3)              $4,253,262.02
Class PT1-II-1                 (4)             $21,002,607.08
Class PT1-II-2A                (5)              $3,344,451.95
Class PT1-II-2B                (6)              $3,344,451.95
Class PT1-II-3A                (5)              $6,323,033.49
Class PT1-II-3B                (6)              $6,323,033.49
Class PT1-II-4A                (5)              $6,485,669.77
Class PT1-II-4B                (6)              $6,485,669.77
Class PT1-II-5A                (5)              $6,627,429.64
Class PT1-II-5B                (6)              $6,627,429.64
Class PT1-II-6A                (5)              $6,747,775.12
Class PT1-II-6B                (6)              $6,747,775.12
Class PT1-II-7A                (5)              $6,846,286.81
Class PT1-II-7B                (6)              $6,846,286.81
Class PT1-II-8A                (5)              $6,993,765.18
Class PT1-II-8B                (6)              $6,993,765.18
Class PT1-II-9A                (5)              $7,044,881.11
Class PT1-II-9B                (6)              $7,044,881.11
Class PT1-II-10A               (5)              $7,073,457.58
Class PT1-II-10B               (6)              $7,073,457.58
Class PT1-II-11A               (5)              $7,077,137.61
Class PT1-II-11B               (6)              $7,077,137.61
Class PT1-II-12A               (5)              $7,052,370.40
Class PT1-II-12B               (6)              $7,052,370.40
Class PT1-II-13A               (5)              $6,868,389.75
Class PT1-II-13B               (6)              $6,868,389.75
Class PT1-II-14A               (5)              $6,526,466.69
Class PT1-II-14B               (6)              $6,526,466.69
Class PT1-II-15A               (5)              $6,201,871.81
Class PT1-II-15B               (6)              $6,201,871.81
Class PT1-II-16A               (5)              $5,893,711.44
Class PT1-II-16B               (6)              $5,893,711.44
Class PT1-II-17A               (5)              $5,601,133.59
Class PT1-II-17B               (6)              $5,601,133.59
Class PT1-II-18A               (5)              $5,323,338.28
Class PT1-II-18B               (6)              $5,323,338.28
Class PT1-II-19A               (5)              $5,100,076.40
Class PT1-II-19B               (6)              $5,100,076.40
Class PT1-II-20A               (5)              $5,009,357.64
Class PT1-II-20B               (6)              $5,009,357.64
Class PT1-II-21A               (5)              $7,641,499.89
Class PT1-II-21B               (6)              $7,641,499.89
Class PT1-II-22A               (5)              $9,851,541.22
Class PT1-II-22B               (6)              $9,851,541.22
Class PT1-II-23A               (5)              $8,598,748.12
Class PT1-II-23B               (6)              $8,598,748.12
Class PT1-II-24A               (5)              $7,513,195.49
Class PT1-II-24B               (6)              $7,513,195.49
Class PT1-II-25A               (5)              $6,567,822.24
Class PT1-II-25B               (6)              $6,567,822.24
Class PT1-II-26A               (5)              $5,594,464.38
Class PT1-II-26B               (6)              $5,594,464.38
Class PT1-II-27A               (5)              $4,645,638.46
Class PT1-II-27B               (6)              $4,645,638.46
Class PT1-II-28A               (5)              $3,914,526.16
Class PT1-II-28B               (6)              $3,914,526.16
Class PT1-II-29A               (5)              $3,340,148.21
Class PT1-II-29B               (6)              $3,340,148.21
Class PT1-II-30A               (5)              $2,881,848.91
Class PT1-II-30B               (6)              $2,881,848.91
Class PT1-II-31A               (5)              $2,510,548.52
Class PT1-II-31B               (6)              $2,510,548.52
Class PT1-II-32A               (5)              $2,205,874.67
Class PT1-II-32B               (6)              $2,205,874.67
Class PT1-II-33A               (5)              $1,953,078.94
Class PT1-II-33B               (6)              $1,953,078.94
Class PT1-II-34A               (5)              $1,741,778.07
Class PT1-II-34B               (6)              $1,741,778.07
Class PT1-II-35A               (5)              $1,564,129.94
Class PT1-II-35B               (6)              $1,564,129.94
Class PT1-II-36A               (5)              $1,412,792.47
Class PT1-II-36B               (6)              $1,412,792.47
Class PT1-II-37A               (5)              $1,282,950.95
Class PT1-II-37B               (6)              $1,282,950.95
Class PT1-II-38A               (5)              $1,189,113.28
Class PT1-II-38B               (6)              $1,189,113.28
Class PT1-II-39A               (5)              $1,124,352.74
Class PT1-II-39B               (6)              $1,124,352.74
Class PT1-II-40A               (5)              $1,063,145.44
Class PT1-II-40B               (6)              $1,063,145.44
Class PT1-II-41A               (5)              $1,005,343.43
Class PT1-II-41B               (6)              $1,005,343.43
Class PT1-II-42A               (5)              $  950,768.74
Class PT1-II-42B               (6)              $  950,768.74
Class PT1-II-43A               (5)              $  899,210.07
Class PT1-II-43B               (6)              $  899,210.07
Class PT1-II-44A               (5)              $  793,619.35
Class PT1-II-44B               (6)              $  793,619.35
Class PT1-II-45A               (5)              $  750,825.12
Class PT1-II-45B               (6)              $  750,825.12
Class PT1-II-46A               (5)              $  710,383.98
Class PT1-II-46B               (6)              $  710,383.98
Class PT1-II-47A               (5)              $  672,155.33
Class PT1-II-47B               (6)              $  672,155.33
Class PT1-II-48A               (5)              $  636,026.92
Class PT1-II-48B               (6)              $  636,026.92
Class PT1-II-49A               (5)              $  601,876.90
Class PT1-II-49B               (6)              $  601,876.90
Class PT1-II-50A               (5)              $  569,595.07
Class PT1-II-50B               (6)              $  569,595.07
Class PT1-II-51A               (5)              $  539,077.41
Class PT1-II-51B               (6)              $  539,077.41
Class PT1-II-52A               (5)              $  510,219.17
Class PT1-II-52B               (6)              $  510,219.17
Class PT1-II-53A               (5)              $  482,936.41
Class PT1-II-53B               (6)              $  482,936.41
Class PT1-II-54A               (5)              $  457,145.92
Class PT1-II-54B               (6)              $  457,145.92
Class PT1-II-55A               (5)              $  432,758.94
Class PT1-II-55B               (6)              $  432,758.94
Class PT1-II-56A               (5)              $  367,048.31
Class PT1-II-56B               (6)              $  367,048.31
Class PT1-II-57A               (5)              $  347,715.65
Class PT1-II-57B               (6)              $  347,715.65
Class PT1-II-58A               (5)              $  329,647.95
Class PT1-II-58B               (6)              $  329,647.95
Class PT1-II-59A               (5)              $4,774,360.36
Class PT1-II-59B               (6)              $4,774,360.36
Class PT1-I-R                  (7)                  (7)

---------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the Pooling Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of the applicable Fixed Swap Rate.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group I WAC Rate over (B) the applicable Fixed Swap Rate.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC- Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the Pooling Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group II WAC Rate, subject to a maximum rate of the applicable Fixed Swap Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Loan Group II WAC Rate over (B) the applicable Fixed Swap Rate.

(7) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the Trustee shall first pay from the Trust Fund and charge as an expense of Pooling Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans) shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests until the Pooling Tier REMIC-1 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans) shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests until the Pooling Tier REMIC-1 Principal Amount of such interests is reduced to zero.

                              Pooling Tier REMIC-2

            Pooling Tier REMIC-2 shall issue the following interests in Pooling Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling Tier REMIC-2. Pooling Tier REMIC-2 Interests with an "I" in their designation shall relate to The Group I Mortgage Loans and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to The Group II Mortgage Loans. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling Tier REMIC-2 and shall be represented by the Class R-II Certificates.

                     Pooling Tier       Pooling Tier         Corresponding          Corresponding       Corresponding
Pooling Tier            REMIC-2       REMIC-2 Initial     Pooling Tier REMIC-2   Pooling Tier REMIC-1   Scheduled Crossover
REMIC-2 Interest     Interest Rate    Principal Amount        IO Interest          Regular Interest     Distribution Date
------------------   -------------    ----------------    --------------------   --------------------   -------------------
Class PT2-I-1                   (1)     $18,710,274.14            N/A                    N/A                    N/A
Class PT2-I-2A                  (2)      $2,979,421.21      Class PT2-I-IO-2             N/A                    N/A
Class PT2-I-2B                  (3)      $2,979,421.21            N/A                    N/A                    N/A
Class PT2-I-3A                  (2)      $5,632,904.99      Class PT2-I-IO-3             N/A                    N/A
Class PT2-I-3B                  (3)      $5,632,904.99            N/A                    N/A                    N/A
Class PT2-I-4A                  (2)      $5,777,790.30      Class PT2-I-IO-4             N/A                    N/A
Class PT2-I-4B                  (3)      $5,777,790.30            N/A                    N/A                    N/A
Class PT2-I-5A                  (2)      $5,904,077.77      Class PT2-I-IO-5             N/A                    N/A
Class PT2-I-5B                  (3)      $5,904,077.77            N/A                    N/A                    N/A
Class PT2-I-6A                  (2)      $6,011,288.11      Class PT2-I-IO-6             N/A                    N/A
Class PT2-I-6B                  (3)      $6,011,288.11            N/A                    N/A                    N/A
Class PT2-I-7A                  (2)      $6,099,047.73      Class PT2-I-IO-7             N/A                    N/A
Class PT2-I-7B                  (3)      $6,099,047.73            N/A                    N/A                    N/A
Class PT2-I-8A                  (2)      $6,230,429.56      Class PT2-I-IO-8             N/A                    N/A
Class PT2-I-8B                  (3)      $6,230,429.56            N/A                    N/A                    N/A
Class PT2-I-9A                  (2)      $6,275,966.42      Class PT2-I-IO-9             N/A                    N/A
Class PT2-I-9B                  (3)      $6,275,966.42            N/A                    N/A                    N/A
Class PT2-I-10A                 (2)      $6,301,423.91     Class PT2-I-IO-10             N/A                    N/A
Class PT2-I-10B                 (3)      $6,301,423.91            N/A                    N/A                    N/A
Class PT2-I-11A                 (2)      $6,304,702.29     Class PT2-I-IO-11             N/A                    N/A
Class PT2-I-11B                 (3)      $6,304,702.29            N/A                    N/A                    N/A
Class PT2-I-12A                 (2)      $6,282,638.30     Class PT2-I-IO-12             N/A                    N/A
Class PT2-I-12B                 (3)      $6,282,638.30            N/A                    N/A                    N/A
Class PT2-I-13A                 (2)      $6,118,738.25     Class PT2-I-IO-13             N/A                    N/A
Class PT2-I-13B                 (3)      $6,118,738.25            N/A                    N/A                    N/A
Class PT2-I-14A                 (2)      $5,814,134.43     Class PT2-I-IO-14             N/A                    N/A
Class PT2-I-14B                 (3)      $5,814,134.43            N/A                    N/A                    N/A
Class PT2-I-15A                 (2)      $5,524,967.51     Class PT2-I-IO-15             N/A                    N/A
Class PT2-I-15B                 (3)      $5,524,967.51            N/A                    N/A                    N/A
Class PT2-I-16A                 (2)      $5,250,441.36     Class PT2-I-IO-16             N/A                    N/A
Class PT2-I-16B                 (3)      $5,250,441.36            N/A                    N/A                    N/A
Class PT2-I-17A                 (2)      $4,989,796.97     Class PT2-I-IO-17             N/A                    N/A
Class PT2-I-17B                 (3)      $4,989,796.97            N/A                    N/A                    N/A
Class PT2-I-18A                 (2)      $4,742,321.67     Class PT2-I-IO-18             N/A                    N/A
Class PT2-I-18B                 (3)      $4,742,321.67            N/A                    N/A                    N/A
Class PT2-I-19A                 (2)      $4,543,427.73     Class PT2-I-IO-19             N/A                    N/A
Class PT2-I-19B                 (3)      $4,543,427.73            N/A                    N/A                    N/A
Class PT2-I-20A                 (2)      $4,462,610.49     Class PT2-I-IO-20             N/A                    N/A
Class PT2-I-20B                 (3)      $4,462,610.49            N/A                    N/A                    N/A
Class PT2-I-21A                 (2)      $6,807,467.15     Class PT2-I-IO-21             N/A                    N/A
Class PT2-I-21B                 (3)      $6,807,467.15            N/A                    N/A                    N/A
Class PT2-I-22A                 (2)      $8,776,293.17     Class PT2-I-IO-22             N/A                    N/A
Class PT2-I-22B                 (3)      $8,776,293.17            N/A                    N/A                    N/A
Class PT2-I-23A                 (2)      $7,660,236.38     Class PT2-I-IO-23             N/A                    N/A
Class PT2-I-23B                 (3)      $7,660,236.38            N/A                    N/A                    N/A
Class PT2-I-24A                 (2)      $6,693,166.55     Class PT2-I-IO-24             N/A                    N/A
Class PT2-I-24B                 (3)      $6,693,166.55            N/A                    N/A                    N/A
Class PT2-I-25A                 (2)      $5,850,976.22     Class PT2-I-IO-25             N/A                    N/A
Class PT2-I-25B                 (3)      $5,850,976.22            N/A                    N/A                    N/A
Class PT2-I-26A                 (2)      $4,983,855.67     Class PT2-I-IO-26             N/A                    N/A
Class PT2-I-26B                 (3)      $4,983,855.67            N/A                    N/A                    N/A
Class PT2-I-27A                 (2)      $4,138,589.50     Class PT2-I-IO-27             N/A                    N/A
Class PT2-I-27B                 (3)      $4,138,589.50            N/A                    N/A                    N/A
Class PT2-I-28A                 (2)      $3,487,274.57     Class PT2-I-IO-28             N/A                    N/A
Class PT2-I-28B                 (3)      $3,487,274.57            N/A                    N/A                    N/A
Class PT2-I-29A                 (2)      $2,975,587.19     Class PT2-I-IO-29             N/A                    N/A
Class PT2-I-29B                 (3)      $2,975,587.19            N/A                    N/A                    N/A
Class PT2-I-30A                 (2)      $2,567,309.05     Class PT2-I-IO-30             N/A                    N/A
Class PT2-I-30B                 (3)      $2,567,309.05            N/A                    N/A                    N/A
Class PT2-I-31A                 (2)      $2,236,534.29     Class PT2-I-IO-31             N/A                    N/A
Class PT2-I-31B                 (3)      $2,236,534.29            N/A                    N/A                    N/A
Class PT2-I-32A                 (2)      $1,965,114.13     Class PT2-I-IO-32             N/A                    N/A
Class PT2-I-32B                 (3)      $1,965,114.13            N/A                    N/A                    N/A
Class PT2-I-33A                 (2)      $1,739,909.83     Class PT2-I-IO-33             N/A                    N/A
Class PT2-I-33B                 (3)      $1,739,909.83            N/A                    N/A                    N/A
Class PT2-I-34A                 (2)      $1,551,671.42     Class PT2-I-IO-34             N/A                    N/A
Class PT2-I-34B                 (3)      $1,551,671.42            N/A                    N/A                    N/A
Class PT2-I-35A                 (2)      $1,393,412.73     Class PT2-I-IO-35             N/A                    N/A
Class PT2-I-35B                 (3)      $1,393,412.73            N/A                    N/A                    N/A
Class PT2-I-36A                 (2)      $1,258,593.01     Class PT2-I-IO-36             N/A                    N/A
Class PT2-I-36B                 (3)      $1,258,593.01            N/A                    N/A                    N/A
Class PT2-I-37A                 (2)      $1,142,923.06     Class PT2-I-IO-37             N/A                    N/A
Class PT2-I-37B                 (3)      $1,142,923.06            N/A                    N/A                    N/A
Class PT2-I-38A                 (2)      $1,059,327.32     Class PT2-I-IO-38             N/A                    N/A
Class PT2-I-38B                 (3)      $1,059,327.32            N/A                    N/A                    N/A
Class PT2-I-39A                 (2)      $1,001,635.07     Class PT2-I-IO-39             N/A                    N/A
Class PT2-I-39B                 (3)      $1,001,635.07            N/A                    N/A                    N/A
Class PT2-I-40A                 (2)        $947,108.26     Class PT2-I-IO-40             N/A                    N/A
Class PT2-I-40B                 (3)        $947,108.26            N/A                    N/A                    N/A
Class PT2-I-41A                 (2)        $895,615.06     Class PT2-I-IO-41             N/A                    N/A
Class PT2-I-41B                 (3)        $895,615.06            N/A                    N/A                    N/A
Class PT2-I-42A                 (2)        $846,996.93     Class PT2-I-IO-42             N/A                    N/A
Class PT2-I-42B                 (3)        $846,996.93            N/A                    N/A                    N/A
Class PT2-I-43A                 (2)        $801,065.64     Class PT2-I-IO-43             N/A                    N/A
Class PT2-I-43B                 (3)        $801,065.64            N/A                    N/A                    N/A
Class PT2-I-44A                 (2)        $706,999.64     Class PT2-I-IO-44             N/A                    N/A
Class PT2-I-44B                 (3)        $706,999.64            N/A                    N/A                    N/A
Class PT2-I-45A                 (2)        $668,876.19     Class PT2-I-IO-45             N/A                    N/A
Class PT2-I-45B                 (3)        $668,876.19            N/A                    N/A                    N/A
Class PT2-I-46A                 (2)        $632,849.00     Class PT2-I-IO-46             N/A                    N/A
Class PT2-I-46B                 (3)        $632,849.00            N/A                    N/A                    N/A
Class PT2-I-47A                 (2)        $598,792.82     Class PT2-I-IO-47             N/A                    N/A
Class PT2-I-47B                 (3)        $598,792.82            N/A                    N/A                    N/A
Class PT2-I-48A                 (2)        $566,607.66     Class PT2-I-IO-48             N/A                    N/A
Class PT2-I-48B                 (3)        $566,607.66            N/A                    N/A                    N/A
Class PT2-I-49A                 (2)        $536,184.95     Class PT2-I-IO-49             N/A                    N/A
Class PT2-I-49B                 (3)        $536,184.95            N/A                    N/A                    N/A
Class PT2-I-50A                 (2)        $507,426.52     Class PT2-I-IO-50             N/A                    N/A
Class PT2-I-50B                 (3)        $507,426.52            N/A                    N/A                    N/A
Class PT2-I-51A                 (2)        $480,239.72     Class PT2-I-IO-51             N/A                    N/A
Class PT2-I-51B                 (3)        $480,239.72            N/A                    N/A                    N/A
Class PT2-I-52A                 (2)        $454,531.22     Class PT2-I-IO-52             N/A                    N/A
Class PT2-I-52B                 (3)        $454,531.22            N/A                    N/A                    N/A
Class PT2-I-53A                 (2)        $430,226.23     Class PT2-I-IO-53             N/A                    N/A
Class PT2-I-53B                 (3)        $430,226.23            N/A                    N/A                    N/A
Class PT2-I-54A                 (2)        $407,250.65     Class PT2-I-IO-54             N/A                    N/A
Class PT2-I-54B                 (3)        $407,250.65            N/A                    N/A                    N/A
Class PT2-I-55A                 (2)        $385,525.40     Class PT2-I-IO-55             N/A                    N/A
Class PT2-I-55B                 (3)        $385,525.40            N/A                    N/A                    N/A
Class PT2-I-56A                 (2)        $326,986.76     Class PT2-I-IO-56             N/A                    N/A
Class PT2-I-56B                 (3)        $326,986.76            N/A                    N/A                    N/A
Class PT2-I-57A                 (2)        $309,764.17     Class PT2-I-IO-57             N/A                    N/A
Class PT2-I-57B                 (3)        $309,764.17            N/A                    N/A                    N/A
Class PT2-I-58A                 (2)        $293,668.47     Class PT2-I-IO-58             N/A                    N/A
Class PT2-I-58B                 (3)        $293,668.47            N/A                    N/A                    N/A
Class PT2-I-59A                 (2)      $4,253,262.02     Class PT1-I-IO-59             N/A                    N/A
Class PT2-I-59B                 (3)      $4,253,262.02            N/A                    N/A                    N/A
Class PT2-I-IO-2                (4)                 (4)           N/A               Class PT1-I-2A      March 2007
Class PT2-I-IO-3                (4)                 (4)           N/A               Class PT1-I-3A      April 2007
Class PT2-I-IO-4                (4)                 (4)           N/A               Class PT1-I-4A      May 2007
Class PT2-I-IO-5                (4)                 (4)           N/A               Class PT1-I-5A      June 2007
Class PT2-I-IO-6                (4)                 (4)           N/A               Class PT1-I-6A      July 2007
Class PT2-I-IO-7                (4)                 (4)           N/A               Class PT1-I-7A      August 2007
Class PT2-I-IO-8                (4)                 (4)           N/A               Class PT1-I-8A      September 2007
Class PT2-I-IO-9                (4)                 (4)           N/A               Class PT1-I-9A      October 2007
Class PT2-I-IO-10               (4)                 (4)           N/A              Class PT1-I-10A      November 2007
Class PT2-I-IO-11               (4)                 (4)           N/A              Class PT1-I-11A      December 2007
Class PT2-I-IO-12               (4)                 (4)           N/A              Class PT1-I-12A      January 2008
Class PT2-I-IO-13               (4)                 (4)           N/A              Class PT1-I-13A      February 2008
Class PT2-I-IO-14               (4)                 (4)           N/A              Class PT1-I-14A      March 2008
Class PT2-I-IO-15               (4)                 (4)           N/A              Class PT1-I-15A      April 2008
Class PT2-I-IO-16               (4)                 (4)           N/A              Class PT1-I-16A      May 2008
Class PT2-I-IO-17               (4)                 (4)           N/A              Class PT1-I-17A      June 2008
Class PT2-I-IO-18               (4)                 (4)           N/A              Class PT1-I-18A      July 2008
Class PT2-I-IO-19               (4)                 (4)           N/A              Class PT1-I-19A      August 2008
Class PT2-I-IO-20               (4)                 (4)           N/A              Class PT1-I-20A      September 2008
Class PT2-I-IO-21               (4)                 (4)           N/A              Class PT1-I-21A      October 2008
Class PT2-I-IO-22               (4)                 (4)           N/A              Class PT1-I-22A      November 2008
Class PT2-I-IO-23               (4)                 (4)           N/A              Class PT1-I-23A      December 2008
Class PT2-I-IO-24               (4)                 (4)           N/A              Class PT1-I-24A      January 2009
Class PT2-I-IO-25               (4)                 (4)           N/A              Class PT1-I-25A      February 2009
Class PT2-I-IO-26               (4)                 (4)           N/A              Class PT1-I-26A      March 2009
Class PT2-I-IO-27               (4)                 (4)           N/A              Class PT1-I-27A      April 2009
Class PT2-I-IO-28               (4)                 (4)           N/A              Class PT1-I-28A      May 2009
Class PT2-I-IO-29               (4)                 (4)           N/A              Class PT1-I-29A      June 2009
Class PT2-I-IO-30               (4)                 (4)           N/A              Class PT1-I-30A      July 2009
Class PT2-I-IO-31               (4)                 (4)           N/A              Class PT1-I-31A      August 2009
Class PT2-I-IO-32               (4)                 (4)           N/A              Class PT1-I-32A      September 2009
Class PT2-I-IO-33               (4)                 (4)           N/A              Class PT1-I-33A      October 2009
Class PT2-I-IO-34               (4)                 (4)           N/A              Class PT1-I-34A      November 2009
Class PT2-I-IO-35               (4)                 (4)           N/A              Class PT1-I-35A      December 2009
Class PT2-I-IO-36               (4)                 (4)           N/A              Class PT1-I-36A      January 2010
Class PT2-I-IO-37               (4)                 (4)           N/A              Class PT1-I-37A      February 2010
Class PT2-I-IO-38               (4)                 (4)           N/A              Class PT1-I-38A      March 2010
Class PT2-I-IO-39               (4)                 (4)           N/A              Class PT1-I-39A      April 2010
Class PT2-I-IO-40               (4)                 (4)           N/A              Class PT1-I-40A      May 2010
Class PT2-I-IO-41               (4)                 (4)           N/A              Class PT1-I-41A      June 2010
Class PT2-I-IO-42               (4)                 (4)           N/A              Class PT1-I-42A      July 2010
Class PT2-I-IO-43               (4)                 (4)           N/A              Class PT1-I-43A      August 2010
Class PT2-I-IO-44               (4)                 (4)           N/A              Class PT1-I-44A      September 2010
Class PT2-I-IO-45               (4)                 (4)           N/A              Class PT1-I-45A      October 2010
Class PT2-I-IO-46               (4)                 (4)           N/A              Class PT1-I-46A      November 2010
Class PT2-I-IO-47               (4)                 (4)           N/A              Class PT1-I-47A      December 2010
Class PT2-I-IO-48               (4)                 (4)           N/A              Class PT1-I-48A      January 2011
Class PT2-I-IO-49               (4)                 (4)           N/A              Class PT1-I-49A      February 2011
Class PT2-I-IO-50               (4)                 (4)           N/A              Class PT1-I-50A      March 2011
Class PT2-I-IO-51               (4)                 (4)           N/A              Class PT1-I-51A      April 2011
Class PT2-I-IO-52               (4)                 (4)           N/A              Class PT1-I-52A      May 2011
Class PT2-I-IO-53               (4)                 (4)           N/A              Class PT1-I-53A      June 2011
Class PT2-I-IO-54               (4)                 (4)           N/A              Class PT1-I-54A      July 2011
Class PT2-I-IO-55               (4)                 (4)           N/A              Class PT1-I-55A      August 2011
Class PT2-I-IO-56               (4)                 (4)           N/A              Class PT1-I-56A      September 2011
Class PT2-I-IO-57               (4)                 (4)           N/A              Class PT1-I-57A      October 20011
Class PT2-I-IO-58               (4)                 (4)           N/A              Class PT1-I-58A      November 2011
Class PT2-I-IO-59               (4)                 (4)           N/A              Class PT1-I-59A      December 2011
Class PT2-II-1                  (5)     $21,002,607.08            N/A                    N/A                    N/A
Class PT2-II-2A                 (6)      $3,344,451.95     Class PT2-II-IO-2             N/A                    N/A
Class PT2-II-2B                 (7)      $3,344,451.95            N/A                    N/A                    N/A
Class PT2-II-3A                 (6)      $6,323,033.49     Class PT2-II-IO-3             N/A                    N/A
Class PT2-II-3B                 (7)      $6,323,033.49            N/A                    N/A                    N/A
Class PT2-II-4A                 (6)      $6,485,669.77     Class PT2-II-IO-4             N/A                    N/A
Class PT2-II-4B                 (7)      $6,485,669.77            N/A                    N/A                    N/A
Class PT2-II-5A                 (6)      $6,627,429.64     Class PT2-II-IO-5             N/A                    N/A
Class PT2-II-5B                 (7)      $6,627,429.64            N/A                    N/A                    N/A
Class PT2-II-6A                 (6)      $6,747,775.12     Class PT2-II-IO-6             N/A                    N/A
Class PT2-II-6B                 (7)      $6,747,775.12            N/A                    N/A                    N/A
Class PT2-II-7A                 (6)      $6,846,286.81     Class PT2-II-IO-7             N/A                    N/A
Class PT2-II-7B                 (7)      $6,846,286.81            N/A                    N/A                    N/A
Class PT2-II-8A                 (6)      $6,993,765.18     Class PT2-II-IO-8             N/A                    N/A
Class PT2-II-8B                 (7)      $6,993,765.18            N/A                    N/A                    N/A
Class PT2-II-9A                 (6)      $7,044,881.11     Class PT2-II-IO-9             N/A                    N/A
Class PT2-II-9B                 (7)      $7,044,881.11            N/A                    N/A                    N/A
Class PT2-II-10A                (6)      $7,073,457.58     Class PT2-II-IO-10            N/A                    N/A
Class PT2-II-10B                (7)      $7,073,457.58            N/A                    N/A                    N/A
Class PT2-II-11A                (6)      $7,077,137.61     Class PT2-II-IO-11            N/A                    N/A
Class PT2-II-11B                (7)      $7,077,137.61            N/A                    N/A                    N/A
Class PT2-II-12A                (6)      $7,052,370.40     Class PT2-II-IO-12            N/A                    N/A
Class PT2-II-12B                (7)      $7,052,370.40            N/A                    N/A                    N/A
Class PT2-II-13A                (6)      $6,868,389.75     Class PT2-II-IO-13            N/A                    N/A
Class PT2-II-13B                (7)      $6,868,389.75            N/A                    N/A                    N/A
Class PT2-II-14A                (6)      $6,526,466.69     Class PT2-II-IO-14            N/A                    N/A
Class PT2-II-14B                (7)      $6,526,466.69            N/A                    N/A                    N/A
Class PT2-II-15A                (6)      $6,201,871.81     Class PT2-II-IO-15            N/A                    N/A
Class PT2-II-15B                (7)      $6,201,871.81            N/A                    N/A                    N/A
Class PT2-II-16A                (6)      $5,893,711.44     Class PT2-II-IO-16            N/A                    N/A
Class PT2-II-16B                (7)      $5,893,711.44            N/A                    N/A                    N/A
Class PT2-II-17A                (6)      $5,601,133.59     Class PT2-II-IO-17            N/A                    N/A
Class PT2-II-17B                (7)      $5,601,133.59            N/A                    N/A                    N/A
Class PT2-II-18A                (6)      $5,323,338.28     Class PT2-II-IO-18            N/A                    N/A
Class PT2-II-18B                (7)      $5,323,338.28            N/A                    N/A                    N/A
Class PT2-II-19A                (6)      $5,100,076.40     Class PT2-II-IO-19            N/A                    N/A
Class PT2-II-19B                (7)      $5,100,076.40            N/A                    N/A                    N/A
Class PT2-II-20A                (6)      $5,009,357.64     Class PT2-II-IO-20            N/A                    N/A
Class PT2-II-20B                (7)      $5,009,357.64            N/A                    N/A                    N/A
Class PT2-II-21A                (6)      $7,641,499.89     Class PT2-II-IO-21            N/A                    N/A
Class PT2-II-21B                (7)      $7,641,499.89            N/A                    N/A                    N/A
Class PT2-II-22A                (6)      $9,851,541.22     Class PT2-II-IO-22            N/A                    N/A
Class PT2-II-22B                (7)      $9,851,541.22            N/A                    N/A                    N/A
Class PT2-II-23A                (6)      $8,598,748.12     Class PT2-II-IO-23            N/A                    N/A
Class PT2-II-23B                (7)      $8,598,748.12            N/A                    N/A                    N/A
Class PT2-II-24A                (6)      $7,513,195.49     Class PT2-II-IO-24            N/A                    N/A
Class PT2-II-24B                (7)      $7,513,195.49            N/A                    N/A                    N/A
Class PT2-II-25A                (6)      $6,567,822.24     Class PT2-II-IO-25            N/A                    N/A
Class PT2-II-25B                (7)      $6,567,822.24            N/A                    N/A                    N/A
Class PT2-II-26A                (6)      $5,594,464.38     Class PT2-II-IO-26            N/A                    N/A
Class PT2-II-26B                (7)      $5,594,464.38            N/A                    N/A                    N/A
Class PT2-II-27A                (6)      $4,645,638.46     Class PT2-II-IO-27            N/A                    N/A
Class PT2-II-27B                (7)      $4,645,638.46            N/A                    N/A                    N/A
Class PT2-II-28A                (6)      $3,914,526.16     Class PT2-II-IO-28            N/A                    N/A
Class PT2-II-28B                (7)      $3,914,526.16            N/A                    N/A                    N/A
Class PT2-II-29A                (6)      $3,340,148.21     Class PT2-II-IO-29            N/A                    N/A
Class PT2-II-29B                (7)      $3,340,148.21            N/A                    N/A                    N/A
Class PT2-II-30A                (6)      $2,881,848.91     Class PT2-II-IO-30            N/A                    N/A
Class PT2-II-30B                (7)      $2,881,848.91            N/A                    N/A                    N/A
Class PT2-II-31A                (6)      $2,510,548.52     Class PT2-II-IO-31            N/A                    N/A
Class PT2-II-31B                (7)      $2,510,548.52            N/A                    N/A                    N/A
Class PT2-II-32A                (6)      $2,205,874.67     Class PT2-II-IO-32            N/A                    N/A
Class PT2-II-32B                (7)      $2,205,874.67            N/A                    N/A                    N/A
Class PT2-II-33A                (6)      $1,953,078.94     Class PT2-II-IO-33            N/A                    N/A
Class PT2-II-33B                (7)      $1,953,078.94            N/A                    N/A                    N/A
Class PT2-II-34A                (6)      $1,741,778.07     Class PT2-II-IO-34            N/A                    N/A
Class PT2-II-34B                (7)      $1,741,778.07            N/A                    N/A                    N/A
Class PT2-II-35A                (6)      $1,564,129.94     Class PT2-II-IO-35            N/A                    N/A
Class PT2-II-35B                (7)      $1,564,129.94            N/A                    N/A                    N/A
Class PT2-II-36A                (6)      $1,412,792.47     Class PT2-II-IO-36            N/A                    N/A
Class PT2-II-36B                (7)      $1,412,792.47            N/A                    N/A                    N/A
Class PT2-II-37A                (6)      $1,282,950.95     Class PT2-II-IO-37            N/A                    N/A
Class PT2-II-37B                (7)      $1,282,950.95            N/A                    N/A                    N/A
Class PT2-II-38A                (6)      $1,189,113.28     Class PT2-II-IO-38            N/A                    N/A
Class PT2-II-38B                (7)      $1,189,113.28            N/A                    N/A                    N/A
Class PT2-II-39A                (6)      $1,124,352.74     Class PT2-II-IO-39            N/A                    N/A
Class PT2-II-39B                (7)      $1,124,352.74            N/A                    N/A                    N/A
Class PT2-II-40A                (6)      $1,063,145.44     Class PT2-II-IO-40            N/A                    N/A
Class PT2-II-40B                (7)      $1,063,145.44            N/A                    N/A                    N/A
Class PT2-II-41A                (6)      $1,005,343.43     Class PT2-II-IO-41            N/A                    N/A
Class PT2-II-41B                (7)      $1,005,343.43            N/A                    N/A                    N/A
Class PT2-II-42A                (6)        $950,768.74     Class PT2-II-IO-42            N/A                    N/A
Class PT2-II-42B                (7)        $950,768.74            N/A                    N/A                    N/A
Class PT2-II-43A                (6)        $899,210.07     Class PT2-II-IO-43            N/A                    N/A
Class PT2-II-43B                (7)        $899,210.07            N/A                    N/A                    N/A
Class PT2-II-44A                (6)        $793,619.35     Class PT2-II-IO-44            N/A                    N/A
Class PT2-II-44B                (7)        $793,619.35            N/A                    N/A                    N/A
Class PT2-II-45A                (6)        $750,825.12     Class PT2-II-IO-45            N/A                    N/A
Class PT2-II-45B                (7)        $750,825.12            N/A                    N/A                    N/A
Class PT2-II-46A                (6)        $710,383.98     Class PT2-II-IO-46            N/A                    N/A
Class PT2-II-46B                (7)        $710,383.98            N/A                    N/A                    N/A
Class PT2-II-47A                (6)        $672,155.33     Class PT2-II-IO-47            N/A                    N/A
Class PT2-II-47B                (7)        $672,155.33            N/A                    N/A                    N/A
Class PT2-II-48A                (6)        $636,026.92     Class PT2-II-IO-48            N/A                    N/A
Class PT2-II-48B                (7)        $636,026.92            N/A                    N/A                    N/A
Class PT2-II-49A                (6)        $601,876.90     Class PT2-II-IO-49            N/A                    N/A
Class PT2-II-49B                (7)        $601,876.90            N/A                    N/A                    N/A
Class PT2-II-50A                (6)        $569,595.07     Class PT2-II-IO-50            N/A                    N/A
Class PT2-II-50B                (7)        $569,595.07            N/A                    N/A                    N/A
Class PT2-II-51A                (6)        $539,077.41     Class PT2-II-IO-51            N/A                    N/A
Class PT2-II-51B                (7)        $539,077.41            N/A                    N/A                    N/A
Class PT2-II-52A                (6)        $510,219.17     Class PT2-II-IO-52            N/A                    N/A
Class PT2-II-52B                (7)        $510,219.17            N/A                    N/A                    N/A
Class PT2-II-53A                (6)        $482,936.41     Class PT2-II-IO-53            N/A                    N/A
Class PT2-II-53B                (7)        $482,936.41            N/A                    N/A                    N/A
Class PT2-II-54A                (6)        $457,145.92     Class PT2-II-IO-54            N/A                    N/A
Class PT2-II-54B                (7)        $457,145.92            N/A                    N/A                    N/A
Class PT2-II-55A                (6)        $432,758.94     Class PT2-II-IO-55            N/A                    N/A
Class PT2-II-55B                (7)        $432,758.94            N/A                    N/A                    N/A
Class PT2-II-56A                (6)        $367,048.31     Class PT2-II-IO-56            N/A                    N/A
Class PT2-II-56B                (7)        $367,048.31            N/A                    N/A                    N/A
Class PT2-II-57A                (6)        $347,715.65     Class PT2-II-IO-57            N/A                    N/A
Class PT2-II-57B                (7)        $347,715.65            N/A                    N/A                    N/A
Class PT2-II-58A                (6)        $329,647.95     Class PT2-II-IO-58            N/A                    N/A
Class PT2-II-58B                (7)        $329,647.95            N/A                    N/A                    N/A
Class PT2-II-59A                (6)      $4,774,360.36     Class PT2-II-IO-59            N/A                    N/A
Class PT2-II-59B                (7)      $4,774,360.36            N/A                    N/A                    N/A
Class PT2-II-IO-2               (4)                 (4)           N/A              Class PT1-II-2A      March 2007
Class PT2-II-IO-3               (4)                 (4)           N/A              Class PT1-II-3A      April 2007
Class PT2-II-IO-4               (4)                 (4)           N/A              Class PT1-II-4A      May 2007
Class PT2-II-IO-5               (4)                 (4)           N/A              Class PT1-II-5A      June 2007
Class PT2-II-IO-6               (4)                 (4)           N/A              Class PT1-II-6A      July 2007
Class PT2-II-IO-7               (4)                 (4)           N/A              Class PT1-II-7A      August 2007
Class PT2-II-IO-8               (4)                 (4)           N/A              Class PT1-II-8A      September 2007
Class PT2-II-IO-9               (4)                 (4)           N/A              Class PT1-II-9A      October 2007
Class PT2-II-IO-10              (4)                 (4)           N/A              Class PT1-II-10A     November 2007
Class PT2-II-IO-11              (4)                 (4)           N/A              Class PT1-II-11A     December 2007
Class PT2-II-IO-12              (4)                 (4)           N/A              Class PT1-II-12A     January 2008
Class PT2-II-IO-13              (4)                 (4)           N/A              Class PT1-II-13A     February 2008
Class PT2-II-IO-14              (4)                 (4)           N/A              Class PT1-II-14A     March 2008
Class PT2-II-IO-15              (4)                 (4)           N/A              Class PT1-II-15A     April 2008
Class PT2-II-IO-16              (4)                 (4)           N/A              Class PT1-II-16A     May 2008
Class PT2-II-IO-17              (4)                 (4)           N/A              Class PT1-II-17A     June 2008
Class PT2-II-IO-18              (4)                 (4)           N/A              Class PT1-II-18A     July 2008
Class PT2-II-IO-19              (4)                 (4)           N/A              Class PT1-II-19A     August 2008
Class PT2-II-IO-20              (4)                 (4)           N/A              Class PT1-II-20A     September 2008
Class PT2-II-IO-21              (4)                 (4)           N/A              Class PT1-II-21A     October 2008
Class PT2-II-IO-22              (4)                 (4)           N/A              Class PT1-II-22A     November 2008
Class PT2-II-IO-23              (4)                 (4)           N/A              Class PT1-II-23A     December 2008
Class PT2-II-IO-24              (4)                 (4)           N/A              Class PT1-II-24A     January 2009
Class PT2-II-IO-25              (4)                 (4)           N/A              Class PT1-II-25A     February 2009
Class PT2-II-IO-26              (4)                 (4)           N/A              Class PT1-II-26A     March 2009
Class PT2-II-IO-27              (4)                 (4)           N/A              Class PT1-II-27A     April 2009
Class PT2-II-IO-28              (4)                 (4)           N/A              Class PT1-II-28A     May 2009
Class PT2-II-IO-29              (4)                 (4)           N/A              Class PT1-II-29A     June 2009
Class PT2-II-IO-30              (4)                 (4)           N/A              Class PT1-II-30A     July 2009
Class PT2-II-IO-31              (4)                 (4)           N/A              Class PT1-II-31A     August 2009
Class PT2-II-IO-32              (4)                 (4)           N/A              Class PT1-II-32A     September 2009
Class PT2-II-IO-33              (4)                 (4)           N/A              Class PT1-II-33A     October 2009
Class PT2-II-IO-34              (4)                 (4)           N/A              Class PT1-II-34A     November 2009
Class PT2-II-IO-35              (4)                 (4)           N/A              Class PT1-II-35A     December 2009
Class PT2-II-IO-36              (4)                 (4)           N/A              Class PT1-II-36A     January 2010
Class PT2-II-IO-37              (4)                 (4)           N/A              Class PT1-II-37A     February 2010
Class PT2-II-IO-38              (4)                 (4)           N/A              Class PT1-II-38A     March 2010
Class PT2-II-IO-39              (4)                 (4)           N/A              Class PT1-II-39A     April 2010
Class PT2-II-IO-40              (4)                 (4)           N/A              Class PT1-II-40A     May 2010
Class PT2-II-IO-41              (4)                 (4)           N/A              Class PT1-II-41A     June 2010
Class PT2-II-IO-42              (4)                 (4)           N/A              Class PT1-II-42A     July 2010
Class PT2-II-IO-43              (4)                 (4)           N/A              Class PT1-II-43A     August 2010
Class PT2-II-IO-44              (4)                 (4)           N/A              Class PT1-II-44A     September 2010
Class PT2-II-IO-45              (4)                 (4)           N/A              Class PT1-II-45A     October 2010
Class PT2-II-IO-46              (4)                 (4)           N/A              Class PT1-II-46A     November 2010
Class PT2-II-IO-47              (4)                 (4)           N/A              Class PT1-II-47A     December 2010
Class PT2-II-IO-48              (4)                 (4)           N/A              Class PT1-II-48A     January 2011
Class PT2-II-IO-49              (4)                 (4)           N/A              Class PT1-II-49A     February 2011
Class PT2-II-IO-50              (4)                 (4)           N/A              Class PT1-II-50A     March 2011
Class PT2-II-IO-51              (4)                 (4)           N/A              Class PT1-II-51A     April 2011
Class PT2-II-IO-52              (4)                 (4)           N/A              Class PT1-II-52A     May 2011
Class PT2-II-IO-53              (4)                 (4)           N/A              Class PT1-II-53A     June 2011
Class PT2-II-IO-54              (4)                 (4)           N/A              Class PT1-II-54A     July 2011
Class PT2-II-IO-55              (4)                 (4)           N/A              Class PT1-II-55A     August 2011
Class PT2-II-IO-56              (4)                 (4)           N/A              Class PT1-II-56A     September 2011
Class PT2-II-IO-57              (4)                 (4)           N/A              Class PT1-II-57A     October 2011
Class PT2-II-IO-58              (4)                 (4)           N/A              Class PT1-II-58A     November 2011
Class PT2-II-IO-59              (4)                 (4)           N/A              Class PT1-II-59A     December 2011
Class PT2-R                     (8)                 (8)           N/A                    N/A                    N/A

---------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the Pooling Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling Tier REMIC-2 IO Interest, this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests relating to the Group I Mortgage Loans and having a "B" in their class designation.

(4) Each Pooling Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling Tier REMIC-2 IO Notional Balance") equal to the Pooling Tier REMIC-1 Principal Amount of the Corresponding Pooling Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling Tier REMIC-1 Interest Rate for the Corresponding Pooling Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the related Corresponding Actual Crossover Distribution Date, the Pooling Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the Pooling Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling Tier REMIC-2 IO Interest, this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having a "B" in their class designation.

(8) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling Tier REMIC-2 Regular Interests at the Pooling Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans) shall be allocated to the then outstanding Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, for Pooling Tier REMIC-2 Regular Interests Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-2 Regular Interests until the Pooling Tier REMIC-2 Principal Amount of such interests is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans) shall be allocated to the outstanding Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling Tier REMIC-2 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-2 Regular Interests until the Pooling Tier REMIC-2 Principal Amount of such interests is reduced to zero.

                                Lower Tier REMIC

            The Lower Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower Tier REMIC and shall be represented by the Class R-II Certificates.

                                                                   Corresponding
                      Lower Tier                                   Upper Tier
 Lower Tier REMIC       REMIC           Initial Lower Tier        REMIC Regular
 Class Designation  Interest Rate     REMIC Principal Amount        Interest
------------------- -------------- ----------------------------- ---------------
Class LT-A-1             (1)       1/4 Corresponding Upper Tier        A-1
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-A-2A            (1)       1/4 Corresponding Upper Tier       A-2A
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-A-2B            (1)       1/4 Corresponding Upper Tier       A-2B
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-A-2C            (1)       1/4 Corresponding Upper Tier       A-2C
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-M-1             (1)       1/4 Corresponding Upper Tier        M-1
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-M-2             (1)       1/4 Corresponding Upper Tier        M-2
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-M-3             (1)       1/4 Corresponding Upper Tier        M-3
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-M-4             (1)       1/4 Corresponding Upper Tier        M-4
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-M-5             (1)       1/4 Corresponding Upper Tier        M-5
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-M-6             (1)       1/4 Corresponding Upper Tier        M-6
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-B-1             (1)       1/4 Corresponding Upper Tier        B-1
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-B-2             (1)       1/4 Corresponding Upper Tier        B-2
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-B-3             (1)       1/4 Corresponding Upper Tier        B-3
                                   REMIC Regular Interest
                                   initial Class Principal
                                     Balance
Class LT-Accrual         (1)       1/4 Pool Stated Principal           N/A
                                   Balance plus 1/4
                                   Subordinated Amount
Class LT-                (1)       0.01% initial Group                 N/A
Group I(SUB)                       Subordinated Amount of the
                                   Group I Mortgage Loans (6)
Class LT-                (2)       0.01% initial aggregate             N/A
Group I                            Stated Principal Balance of
                                   the Group I Mortgage
                                    Loans (6)
Class LT-                (1)       0.01% initial Group                 N/A
Group II(SUB)                      Subordinated Amount of the
                                   Group II Mortgage Loans (6)
Class LT-                (3)       0.01% initial aggregate             N/A
Group II                           Stated Principal Balance of
                                   the Group II Mortgage
                                    Loans (6)
Class LT-XX              (1)       1/2 initial Pool Stated               N/A
                                   Principal Balance, less
                                   aggregate Initial Lower Tier
                                   REMIC Principal Amounts of
                                   Class LT-Group I(SUB),
                                   Class LT-Group I,
                                   Class LT-Group II(SUB) and
                                   Class LT-Group II Interests
Class LT-IO              (4)                    (4)                    N/A
Class LT-R               (5)                    (5)                    N/A

----------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower Tier REMIC WAC Rate.

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling Tier REMIC-2 Interest Rates of the Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling Tier REMIC-2 Interest Rates of the Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans.

(4) This Lower Tier Regular Interest is an interest-only interest and does not have a Lower Tier REMIC Principal Amount. On each Distribution Date, this Lower Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling Tier REMIC-2 IO Interests.

(5) The Class LT-R Interest is the sole class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

(6) For all Distribution Dates, the Lower Tier Principal Amount of these Lower Tier REMIC Regular Interests shall be rounded to eight decimal places.

            Each Lower Tier REMIC Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2 and Class LT-B-3 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

            On each Distribution Date, 25% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower Tier REMIC Principal Amount of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 25% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount) and all Subsequent Recoveries allocable to principal shall be allocated (i) 25% to the Class LT-Accrual Interest, (ii) 25% to the LT Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT Accretion Directed Classes in an amount equal to 25% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full and (iii) 50% to Class LT-Group I(SUB) Interest, Class LT-Group I Interest, Class LT-Group II(SUB) Interest, Class LT-Group II Interest and Class LT-XX Interest (and further allocated among these Lower Tier REMIC Regular Interests in the manner described in the next sentence). As among the Class LT-Group I(SUB) Interest, Class LT-Group I Interest, Class LT-Group II(SUB) Interest, Class LT-Group II Interest and Class LT-XX Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and Subsequent Recoveries referred to in clause (iii) of the previous sentence shall be allocated (i) first, to the Class LT-Group I(SUB) Interest, and Class LT-Group II(SUB) Interest, each from the related Loan Group, so that their respective Lower Tier REMIC Principal Amount (computed to at least eight decimal places) is equal to 0.01% of the related Group Subordinated Amount (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest, as applicable, such that the Lower Tier REMIC Subordinated Balance Ratio is maintained); (ii) second, to the Class LT-Group I Interest and the Class LT-Group II Interest 0.01% of the principal collected in respect of the related Loan Group; and (iii) third, any remaining amounts of principal shall be distributed to the Class LT-XX Interest. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Subordinated Amount shall be allocated (i) 50% to the Class LT-Accrual Interest (until paid in full) and (ii) 50% to the Class LT-Group I(SUB) Interest, the Class LT-Group II(SUB) Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-XX Interest (and allocated among these Lower Tier REMIC Regular Interests in a manner similar to that described in the immediately preceding sentence).

            Reductions to Lower Tier REMIC Principal Amounts as a result of Realized Losses and increases in Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower Tier REMIC Principal Amount of each LT Accretion Directed Class is equal to 25% of the Class Certificate Balance of its Corresponding Class, (ii) the Class LT-Accrual Interest is equal to 25% of the aggregate Stated Principal Balance of the Mortgage Loans plus 25% of the Subordinated Amount, (iii) the Class LT-Group I(SUB) Interest is equal to 0.01% of the Group Subordinated Amount of the Group I Mortgage Loans, (iv) the Class LT-Group II(SUB) Interest is equal to 0.01% of the Group Subordinated Amount of the Group II Mortgage Loans, (v) the Class LT-Group I Interest is equal to 0.01% of the aggregate Stated Principal Balance of the Group I Mortgage Loans, (vi) the Class LT-Group II Interest is equal to 0.01% of the aggregate Stated Principal Balance of the Group II Mortgage Loans and (vii) the remainder shall be applied to the Class LT-XX Interest.

                                Upper Tier REMIC

            The Upper Tier REMIC shall issue the following classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper Tier REMIC and shall be represented by the Class R-II Certificates.

                                           Initial Upper      Corresponding
  Upper Tier REMIC     Upper Tier REMIC      Tier REMIC          Class of
  Class Designation     Interest Rate     Principal Amount     Certificates
--------------------- ------------------ ------------------ -----------------
Class A-1                    (1)             $281,626,000     Class A-1
Class A-2A                   (2)             $189,572,000     Class A-2A
Class A-2B                   (2)             $116,029,000     Class A-2B
Class A-2C                   (2)             $10,529,000      Class A-2C
Class M-1                    (3)             $49,743,000      Class M-1
Class M-2                    (3)             $40,965,000      Class M-2
Class M-3                    (3)             $19,229,000      Class M-3
Class M-4                    (3)             $22,991,000      Class M-4
Class M-5                    (3)             $15,884,000      Class M-5
Class M-6                    (3)             $13,794,000      Class M-6
Class B-1                    (3)             $15,446,000      Class B-1
Class B-2                    (3)             $9,196,000       Class B-2
Class B-3                    (3)             $11,286,000      Class B-3
Class IO                     (4)                (4)
Class X                      (5)                (5)           Class X (5)
Class UT-R                   (6)                (6)           Class R-II

----------------
(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Group I Loan Cap) for the Corresponding Class of Certificates and (ii) the Lower Tier Interest Rate for the Class LT-Group I Interest (the "Upper Tier REMIC Loan Group I Rate").

(2) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Group II Loan Cap) for the Corresponding Class of Certificates and (ii) the Lower Tier Interest Rate for the Class LT-Group II Interest (the "Upper Tier REMIC Loan Group II Rate").

(3) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Pool Cap) for the Corresponding Class of Certificates and (ii) the Upper Tier REMIC Pool Cap Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class X Certificates and shall be held as an asset of the Supplemental Interest Account.

(5) The Class X Interest has an initial principal balance of $39,711,881.22 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the Lower Tier Principal Amounts of the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Lower Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average Lower Tier REMIC Interest Rate of the Lower Tier REMIC Regular Interests (other than Class LT-Group I(SUB), Class LT-Group I, Class LT-Group II(SUB), Class LT-Group II, Class LT-XX and Class LT-IO Interests), where the Lower Tier REMIC Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper Tier Interest Rate on its Corresponding Class of Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper Tier REMIC at the rates shown above, provided that the Class IO Interest shall be entitled to receive interest before any other interest in the Upper Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                          Certificates

                      Class Pass-Through   Class Certificate
Class Designation           Rate               Balance
-------------------- -------------------- -------------------
Class A-1 (7)                (1)             $281,626,000
Class A-2A (7)               (2)             $189,572,000
Class A-2B (7)               (2)             $116,029,000
Class A-2C (7)               (2)             $10,529,000
Class M-1 (7)                (3)             $49,743,000
Class M-2 (7)                (3)             $40,965,000
Class M-3 (7)                (3)             $19,229,000
Class M-4 (7)                (3)             $22,991,000
Class M-5 (7)                (3)             $15,884,000
Class M-6 (7)                (3)             $13,794,000
Class B-1 (7)                (3)             $15,446,000
Class B-2 (7)                (3)             $9,196,000
Class B-3 (7)                (3)             $11,286,000
Class X                      (4)                (4)
Class R-I                    (5)                (5)
Class R-II                   (6)                (6)

------------------
(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Group I Loan Cap.

(2) The Class A-2A, Class A-2B and Class A-2C Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Group II Loan Cap.

(3) The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of
      (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Pool Cap.

(4) The Class X Certificates will represent beneficial ownership of the Class X Interest, the Class IO Interest, the right to receive Class IO Shortfalls, the Cap Agreement, the Interest Rate Swap Agreement, amounts in the Supplemental Interest Account, subject to the obligation to pay Net Swap Payments to the Swap Provider and Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts to the LIBOR Certificates. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments to the LIBOR Certificates of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account and the right to receive Class IO Shortfalls as payments made or received pursuant to a notional principal contract between the Class X Certificateholders and the Holders of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class X Certificates do not have a Class Certificate Balance.

(5) The Class R-I Certificates do not have a principal balance or an interest rate. The Class R-I Certificates represent the residual interest in Pooling Tier REMIC-1.

(6) The Class R-II Certificates do not have a principal balance or an interest rate. The Class R-II Certificates represent ownership of the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest.

(7) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account in respect of any Basis Risk Carry Forward Amounts and, without duplication, from the Supplemental Interest Account in respect of Upper Tier Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to, and as further provided in Section 8.13. For federal income tax purposes, the Trustee will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account subject to the obligation to pay Class IO Shortfalls as payments made pursuant to a notional principal contract between the Class X Certificateholders and the Holders of each Class of LIBOR Certificates.

            The minimum denomination for each Class of Certificates, other than the Class P and Class X Certificates and the Residual Certificates, will be $25,000 with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for each of the Class P and Class X Certificates will be a 1% Percentage Interest in such Class, and the minimum denomination for the Residual Certificates shall be 100% Percentage Interest in such Class.

            It is expected that each Class of Certificates will receive its final distribution on or prior to the applicable Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1, Class A-2A, Class A-2B and
                              Class A-2C Certificates.

Class B Certificates......... Class B-1, Class B-2 and Class B-3 Certificates.

Class M Certificates......... Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5 and Class M-6 Certificates.

Delay Certificates........... None.

ERISA-Restricted
  Certificates............... Class P and Class X Certificates and the Residual
                              Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Group I Class A Certificates. Class A-1 Certificates.

Group II Class A
  Certificates............... Class A-2A, Class A-2B and Class A-2C
                              Certificates.

LIBOR Certificates........... Class A and Subordinated Certificates.

Non-Delay Certificates....... Class A, Class X and Subordinated Certificates.

Offered Certificates......... All Classes of Certificates other than the
                              Private Certificates.

Physical Certificates........ Class P and Class X Certificates and the
                             Residual Certificates.

Private Certificates......... Class A-1, Class P and Class X Certificates and
                              the Residual Certificates.

Rating Agencies.............. Moody's, Fitch, Standard & Poor's and DBRS.

Regular Certificates......... All Classes of Certificates other than the
                              Class P Certificates and the Residual
                              Certificates.

Residual Certificates........ Class R-I and Class R-II Certificates.

Sequential Class M
  Certificates............... Class M-1, Class M-2 and Class M-3 Certificates.

Subordinated Certificates.... Class M and Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, any Escrow Account, the Supplemental Interest Account, the Supplemental Float Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class' share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Additional Disclosure Notification: As defined in Section 8.12(c).

            Additional Form 10-D Disclosure: As defined in Section 8.12(b).

            Additional Form 10-K Disclosure: As defined in Section 8.12(c).

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 10.10.

            Advance Reimbursement Amounts: As defined in Section 10.10.

            Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.10.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Trustee by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased on or prior to the related Determination Date; (vi) the proceeds with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; and (vii) the Closing Date Deposit Amount; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal (not including the payment due on its stated maturity date) that are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk Cap Payment: With respect to the Cap Agreement and for any Distribution Date, the amount, if any, required to be paid by the Cap Provider with respect to such Distribution Date under the Cap Agreement.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Group Loan Cap or the Pool Cap, as applicable, the excess of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the Accrued Certificate Interest Distribution Amount payable on such Class of Certificates on such Distribution Date giving effect to (a) with respect to the Group I Class A Certificates, the Group I Loan Cap, (b) with respect to the Group II Class A Certificates, the Group II Loan Cap, and (c) with respect to each other Class of LIBOR Certificates, the Pool Cap, and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, California, New Jersey or Delaware, (b) the State in which the Servicer's servicing operations are located, or (c) any State in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Cap Agreement: The basis risk cap agreement, dated February 27, 2007, between the Cap Provider and the Trustee on behalf of the Trust, relating to the Class B Certificates and the Class M Certificates, a copy of which is attached hereto as Exhibit U.

            Cap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Certificate: Any one of the Certificates (other than the Servicing Fee Certificate) executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class X or Class P Certificates or the Residual Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amount for such Class or Classes for such Distribution
Date). The Class P and Class X Certificates and the Residual Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: The Group I Class A Certificates or the Group II Class A Certificates, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Group I Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (B) with respect to the Group II Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 43.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

            Class A-2 Certificates: Collectively, the Class A-2A, Class A-2B and Class A-2C Certificates.

            Class A-2A Certificates: All Certificates bearing the class designation of "Class A-2A."

            Class A-2B Certificates: All Certificates bearing the class designation of "Class A-2B."

            Class A-2C Certificates: All Certificates bearing the class designation of "Class A-2C."

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 85.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3."

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 90.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfall: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to reduction for any Basis Risk Payments or Defaulted Swap Termination Payments) or Class IO Interest on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The sole class of "residual interest" in the Lower Tier REMIC evidenced by the Class R-II Certificates.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 74.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 78.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6."

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (E) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 81.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class PT1-R Interest: The residual interest in Pooling Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R-I Certificates: All Certificates bearing the class designation of "Class R-I."

            Class R-II Certificates: All Certificates bearing the class designation of "Class R-II."

            Class UT-R Interest: The sole class of "residual interest" in the Upper Tier REMIC evidenced by the Class R-II Certificate.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as a Subordination Reduction Amount, minus (iii) any Defaulted Swap Termination Payment payable from Available Funds to the Swap Provider and any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts.

            Class X Interest: The Upper Tier REMIC Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Closing Date: February 27, 2007.

            Closing Date Deposit Amount: $0 (all of which is allocable to principal) deposited by the Depositor into the Distribution Account on the Closing Date.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Second-Lien Mortgage Loan, the ratio (expressed as a percentage) of the (a) sum of (i) the outstanding principal balance of the Second-Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second-Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) (i) in the case of a purchase, the lesser of (A) the sale price of the Mortgaged Property and
(B) its appraised value at the time of sale, or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date, the lesser of (a) the amount, if any, by which the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Distribution Date on the Mortgage Loans, and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration - BC07C1, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling Tier REMIC-2 IO Notional Balance of each other Pooling Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the Pooling Tier REMIC-2 IO Notional Balance of each other Pooling Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount of the Interest Rate Swap Agreement.

            Corresponding Class: The class of interests in the Lower Tier REMIC or Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such REMIC, as applicable, or to a Class of Certificates in the manner set out below:

       Corresponding          Corresponding
     Lower Tier REMIC       Upper Tier REMIC  Corresponding Class of
     Class Designation      Regular Interest       Certificates
------------------------ ------------------- -----------------------
       Class LT-A-1             Class A-1            Class A-1
       Class LT-A-2A           Class A-2A           Class A-2A
       Class LT-A-2B           Class A-2B           Class A-2B
       Class LT-A-2C           Class A-2C           Class A-2C
       Class LT-M-1             Class M-1            Class M-1
       Class LT-M-2             Class M-2            Class M-2
       Class LT-M-3             Class M-3            Class M-3
       Class LT-M-4             Class M-4            Class M-4
       Class LT-M-5             Class M-5            Class M-5
       Class LT-M-6             Class M-6            Class M-6
       Class LT-B-1             Class B-1            Class B-1
       Class LT-B-2             Class B-2            Class B-2
       Class LT-B-3             Class B-3            Class B-3

            Corresponding Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Corresponding Pooling Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling Tier REMIC-2 IO Interest.

            Corresponding Upper Tier REMIC Regular Interest: As defined in the Preliminary Statement.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages set forth below with respect to such Distribution Date:

         Distribution Date
            Occurring In                     Cumulative Loss Percentage
-----------------------------------  -------------------------------------------
March 2009 through February 2010     1.550% for the first month, plus an
                                     additional 1/12th of 1.900% for each month thereafter (e.g., 2.500% in September 2009)

March 2010 through February 2011     3.450% for the first month, plus an
                                     additional 1/12th of 1.900% for each month thereafter (e.g., 4.400% in September 2010)

March 2011 through February 2012     5.350% for the first month, plus an
                                     additional 1/12th of 1.550% for each month thereafter (e.g., 6.125% in September 2011)

March 2012 through February 2013     6.900% for the first month, plus an
                                     additional 1/12th of 0.850% for each month thereafter (e.g., 7.325% in September 2012)

March 2013 and thereafter            7.750%

            Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee consisting of items (a) - (h) as listed on Exhibit K hereto.

            Cut-off Date: February 1, 2007.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

            Data Tape Information: With respect to each Mortgage Loan, the following information as of the Cut-off Date provided by the Responsible Party to the Sponsor pursuant to the Purchase Agreement: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) as to each Mortgage Loan, the Stated Principal Balance as of the Cut-off Date; (6) the Index; (7) a code indicating whether the Mortgaged Property is owner-occupied; (8) the number and type of residential units constituting the Mortgaged Property; (9) the original stated months to maturity; (10) the original amortization months to maturity; (11) the stated maturity date; (12) the amount of the Scheduled Payment as of the Cut-off Date; (13) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (14) the "paid through date" based on payments received from the related Mortgagor; (15) the original principal amount of the Mortgage Loan; (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate; (18) with respect to each Adjustable Rate Mortgage Loan, the initial Periodic Mortgage Rate Cap; (19) with respect to each Adjustable Rate Mortgage Loan, the subsequent Periodic Mortgage Rate Cap; (20) with respect to each Adjustable Rate Mortgage Loan, the first payment Adjustment Date immediately following the Cut-off Date; (21) with respect to each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date immediately following the Cut-off Date; (22) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (23) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Rate adjustment period; (24) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (25) lien position (i.e., First-Lien or Second-Lien Mortgage Loan); (26) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (27) the credit risk score (FICO score); (28) the loan credit grade classification (as described in the underwriting guidelines);
(29) the Mortgage Rate at origination; (30) the Mortgage Rate as of the Cut-off Date; (31) the value of the Mortgaged Property; (32) a code indicating the term and amount of Prepayment Charges applicable to such Mortgage Loan (including any prepayment penalty term), if any; (33) with respect to each First-Lien Mortgage Loan, the Loan-to-Value Ratio at origination, and with respect to each Second-Lien Mortgage Loan, the Combined Loan-to-Value Ratio at origination; (34) the documentation level; (35) the date of origination; (36) a code indicating whether the Mortgage Loan is a Balloon Loan; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) the debt-to-income ratio with respect to the Mortgage Loan; (40) the Mortgage Rate calculation method (i.e., 30/360, simple interest, other); (41) a code indicating whether the Mortgage Loan is Home Loan; (42) appraisal verification (Y/N); (43) type of appraisal verification, if any; (44) with respect to Second-Lien Mortgage Loans, the outstanding principal balance of the superior lien at origination; (45) whether the Mortgagor is a first-time home buyer and
(46) whether or not the Mortgage Loan has any silent-second lien loans. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            DBRS: DBRS, Inc. If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to DBRS shall be DBRS, Inc., 55 Broadway, 15th Floor, New York, New York 10006,
Attention: Quincy Tang, or such other address as DBRS may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Deemed Material and Adverse Representation: Each representation and warranty identified as such on Schedule III to this Agreement.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 28.00% of the prior period's Senior Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: Securitized Asset Backed Receivables LLC, a Delaware limited liability company, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch, "A-1" by Standard & Poor's and, if rated by DBRS, "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Remittance Date, the 15th day (or if such day is not a Business Day, the immediately preceding Business
Day) in the calendar month in which such Remittance Date occurs.

            Disqualified Non-U.S. Person: With respect to a Residual Certificate, (i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI, or (ii) any domestic entity classified as a partnership under the Code if any of its direct or indirect partners (other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-U.S. Persons, unless such Person described in (i) or (ii) above has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, Series 2007-NC2." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 12:00 noon New York City time on the second Business Day immediately preceding such Distribution Date.

            Distribution Date: The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in March 2007.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b).

            Event of Default: As defined in Section 7.01.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of Securitized Asset Backed Receivables LLC Trust 2007-NC2, Mortgage Pass-Through Certificates, Series 2007-NC2". Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Responsible Party as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in January 2037.

            First-Lien Mortgage Loan: A Mortgage Loan secured by a first-lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - Securitized Asset Backed Receivables LLC Trust 2007-NC2, or such other address as Fitch may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Fixed Swap Rate: For any Distribution Date and the related Interest Accrual Period a per annum rate equal to the product of (i) 2 and (ii) the rate specified in the Interest Rate Swap Agreement for such Distribution Date and related Interest Accrual Period.

            Form 8-K Disclosure Information: As defined in Section 8.12(g).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            Group I Class A Certificates: As specified in the Preliminary Statement.

            Group I Loan Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider from Available Funds, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such Due Period and
(B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Group I Loan Cap shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group I Mortgage Loans.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Class A Certificates: As specified in the Preliminary Statement.

            Group II Loan Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider from Available Funds, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such Due Period and
(B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Group II Loan Cap shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group I Mortgage Loans.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            Group Loan Cap: The Group I Loan Cap or the Group II Loan Cap, as applicable.

            Group Subordinated Amount: For any Distribution Date and (i) for the Group I Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 Certificates immediately prior to the current Distribution Date and (ii) for the Group II Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with an "annual percentage rate" or total "points and fees" payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and
(ii), (c) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            HomEq: Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, a Delaware corporation, and its successors in interest.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Initial Certification: As defined in Section 2.02.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower Tier REMIC Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). With respect to each Lower Tier REMIC Regular Interest (other than each Corresponding Class of Lower Tier REMIC Regular Interest) and each Pooling Tier REMIC-1 Regular Interest and Pooling Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of February 27, 2007 between the Swap Provider and the Trustee, on behalf of the Trust, a copy of which is attached hereto as Exhibit T.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in any Loan Group, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans in such Loan Group, net of the fees payable to the Servicer and the Trustee, and net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider from Available Funds attributable to such Loan Group with respect to such Distribution Date.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Irrevocable Instruction: As defined in Section 4.07(vii)(A).

            IRS: The Internal Revenue Service.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan-to-Value Ratio or LTV: As of any date and as to any First-Lien Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal balance of the First-Lien Mortgage Loan to (a) in the case of a purchase, the lesser of (i) the sale price of the Mortgaged Property and (ii) the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by the Responsible Party, or
(b) in the case of a refinancing or modification, the lesser of (i) the appraised value of the Mortgaged Property at the time of the refinancing or modification or (ii) the appraised value determined by a review appraisal conducted by the Responsible Party.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower Tier REMIC: As described in the Preliminary Statement.

            Lower Tier REMIC Interest Rate: As described in the Preliminary Statement.

            Lower Tier REMIC Regular Interest: Each of the Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-Group I, Class LT-Group I(SUB), Class LT-Group II(SUB), Class LT-Group II, Class LT-XX, Class LT-IO and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower Tier REMIC Principal Amount: The principal balance of each Lower Tier REMIC Regular Interest, determined as set forth in the Preliminary Statement. The Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

            Lower Tier REMIC Subordinated Balance Ratio: The ratio between the Lower Tier REMIC Principal Amounts of the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest, equal to the ratio between the Group Subordinated Amount of the Group I Mortgage Loans and the Group Subordinated Amount of the Group II Mortgage Loans, respectively.

            Lower Tier REMIC WAC Rate: A per annum variable rate equal to the weighted average of the Pooling Tier REMIC-2 Interest Rates of the Pooling Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests).

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with the MERS Procedure Manual and (b) the Responsible Party has designated or will designate the Purchaser as the Investor on the MERS System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and referred to as Schedule I, such schedule setting forth, for each Loan Group, the Data Tape Information with respect to each Mortgage Loan. In addition, the Mortgage Loan Schedule shall include the Original Sale Date for each Mortgage Loan.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

            Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

            Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of (i) all Prepayment Interest Excesses for such Distribution Date and (ii) Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement), or any amount withdrawn from the reserve account referred to in the third full paragraph of Section 4.06 that is required under that paragraph be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by any Rating Agency.

            NIM Trustee: The trustee for the NIM Securities.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections.

            Non-U.S. Person: A person that is not a U.S. Person.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or any Subservicer, reasonably acceptable to the Trustee (and/or such other Persons as may be set forth herein), provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or
(b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an Affiliate of the Servicer and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            Original Sale Date: Either November 20, 2006 or November 30, 2006.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates or the Servicing Fee Certificate as of any date of determination, all Certificates or the Servicing Fee Certificate theretofore executed and authenticated under this Agreement except:

                  (i) Certificates or the Servicing Fee Certificate theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates or the Servicing Fee Certificate in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1, 0.130%; Class A-2A, 0.040%; Class A-2B, 0.140%; Class A-2C, 0.220%; Class M-1, 0.230%; Class M-2, 0.260%;
Class M-3, 0.290%; Class M-4, 0.360%; Class M-5, 0.390%; Class M-6, 0.440%;
Class B-1, 1.000%; Class B-2, 1.800%; and Class B-3, 2.250%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1, 0.260%; Class A-2A, 0.080%; Class A-2B, 0.280%; Class A-2C, 0.440%; Class M-1, 0.345%; Class M-2, 0.390%; Class M-3, 0.435%;
Class M-4, 0.540%; Class M-5, 0.585%; Class M-6, 0.660%; Class B-1, 1.500%;
Class B-2, 2.700%; and Class B-3, 3.375%.

            Pass-Through Rate: For each Class of Certificates and each Class of Upper Tier REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "F1+" by Fitch, "A-1+" by Standard & Poor's, "P-1" by Moody's and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

                  (iii) repurchase obligations with respect to any security
            described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities (which shall in no event have an original
            maturity of more than 365 days) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds managed or advised by the Depositor, the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Cap: With respect to the Mortgage Loans as of any Distribution Date, the weighted average of (x) the Group I Loan Cap for such Distribution Date (y) the Group II Loan Cap for such Distribution Date, in each case weighted on the basis of the related Group Subordinated Amount. For federal income tax purposes, the economic equivalent of the Pool Cap shall be expressed as the weighted average of the Lower Tier REMIC Interest Rate on (a) the Class LT-Group I(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group I Interest and (b) the Class LT-Group II(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group II Interest, weighted on the basis of the respective Lower Tier REMIC Principal Amounts of the Class LT-Group I(SUB) and Class LT-Group II(SUB), respectively. With respect to the first Due Period and first Distribution Date only, the Pool Cap shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-Off Date Pool Principal Balance.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling Tier REMIC-1: As described in the Preliminary Statement.

            Pooling Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and first Distribution Date only, the Pooling Tier REMIC 1 Loan Group I WAC Rate shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-off-Date Pool Principal Balance of the Group I Mortgage Loans.

            Pooling Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and first Distribution Date only, the Pooling Tier REMIC 1 Loan Group II WAC Rate shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-off-Date Pool Principal Balance of the Group II Mortgage Loans.

            Pooling Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling Tier REMIC-2: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 IO Interest: Any of the Pooling Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Charge: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by the Servicer as to which a Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the Prepayment Period from the first day of such Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date that occurs during such Prepayment Period and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

            Prepayment Period: With respect to any Distribution Date, either (i) with respect to any Principal Prepayments in Full, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs, or (ii) with respect to any partial Principal Prepayments, the calendar month preceding the month in which such Distribution Date occurs.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each Scheduled Payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal, and all Subsequent Recoveries, actually collected by the Servicer during the related Prepayment Period; (iv) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased on or prior to the related Determination Date; (v) all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal); and (vii) with respect to the Distribution Date in March 2007 only, the Closing Date Deposit Amount.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated February 23, 2007, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of June 1, 2006, by and between the Responsible Party and the Sponsor.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as such Rating Agency may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: As defined in Section 4.06.

            Reportable Event: As defined in Section 8.12(g).

            Representation Letter: The Side Letter, dated as of February 1, 2007, by and between Barclays Bank PLC and the Depositor, a copy of which is attached hereto as Exhibit O.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Trustee arising out of the Trustee's enforcement of the applicable Person's repurchase obligation hereunder or under the Representation Letter.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: NC Capital Corporation, a California corporation, and its successors in interest.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second-Lien Mortgage Loan: A Mortgage Loan secured by a second-lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distribution of the Principal Distribution Amount, including any principal payments on such Classes from the Supplemental Interest Account and the Supplemental Float Account, for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 57.00%.

            Sequential Class M Certificates: As specified in the Preliminary Statement.

            Sequential Class M Principal Distribution Amount: With respect to any Distribution Date, the excess, if any, of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date) and (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates immediately prior to such Distribution Date over
(ii) the lesser of (A) 69.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $4,180,109.

            Servicer: Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, a Delaware corporation, and its successors in interest, and if a successor servicer is appointed hereunder, such successor.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit P hereto.

            Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. Such fee shall be payable monthly, and shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties) of such Scheduled Payment collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Certificate: As defined in Section 3.21(a).

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum with respect to each remaining Distribution Date.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any employee or officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Transfer Date: With respect to each Mortgage Loan, January 30, 2007.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period (not including a Mortgage Loan that became a Liquidated Mortgage Loan after such last day of the prior Due Period and on or prior to the end of the Prepayment Period in which such Due Period ends), 60 days or more delinquent, each Mortgage Loan in foreclosure, each Mortgage Loan related to REO Property and each Mortgage Loan where the related Mortgagor has filed for bankruptcy.

            Specified Subordinated Amount: Prior to the Stepdown Date, an amount equal to 4.75% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 9.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but instead remain the same as the prior period's Specified Subordinated Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

            Sponsor: Sutton Funding LLC, a Delaware limited liability company, and its successors in interest.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - Securitized Asset Backed Receivables LLC Trust 2007-NC2, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Startup Day: The Closing Date.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in March 2010 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer or the Trustee, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to any of the Mortgage Loans.

            Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

            Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Net Monthly Excess Cash Flow.

            Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Responsible Party for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each applicable representation and warranty set forth in Section 2.03.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Supplemental Float Account: The trust account created pursuant to
Section 4.07 of this Agreement consisting of any interest or investment income earned on funds deposited in the Collection Account, subject to Section 3.21(c). The Supplemental Float Account shall be an asset of Pooling Tier REMIC-1.

            Supplemental Float Reserve Account: As defined in Section 4.07(vii)(A).

            Supplemental Float Reserve Beneficiary: As defined in Section 4.07.

            Supplemental Interest Account: The trust account created pursuant to
Section 4.06 of this Agreement consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the (i) Class R-I Certificates and
(ii) Class R-II Certificates designated as "tax matters person" of (i) Pooling Tier REMIC-1 and (ii) Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively, in the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            10-K Filing Deadline: As defined in Section 8.12(c).

            Termination Price: As defined in Section 9.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess, if any, of (i) the interest on the Mortgage Loans (other than Prepayment Interest Excesses) received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates pursuant to Section 4.02(a)(i) on such Distribution Date, (B) any Net Swap Payments paid to the Swap Provider and (C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider from Available Funds.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, the Supplemental Float Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Interest Rate Swap Agreement; (v) the Cap Agreement; (vi) the Supplemental Interest Account; (vii) the Closing Date Deposit Amount; (viii) the Representation Letter; and (ix) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC or the Upper Tier REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Trustee Fee Rate and (b) the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period, and (ii) with respect to the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to principal.

            Trustee Fee Rate: With respect to any Distribution Date (commencing with the March 2007 Distribution Date), the amount charged by the Trustee for custodial services with respect to the Mortgage Loans performed by the Trustee during the preceding calendar month (commencing with the month of February
2007), based on a trustee fee schedule previously furnished by the Trustee, converted into a per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that in no event shall such rate exceed 0.002% per annum.

            Trustee Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the second Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            Upper Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper Tier REMIC Interest Rate for the Corresponding Class of Upper Tier REMIC Regular Interest is based upon the Upper Tier REMIC Loan Group I Rate, Upper Tier REMIC Loan Group II Rate or Upper Tier REMIC Pool Cap Rate, as applicable, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of LIBOR Certificates would otherwise be entitled to receive on such Distribution Date taking into account the Group I Loan Cap, Group II Loan Cap or Pool Cap, as applicable, over (ii) the Accrued Certificate Interest Distribution Amount such Class of Upper Tier REMIC Regular Interest would otherwise be entitled to receive on such Distribution Date taking into account the Upper Tier REMIC Loan Group I Rate, Upper Tier REMIC Loan Group II Rate or Upper Tier REMIC Pool Cap Rate, as applicable, and (B) the Upper Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper Tier REMIC Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper Tier REMIC Loan Group I Rate, Upper Tier REMIC Loan Group II Rate or Upper Tier REMIC Pool Cap Rate, as applicable.

            Upper Tier REMIC: As described in the Preliminary Statement.

            Upper Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper Tier REMIC Pool Cap Rate: For any Distribution Date, the weighted average of the Lower Tier REMIC Interest Rate on (a) the Class LT-Group I(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group I Interest and (b) the Class LT-Group II(SUB), subject to a cap and floor equal to the Lower Tier REMIC Interest Rate of the Class LT-Group II Interest, weighted on the basis of the respective Lower Tier REMIC Principal Amounts of the Class LT-Group I(SUB) and Class LT-Group II(SUB), respectively.

            Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. On the Closing Date, the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the Cap Agreement) due and payable to the Cap Provider pursuant to the terms of the Cap Agreement.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee is so advised in writing by the Responsible Party that state law does not so allow;

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording thereon;

            (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank (except with respect to MERS Designated Loans);

            (vi) the originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Responsible Party shall deliver or cause to be delivered a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party or a certificate from an escrow company, a title company or a closing attorney stating that such intervening assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of Mortgage or a copy of such intervening assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee title insurance policy or, in the event such original title policy is unavailable, a copy of the title policy, certified by the Responsible Party, or certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (viii) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided); and

            (ix) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Responsible Party to be a true and correct copy of the original.

            To the extent not previously delivered to the Sponsor pursuant to the Purchase Agreement, the Responsible Party shall promptly upon receipt from the respective recording office cause to be delivered to the Trustee the original recorded document described in (iii), (iv) and (vi) above.

            From time to time, the Responsible Party, the Depositor or the Servicer, as applicable, shall forward to the Trustee, additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of this Agreement upon receipt of such documents. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            To the extent not previously delivered to the Sponsor pursuant to this Agreement, on or prior to the Closing Date, the Responsible Party shall deliver to the Trustee, Assignments of Mortgages, in blank, for each Mortgage Loan that is not a MERS Designated Loan. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party and at no expense to the Trust Fund, the Trustee, the Servicer or the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee and each Rating Agency have received an Opinion of Counsel, satisfactory in form and substance to the Trustee and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan or (iii) if the Rating Agencies have each notified the Depositor and the Servicer in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any LIBOR Certificates to be downgraded or withdrawn; provided, however, that the Servicer shall not be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but only to the extent the Servicer does not have prior knowledge of the act or omission that causes such loss. Unless the Depositor gives the Servicer notice to the contrary, the Depositor is deemed to have given the Servicer notice that the condition set forth in clause (iii) above is applicable. In addition to the foregoing, the Servicer shall cause each Assignment of Mortgage to be recorded in accordance with Accepted Servicing Practices in order to convey, upon foreclosure, the title of any Mortgaged Property to the Trust as set forth in Section 3.17 hereof. If the Assignment of Mortgage is to be recorded, the applicable Mortgage shall be assigned by the Responsible Party, at the expense of the Responsible Party to "Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of February 1, 2007, Securitized Asset Backed Receivables LLC Trust 2007-NC2." In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded at no expense to the Trust Fund.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days (or such other time period as may be required by any Rating Agency) following the Closing Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Responsible Party at the price and in the manner specified in Section 2.03. The foregoing repurchase obligation shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the Trustee, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "Securitized Asset Backed Receivables LLC Trust 2007-NC2" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representation and warranty set forth in paragraph (ccc) of Schedule III. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Interest Rate Swap Agreement and the Cap Agreement) pursuant to Section 2.01(a). The Trustee on behalf of the Trust is hereby authorized to enter into the Interest Rate Swap Agreement.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee shall acknowledge, on the Closing Date, receipt by it, of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E ("Initial Certification"), and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee shall maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            In connection with the Closing Date, the Trustee shall be required to deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or, as the Depositor agrees on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            Within 90 days after the Closing Date, the Trustee shall ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F are in its possession, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (15), (22) and (29) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Responsible Party shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered to the Responsible Party at the Responsible Party's expense to the Servicer.

            Section 2.03 Representations, Warranties and Covenants of the Responsible Party and the Servicer; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans. (a) The Servicer hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor and the Trustee, as of the Closing Date.

            (b) The Responsible Party hereby makes the representations and warranties set forth in Schedule III and Schedule IV to the Depositor and the Trustee, as of the Closing Date. The Depositor hereby makes the representations and warranties set forth in Schedule V hereto to the Trustee, as of the dates set forth in such Schedule.

            (c) It is understood and agreed by the Servicer and the Responsible Party that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee on the Closing Date, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Responsible Party, the Depositor, the Trustee or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others. The Trustee shall enforce the rights of the Trust under the Representation Letter.

            (d) Within 30 days of the earlier of either discovery by or notice to the Responsible Party that any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Responsible Party of any breach of a representation or warranty, set forth in
Section 2.03(b), that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Responsible Party shall, at the Depositor's option as specified in writing and provided to the Responsible Party and the Trustee, (i) if such 30- or 60-day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee of a Request for Release substantially in the form of Exhibit J, and the delivery of the Custodial File to the Trustee for any such Substitute Mortgage Loan. Notwithstanding the foregoing, a breach (i) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (ii) by the Responsible Party of any of the representations and warranties identified as a Deemed Material and Adverse Representation on Schedule III, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice from any party discovering such a breach by the Responsible Party of any of the representations and warranties identified as a Deemed Material and Adverse Representation on Schedule III, the Trustee shall give notice of such breach to the Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of receipt by the Responsible Party of such notice. The Responsible Party shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Mortgage Loan. Within 90 days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty set forth in clause (a) or (b) of Schedule V hereto with respect to any Mortgage Loan that is also a breach of the representation and warranty set forth in clause (g) or (aaa), as applicable, of Schedule III, and the Responsible Party has not repurchased such Mortgage Loan within the applicable time period for repurchase set forth above, the Depositor shall repurchase such Mortgage Loan at the Repurchase Price or substitute a Substitute Mortgage Loan for such Mortgage Loan.

            (e) With respect to any Substitute Mortgage Loan or Loans, the Responsible Party shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made with respect to any Distribution Date after the end of the related Prepayment Period. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            (f) The Servicer, based upon information provided by the Depositor or the Responsible Party, shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to
Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Responsible Party and the Trustee shall execute and deliver at the Responsible Party's written direction such instruments of transfer or assignment prepared by the Responsible Party, in each case without recourse, as shall be necessary to vest title in the Responsible Party, of the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (g) For any month in which the Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans (collectively, the "Substitution Adjustment Amount") shall be remitted by the Responsible Party to the Servicer for deposit into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            (h) In addition to such repurchase or substitution obligation referred to in Section 2.03(d), the Responsible Party shall indemnify the Depositor, any of its Affiliates, the Servicer, the Trustee and the Trust and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (including, without limitation, any taxes payable by the Trust) resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Responsible Party of any of its representations and warranties or obligations contained in this Agreement. This indemnity shall survive the termination of this Agreement.

            (i) In addition to such repurchase or substitution obligation referred to in Section 2.03(d), the Depositor shall indemnify the Trustee and the Trust and hold the Trustee and the Trust harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (including, without limitation, any taxes payable by the Trust) resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Depositor of any of its representations and warranties or obligations contained in this Agreement. This indemnity shall survive the termination of this Agreement.

            (j) The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee.

            (k) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement or the Representation Letter, the proceeds from such repurchase shall be deposited by the Servicer in the Collection Account pursuant to Section 3.10 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the applicable Person became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release within two Business Days the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's written direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. In accordance with Section 10.05(b), the Trustee shall promptly notify each Rating Agency of a purchase of a Mortgage Loan pursuant to this Section 2.03.

            It is understood and agreed that the obligation of the Responsible Party under this Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations of the Responsible Party set forth in Section 2.03(h), shall constitute the sole remedies against such Person respecting such breach available to Certificateholders, the Depositor and any of its Affiliates, or the Trustee on their behalf.

            It is understood and agreed that the obligation of the Depositor under this Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations of the Depositor set forth in Section 2.03(i), shall constitute the sole remedies against such Person respecting such breach available to Certificateholders, the Trust, or the Trustee on their behalf.

            The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 [Reserved].

            Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in January 2037, which is the Distribution Date in the month following the latest Mortgage Loan maturity date.

            Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment, Net Swap Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper Tier REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Net Swap Payments or Swap Termination Payment to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to and as further provided in Section 8.13.

            Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee and shall inure to the benefit of the Trustee.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, if the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall be responsible for preparing and recording all lien releases and mortgage satisfactions in accordance with state and local regulations, and shall be responsible for all expenses in connection therewith if not paid by the Mortgagor if permitted by applicable law and the related Mortgage Loan Documents (except if such expense would constitute a Servicing Advance) and all other consequences resulting from its failure to fully discharge such obligation. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney, substantially in the form attached as Exhibit W, in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney. Notwithstanding anything contained herein to the contrary, no Servicer or Subservicer shall without the Trustee's consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Servicer's or Subservicer's, as applicable, representative capacity, or (ii) take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances) and, except with respect to any Mortgage Loan in default or as to which default is reasonably foreseeable in the judgment of the Servicer, the Servicer shall not
(i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes), (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges. In addition to the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, a default is reasonable foreseeable, the Servicer may accept payment from the related Mortgagor of an amount less than the unpaid principal balance of such Mortgage Loan in final satisfaction thereof, if in the Servicer's determination such action is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with Subservicers for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). The Servicer represents and warrants to the other parties hereto that no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. The Servicer shall give notice to the Depositor and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). No Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor and the Trustee. The Trustee shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            (d) The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23,
6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 8.12 of this Agreement. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor and the Trustee a written description (in form and substance satisfactory to the Depositor and the Trustee) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 3.23(a) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor and the Trustee to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement, the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and the Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that the termination, resignation or removal of a Subservicer shall be not be effective until 30 days after written notice is received by both the Depositor and the Trustee that contains all information reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee or the successor Servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee or the successor Servicer if the successor is not the Trustee, prior to the Trustee or the successor Servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding anything to the contrary contained in this Agreement, the Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan; provided, however, that with respect to any Group I Mortgage Loan, the Servicer shall waive such Prepayment Charge if the Mortgage Loan is accelerated or paid-off in connection with the workout of a delinquent Mortgage Loan or due to the related Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or federal or state law might permit the imposition of such Prepayment Charge, or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account from its own funds, without any right of reimbursement therefor, together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) (i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders as a non-interest bearing account, to receive any Basis Risk Payment and any Basis Risk Cap Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Account.

            (ii) On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment and any Basis Risk Cap Payment for such date into the Excess Reserve Fund Account.

            (c) (i) On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(S), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in the definition thereof for any Basis Risk Carry Forward Amount or any Defaulted Swap Termination Payment (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(R)) and (y) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk Carry Forward Amount. Such payments and any Basis Risk Cap Payment shall be allocated to those Classes and paid in the priority set forth in Sections 4.02(a)(iii)(T), (U) and (W).

            (ii) The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholders.

            (iii) Any Basis Risk Carry Forward Amounts paid by the Trustee to the LIBOR Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Account shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest or the Class IO Interest, respectively, or under the Cap Agreement) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the LIBOR Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account), subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a limited recourse notional principal contract between the Class X Certificateholders and the Holders of each of LIBOR Certificates.

            (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.07(c) and Sections 4.02(a)(iii)(T), (U) and (W).

            (d) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders, which shall be a non-interest bearing trust account. The Depositor shall cause to be deposited into the Distribution Account on the Closing Date the Closing Date Deposit Amount. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

            (e) The Trustee may invest the funds in the Distribution Account in one or more Permitted Investments in accordance with Section 3.12. The Trustee may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein during the Trustee Float Period for its own benefit.

            (f) The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            (g) In order to comply with its duties under the USA Patriot Act of 2001 and other laws, rules and regulations applicable to banking institutions, including those related to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each First Lien Mortgage Loan (each, a "Tax Service Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, the Servicer undertakes to perform such functions. To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all (i) collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and (ii) all Condemnation Proceeds and Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law and Accepted Servicing Practices, and the Servicer shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay itself any interest earned on the Escrow Account or, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) transfer such funds to a replacement Escrow Account that meets the requirements hereof; (vii) recover amounts deposited in error or (viii) to release Condemnation Proceeds or Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or to the related Mortgagor in accordance with the applicable law and Accepted Servicing Practices. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable best efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments, including any payment required to be made in connection with a Mortgage Loan that does provide for Escrow Payments and is insufficient to make such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee and the Certificateholders, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee on behalf of the Certificateholders. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit into the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, Liquidation Proceeds and Subsequent Recoveries;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement or the Representation Letter; and

            (vii) all Prepayment Charges collected by the Servicer or required to be paid by the Servicer pursuant to Section 3.07.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall at its own expense be responsible for reviewing and reconciling the Collection Account in accordance with industry standards and shall act promptly to resolve any discrepancies related thereto.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12, subject to Section 3.21(c). The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to each Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date, (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Charges (payable to the Class P Certificateholders) from the Mortgage Loans received by the Servicer during the related Prepayment Period and (C) all income and gain realized from the investment of funds deposited in the Collection Account, for deposit in the Supplemental Float Account;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances and any previously unpaid late charges, fees and penalties with respect to each Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to the Servicer as additional servicing compensation (in addition to the Servicing Fee) on each Remittance Date any Prepayment Interest Excesses to the extent permitted under Section 3.21(b);

            (v) to pay to the applicable Person, with respect to each Mortgage Loan that has previously been repurchased or replaced by such Person pursuant to this Agreement or the Representation Letter, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees related to any Second Lien Mortgage Loan to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Second Lien Mortgage Loan under
      Section 3.11(a)(iii);

            (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

            (viii) to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under this Agreement or the Representation Letter that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the Collection Account in error; and

            (xi) to clear and terminate the Collection Account upon termination of this Agreement;

            (xii) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse such Servicer for unreimbursed P&I Advances; and

            (xiii) to invest funds in Permitted Investments in accordance with
      Section 3.12.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii), (ix) and
(x) above. The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Trustee, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account, Escrow Accounts and the Distribution Account. (a) (i) The Servicer may invest the funds in the Collection Account pursuant to Section 3.21(c) and (ii) the Servicer may invest the funds in the Escrow Accounts (to the extent permitted by law and the related Mortgage Loan documents) and the Trustee may (but is not obligated to) invest funds in the Distribution Account during the Trustee Float Period and shall (except during the Trustee Float Period) invest such funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that any such Permitted Investment may mature, unless payable on demand or held at the institution of the Trustee, no later than one Business Day prior to the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. If no investment instruction is given in a timely manner, the Trustee shall hold the funds in the Distribution Account uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Servicer or the Trustee, as applicable. The Servicer or the Trustee, as applicable, shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer or the Trustee or its agent, as applicable, together with any document of transfer necessary to transfer title to such investment to the Servicer or the Trustee or its agent, as applicable. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Trustee, as applicable, may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account (subject to Section 3.21(c) and Section 4.07) or Escrow Account, as applicable, held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. The Servicer shall, from its own funds, deposit in the Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Trustee, and shall be subject to the Trustee's withdrawal in the manner set forth in Section 3.07(e). The Trustee shall, from its own funds, deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment of funds held in the Escrow Account or the Collection Account, or if a default occurs in any other performance required under any Permitted Investment of funds held in the Escrow Account or the Collection Account, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Trustee shall not be liable for the amount of any loss incurred with respect of any investment or lack of investment of funds held in any Investment Account or the Distribution Account (except that if any losses are incurred from the investment of funds deposited in the Distribution Account during the Trustee Float Period, the Trustee shall be responsible for reimbursing the Trust for such loss immediately upon realization of such loss) if made in accordance with this Section 3.12.

            (f) The Trustee or its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Trustee's economic self interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

            Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts required to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac or
(ii) having a general policy rating of A:VI or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into either (i) an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon or (ii) a substitution agreement as provided in the succeeding sentence. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings; provided, however, with respect to any Second Lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net Liquidation Proceeds of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof as contemplated in Section 3.11.

            The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, and any previously unpaid late charges, fees and penalties, pursuant to Section 3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to paragraph (g) of
Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Depositor with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Servicer shall determine consistent with Accepted Servicing Practices how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by submitting a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Trustee, to the Trustee. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to the Servicer within two (2) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account unless such expenses constitute Servicing Advances.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Trustee, release the related Custodial File to the Servicer within three (3) Business Days, and the Trustee shall, at the direction of the Servicer (which may be by a Request for Release), execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the Servicer (if by overnight courier it shall be at the Servicer's expense).

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to Deutsche Bank National Trust Company (or, if applicable, the name of the successor Trustee) as Trustee for Securitized Asset Backed Receivables LLC 2007-NC2 Mortgage Pass-Through Certificates, Series 2007-NC2, or to its nominee, for the benefit of the Certificateholders.

            (b) The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders. The Servicer shall notify the Trustee from time to time as to the status of each REO Property.

            (c) The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. Subject to Section 3.17(h), if a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Trustee as to the progress being made in selling such REO Property.

            (d) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, in no event more than two
(2) Business Days after the Servicer's receipt thereof, in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

            (h) The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by Pooling Tier REMIC-1 unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by Pooling Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee, the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under
Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event the Servicer reasonably believes that compliance with this Section will make the Mortgage Loans legal for investment by federally insured savings and loan associations, the Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or, if applicable, any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by the Servicer. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Subsequent Recoveries and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted under
Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            The Servicer may elect to have the entire Servicing Fee represented by a certificate in the form attached as Exhibit Y hereto (the "Servicing Fee Certificate"). The Servicing Fee Certificate may only be held by the Servicer and shall not be issued to or held by any other Person (including without limitation any Subservicer). The Servicer shall be entitled to the Servicing Fee whether or not the Servicing Fee Certificate is outstanding.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled as additional servicing compensation, to interest or other income earned on deposits in the Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12.

            (c) The Servicer shall deposit in the Supplemental Float Account all income and gain realized from the investment of funds deposited in the Collection Account.

            (d) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer shall deliver, and shall cause each Subservicer engaged by the Servicer to deliver or cause to be delivered, to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2008, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement or the applicable Subservicing Agreement, as the case may be, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects, throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Servicer or Subservicer as to the nature of any failure by the Servicer or Subservicer in the fulfillment of any of the Servicer's or Subservicer's obligations. The obligations of the Servicer and Subservicer under this Section apply to each Servicer and Subservicer that serviced a Mortgage Loan, as applicable, during the applicable period, whether or not the Servicer or such Subservicer is acting as Servicer or Subservicer, as applicable, at the time such Officer's Certificate is required to be delivered. None of the Servicer or Subservicer shall be required to cause the delivery of any Officer's Certificate required by this Section until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event the Servicer or any Subservicer engaged by the Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Subservicer, as the case may be, such party shall provide with respect to the year of termination an Officer's Certificate pursuant to this Section 3.22 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation, but only covering the period prior to such termination.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report.

            (a) Not later than March 15th of each calendar year commencing in 2008, the Servicer and the Trustee shall deliver, and the Servicer shall cause each Subservicer engaged by the Servicer and the Servicer and the Trustee shall cause each Subcontractor utilized by the Servicer (or by any such Subservicer), or the Trustee, as applicable, and determined by the Servicer or the Trustee, as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor and the Trustee, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit P hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 3.23(c). The Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit P hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance and related attestation of compliance will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Servicer or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, such Subservicer or the Trustee, as applicable), as the case may be. None of the Servicer or the Trustee or any Subservicer or Servicing Function Participant shall be required to cause the delivery of any such assessments until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event the Servicer, the Trustee, any Subservicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide with respect to the year of termination a report on assessment of compliance pursuant to this Section 3.23, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

            (b) Not later than March 15th of each calendar year commencing in 2008, the Servicer and the Trustee shall cause, and the Servicer shall cause each Subservicer engaged by the Servicer and the Servicer and the Trustee shall cause each Servicing Function Participant utilized by the Trustee or the Servicer, as applicable (or by any Subservicer engaged by the Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it , with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Servicer or the Trustee as to the nature of any defaults by the Servicer or the Trustee (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer or the Trustee, as applicable, or by any Subservicer engaged by the Servicer), as the case may be, in the fulfillment of any of the Servicer's, the Trustee's or the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. None of the Servicer, the Trustee or any Servicer or Servicing Function Participant shall be required to cause the delivery of any such attestation required by this paragraph until March 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) No later than February 1 of each fiscal year, commencing in 2008, the Servicer shall notify the Trustee and the Depositor as to the name of each Subservicer engaged by it for the prior fiscal year and each Servicing Function Participant utilized by it and by each Subservicer engaged by it, but only to the extent there has been a change in the information in such notification from notices previously delivered, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subservicer and Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Servicer or the Trustee submits its assessment pursuant to Section 3.23(a), the Servicer and the Trustee, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            In the event the Servicer, the Trustee, any Subservicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide with respect to the year of termination, at the cost and expense of such party, an attestation report pursuant to this Section 3.23, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

            Section 3.24 Trustee to Act as Servicer. (a) Subject to Section 7.02, in the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03 or
(iv) deemed to have made any representations and warranties of the Servicer hereunder. Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Trustee on each Remittance Date for deposit in the Distribution Account an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of such Mortgage Loan to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

            (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date. With respect to any balloon payment on a Balloon Mortgage Loan, the Servicer shall only be obligated to advance the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan with interest at the Mortgage Rate net of the Servicing Fee Rate.

            (b) On each Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Interest Shortfalls or any Prepayment Interest Shortfalls in excess of its obligations to pay Compensating Interest pursuant to Section 3.25.

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances and any previously unpaid late charges, fees and penalties from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) to the holders of each Class of LIBOR Certificates and to the Supplemental Interest Account in the following order of priority:

                  (A) to the Supplemental Interest Account, the sum of (x) all
            Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), but not including any Defaulted Swap Termination Payment, owed to the Swap Provider for such Distribution Date;

                  (B) from the Interest Remittance Amounts for both Loan Groups, to the Class A Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for such Distribution Date, allocated pursuant to clauses (iv) and (v) of this Section 4.02(a);

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (I) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (J) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (K) from any remaining Interest Remittance Amounts, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date.

            (ii) (A) on each Distribution Date (1) before the Stepdown Date or
      (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A Certificates, allocated as described in
            Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero; and

                  (b) sequentially to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (1) on and after the Stepdown
            Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) to the Class A Certificates, the lesser of (x) the
            Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Sequential Class M Certificates, allocated
            sequentially, first to the Class M-1 Certificates, then to the Class M-2 Certificates and then to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause
            (ii)(B)(a) above and (y) the Sequential Class M Principal Distribution Amount, in each case until their respective Class Certificate Balances have been reduced to zero;

                  (c) to the Class M-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and to the Sequential Class M Certificateholders in clause
            (ii)(B)(b) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (d) to the Class M-5 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Sequential Class M Certificateholders in clause
            (ii)(B)(b) above and to the Class M-4 Certificateholders in clause
            (ii)(B)(c) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (e) to the Class M-6 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause
            (ii)(B)(a) above, to the Sequential Class M Certificateholders in clause (ii)(B)(b) above, to the Class M-4 Certificateholders in clause (ii)(B)(c) above and to the Class M-5 Certificateholders in clause (ii)(B)(d) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (f) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Sequential Class M Certificateholders in clause
            (ii)(B)(b) above, to the Class M-4 Certificateholders in clause
            (ii)(B)(c) above, to the Class M-5 Certificateholders in clause
            (ii)(B)(d) above and to the Class M-6 Certificateholders in clause
            (ii)(B)(e) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (g) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Sequential Class M Certificateholders in clause
            (ii)(B)(b) above, to the Class M-4 Certificateholders in clause
            (ii)(B)(c) above, to the Class M-5 Certificateholders in clause
            (ii)(B)(d) above, to the Class M-6 Certificateholders in clause
            (ii)(B)(e) above and to the Class B-1 Certificateholders in clause
            (ii)(B)(f) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                  (h) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Sequential Class M Certificateholders in clause
            (ii)(B)(b) above, to the Class M-4 Certificateholders in clause
            (ii)(B)(c) above, to the Class M-5 Certificateholders in clause
            (ii)(B)(d) above, to the Class M-6 Certificateholders in clause
            (ii)(B)(e) above, to the Class B-1 Certificateholders in clause
            (ii)(B)(f) above and to the Class B-2 Certificateholders in clause
            (ii)(B)(g) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                  (A) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (B) to the Class M-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (C) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (D) to the Class M-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (E) to the Class M-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (F) to the Class M-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (G) to the Class M-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (H) to the Class M-4 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (I) to the Class M-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (J) to the Class M-5 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (K) to the Class M-6 Certificates, any Unpaid Interest Amount
            for such Class;

                  (L) to the Class M-6 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (M) to the Class B-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (N) to the Class B-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (O) to the Class B-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (P) to the Class B-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (Q) to the Class B-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (R) to the Class B-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (S) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (T) from any Basis Risk Cap Payment on deposit in the Excess
            Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class M Certificates and Class B Certificates for such Distribution Date, allocated (a) first, among the Class M Certificates and Class B Certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class M Certificates and Class B Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class M Certificates and Class B Certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                  (U) from funds on deposit in the Excess Reserve Fund Account
            (not including any Basis Risk Cap Payment included in such account) with respect to such Distribution Date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to any LIBOR Certificate for such Distribution Date to the LIBOR Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, except that the Class A Certificates shall be paid (a) first, among the Class A Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class A Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid;

                  (V) to the Supplemental Interest Account, the amount of any
            Defaulted Swap Termination Payment owed to the Swap Provider;

                  (W) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(V) and any remaining Basis Risk Cap Payments in the Excess Reserve Fund Account;

                  (X) to the Class R-I Certificates, any remaining amount, in respect of Pooling Tier REMIC-1 (including, for the avoidance of doubt, amounts paid from the Collection Account to the Supplemental Float Account and remaining after application pursuant to Section 4.07(i)-(iv)); and

                  (Y) to the Class R-II Certificates, any remaining amount, in respect of Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC.

            (iv) solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group I Mortgage Loans will be allocated as follows:

                  (a) first, to the Class A-1 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates; and

                  (b) second, concurrently, to the Class A-2 Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B) to the Class A-2 Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for each such Class; and

            (v) solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group II Mortgage Loans will be allocated as follows:

                  (a) first, concurrently, to the Class A-2 Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B) to the Class A-2 Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for each such Class; and

                  (b) second, to the Class A-1 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates; and

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Class, with interest thereon, on future Distribution Dates, as any Unpaid Interest Amount, subject to the priorities described above.

            Distributions will be determined in part based on the performance of individual Loan Groups and for such purpose any Net Swap Payments, Net Swap Receipts or Swap Termination Payments will be allocated between Loan Groups based on the respective aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group, unless otherwise set forth in this Agreement.

            (b) On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period (including amounts payable by the Servicer pursuant to Section 3.07) shall be distributed by the Trustee to the holders of the Class P Certificates.

            (c) All principal distributions to the Holders of the Class A Certificates on any Distribution Date shall be allocated by the Trustee concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for such Distribution Date; provided, however, that, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed by the Trustee to the Holders of the Class A Certificates in the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Group I Class A Certificates shall be made by the Trustee first from Available Funds relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Class A Certificates shall be made by the Trustee first from Available Funds relating to the Group II Mortgage Loans.

            Any principal allocated to the Group II Class A Certificates shall be distributed by the Trustee first to the Class A-2A Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-2C Certificates, until their Class Certificate Balance has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates shall be allocated by the Trustee pro rata among the Classes of Group II Class A Certificates, based on their respective Class Certificate Balances, and distributed by the Trustee concurrently to the Group II Class A Certificates, until their respective Class Certificate Balances have been reduced to zero.

            (d) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

            (i) First, to the portion of the Class X Distributable Amount allocable to interest; and

            (ii) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreement and Cap Agreement and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement based in part on information provided by the Servicer setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (and the calculation thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (viii) the Pool Stated Principal Balance for the related Distribution Date;

            (ix) the amount of the Expense Fees paid to or retained by the Servicer and paid to or retained by the Trustee (stated separately and in the aggregate) with respect to such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicer (and the Trustee as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, 91 or more days, and in such other periods and for such times as required by Regulation AB, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month and the month and year of acquisition of such REO Properties;

            (xv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

            (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

            (xvii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

            (xx) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments, Defaulted Swap Termination Payments and Basis Risk Cap Payments;

            (xxi) the calculations of LIBOR and Swap LIBOR;

            (xxii) the Subordinated Amount and Specified Subordinated Amount;

            (xxiii) Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by the Servicer;

            (xxiv) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxv) the amount distributed on the Class X Certificates;

            (xxvi) the amount of any Subsequent Recoveries for such Distribution Date;

            (xxvii) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term;

            (xxviii) if applicable, the amount distributed to the Supplemental Float Account; and

            (xxix) if applicable, the amount distributed to the Class R-I Certificates.

            In addition, each Form 10-D prepared and filed by the Trustee pursuant to Section 8.12 shall include the following information with respect to the related distribution:

            (A) material breaches of Mortgage Loan representations and warranties of which the Trustee has actual knowledge or has received written notice; and

            (B) material breaches of any covenants under this Agreement of which the Trustee has actual knowledge or has received written notice.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee shall make available the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

            The Trustee shall make available to each Analytics Company via the Trustee's internet website each statement to Certificateholders prepared pursuant to this Section 4.03(a). The Trustee and the Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Trustee shall provide any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

            The Trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than three Business Days following the Determination Date and in no event later than the 20th calendar day of each month, the Servicer shall furnish to the Depositor with respect to clause (i) below and the Trustee with respect to clause (ii) below, a monthly remittance advice statement (the "Servicer Remittance Report") (in a format mutually agreed upon by the Servicer, the Trustee and the Depositor) containing such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Trustee to enable the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance. The Servicer shall concurrently deliver to the Depositor a data tape, in form and substance reasonably satisfactory to the Depositor and the Servicer, containing the information required pursuant to this Section 4.03(d) on a loan-by-loan basis for all of the Mortgage Loans.

            The Servicer Remittance Report shall, at a minimum, document, on such Determination Date, Mortgage Loan payment activity on an individual Mortgage Loan basis, as follows:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, received during the related Prepayment Period along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of Servicing Fees received by the Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days, 91 or more days, and in such other periods and for such times as required by Regulation AB; (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired.

            (e) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer with respect to mortgage loans similar to the Mortgage Loans.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            (i) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Trustee to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof.

            Section 4.06 Supplemental Interest Account. On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates (the "Supplemental Interest Account") as a part of the Trust Fund. The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Account. Funds in the Supplemental Interest Account will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that Distribution Date;

            (ii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and (iii), to the extent unpaid from Available Funds;

            (iv) to the LIBOR Certificates, to pay Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii)(R), to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (v) sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

            (vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any Unpaid Interest Amounts as described, and in the same manner and order of priority as set forth, in
      Section 4.02(a)(iii), to the extent unpaid from Available Funds;

            (vii) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (viii) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding any other provision in this Agreement, in the event that the Interest Rate Swap Agreement is terminated and the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment (the "Replacement Swap Provider Payment") to the Supplemental Interest Account. The Supplemental Interest Account shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Trust) that is being replaced immediately upon receipt of the Replacement Swap Provider Payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the Replacement Swap Provider Payment is less than the Swap Termination Payment owed to the Swap Provider, any remaining amounts will be paid to the Swap Provider on the subsequent Distribution Date (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with the priority of payments described in Section 4.02 of this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, any servicer, any custodian, any responsible party, the Trustee or any other Person.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Trustee shall establish a separate, non-interest bearing trust account as a reserve account within, and constituting a part of, the Supplemental Interest Account and deposit the Swap Termination Payment into such account. On each subsequent Distribution Date (so long as funds are available in such reserve account), the Trustee shall withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Account until the final Distribution Date.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Account shall be distributed pursuant to the priorities set forth in this Section 4.06.

            The Trustee shall account for the Supplemental Interest Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Account are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider from Available Funds shall be deemed to be paid to the Supplemental Interest Account from the Upper Tier REMIC, first, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, the Class X Interest) and second, other than any Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts distributed by the Trustee to the LIBOR Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest or the Class IO Interest, respectively, or in respect of the Interest Rate Swap Agreement or Cap Agreement) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) and the obligation to pay Class IO Shortfalls to the Supplemental Interest Account as rights and obligations in a separate limited recourse notional principal contract between the Class X Certificateholders and Holders of each such Class.

            The Supplemental Interest Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Supplemental Interest Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Upper Tier REMIC to the Supplemental Interest Account shall be treated as having been distributed to the Holders of the Class X Certificates.

            In the event the Swap Provider does not deliver the Delivery Amount (as defined in the Interest Rate Swap Agreement) to the Trustee, the Trustee shall provide notice of such failure to the Swap Provider within one Business Day of such failure.

            With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Trustee shall send any notices and make any demands, on behalf of the Trust as are required under the Interest Rate Swap Agreement upon actual knowledge of such event.

            The Depositor shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Trustee.

            Section 4.07 Supplemental Float Account. On or prior to the first Distribution Date, the Servicer shall establish and maintain in its name, a separate account to be held by the Servicer for the benefit of the holders of the LIBOR Certificates (the "Supplemental Float Account").

            On or before the Remittance Date, to the extent required pursuant to
Section 3.21(c), the Servicer shall remit and report any interest or investment income earned on funds deposited in the Collection Account and the Servicer shall deposit such interest or investment income into the Supplemental Float Account. Funds on deposit in the Supplemental Float Account will be delivered by the Servicer to the Trustee for distribution by the Trustee on the Distribution Date in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), other than a Defaulted Swap Termination Payment, owed to the Swap Provider and to the extent unpaid from Available Funds and the Supplemental Interest Account. Such amounts shall be treated as having been distributed from Pooling Tier REMIC-1 to the holders of the Class R-I Certificates and paid by such holders to the Swap Provider;

            (ii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds and the Supplemental Interest Account;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and (iii), to the extent unpaid from Available Funds and the Supplemental Interest Account;

            (iv) sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay principal as described in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds and the Supplemental Interest Account;

            (v) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any Unpaid Interest Amounts as described in Section 4.02(a)(iii), to the extent unpaid from Available Funds and the Supplemental Interest Account;

            (vi) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider to the extent unpaid from Available Funds and the Supplemental Interest Account. Such amounts shall be treated as having been distributed from Pooling Tier REMIC-1 to the holders of the Class R-I Certificates and paid by such holders to the Swap Provider; and

            (vii) any remaining amounts shall be distributed as follows:

                  (A) First, if Barclays Oversight Management Inc., as sole
            holder of all of the Class R-I Certificates, has delivered to the Servicer an irrevocable instruction in the form attached as Exhibit X hereto (an "Irrevocable Instruction") (and the Servicer has notified the Trustee that such an Irrevocable Instruction has been delivered), to the Servicer, for deposit to a reserve account (the "Supplemental Float Reserve Account") established and maintained by the Servicer and solely for the purpose of providing collateral security for the payment of certain amounts otherwise owed by the initial Holder of the Class R-I Certificates (or any of its affiliates) to the Supplemental Float Reserve Beneficiary, until the funds in the Supplemental Float Reserve Account have reached an amount equal to $6,000; and

                  (B) Second, to reimburse the Servicer for any interest expense incurred by it in connection with funding P&I Advances pursuant to
            Section 4.01 hereof; and

                  (C) Third, to the holders of all of the Class R-I
            Certificates, any remaining amounts.

            Upon delivery by the beneficiary (the "Supplemental Float Reserve Beneficiary") designated in an Irrevocable Instruction of a payment certificate in the form attached to Exhibit X hereto as Annex 1 thereto, the Servicer shall pay out to the Supplemental Float Reserve Beneficiary such amounts requested in the payment certificate, not to exceed the amounts remitted by the Trustee to the Servicer pursuant to clause (vii)(A) of this Section. Upon delivery by the Supplemental Float Reserve Beneficiary of a termination certificate in the form attached to Exhibit X hereto as Annex 2 thereto, (X) the rights of the Supplemental Float Reserve Beneficiary shall be terminated, (Y) all amounts remaining in the Supplemental Float Reserve Account shall be paid to the holders of all of the Class R-I Certificates and (Z) clause (vii)(A) of this Section shall have no effect unless and until the holders of all of the Class R-I Certificates deliver to the Servicer a new Irrevocable Instruction in accordance with clause (vii)(A) of this Section. For federal income tax purposes, amounts held in the Supplemental Float Reserve Account and payable to the Supplemental Float Reserve Beneficiary shall be treated as owned by the holder of the Class R-I Certificates, and such holder shall be taxed on all income and gain thereon and any amounts paid to the Supplemental Float Reserve Beneficiary pursuant to clause (vii)(A) above shall be deemed paid by the holder of the Class R-I Certificates.

            Upon termination of the Trust, any amounts remaining in the Supplemental Float Account shall be distributed pursuant to the priorities set forth in this Section 4.07.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Trustee shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates and the Servicing Fee Certificate shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates or the Servicing Fee Certificate bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or the Servicing Fee Certificate or did not hold such offices at the date of such Certificate or the Servicing Fee Certificate. No Certificate or the Servicing Fee Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate or the Servicing Fee Certificate shall be conclusive evidence, and the only evidence, that such Certificate or the Servicing Fee Certificate has been duly executed and delivered hereunder, except that the Servicer shall be entitled to the Servicing Fee whether or not the Servicing Fee Certificate has been executed, authenticated or delivered to the Servicer. All Certificates and the Servicing Fee Certificate shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

            If the Servicer elects to have its interest in the entire Servicing Fee evidenced by the Servicing Fee Certificate, the Servicing Fee Certificate shall be held only by the Servicer and by no other Person. The Trustee shall not register any transfer of the Servicing Fee Certificate to a Person other than the Servicer and any purported transfer of the Servicing Fee Certificate shall be null and void.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the Servicing Fee Certificate and of transfers and exchanges of Certificates and the Servicing Fee Certificate as herein provided. Upon surrender for registration of transfer of any Certificate or the Servicing Fee Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest, or in the case of the Servicing Fee Certificate one new Servicing Fee Certificate representing the entire interest of the Servicer in the Servicing Fee.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates or the Servicing Fee Certificate, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates or the Servicing Fee Certificate may be required.

            All Certificates and the Servicing Fee Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class X or Class P Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Trustee shall provide to any Private Certificateholder and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor and the Servicer shall cooperate with the Trustee in providing the Rule 144A information referenced in the preceding sentence, including providing to the Trustee such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Trustee shall reasonably request to meet its obligation under the preceding sentence. Each Private Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of the Class X or Class P Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to
Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Residual Certificates or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of (i) Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), (ii) PTCE 91-38 (for transactions by bank collective investment funds), (iii) PTCE 90-1 (for transactions by insurance company pooled separate accounts), (iv) PTCE 95-60 (for transactions by insurance company general accounts) or (v) PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under Similar Law.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) Other than in the case of the Depositor or an Affiliate of the Depositor that is a U.S. Person, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing (with copies directly (other than with respect to a Residual Certificate) to the Swap Provider and Cap Provider). The Trustee shall forward any such IRS Form (other than with respect to a Residual Certificate) received to the Swap Provider and Cap Provider. Each Private Certificateholder by its purchase of a Certificate is deemed to consent to any such IRS Form being so forwarded. The Trustee shall be required to forward any tax certification received by it to the Swap Provider and Cap Provider at the last known address provided to it, and, subject to Section 8.01, shall not be liable for the receipt of such tax certification by the Swap Provider or Cap Provider, nor any action taken or not taken by the Swap Provider or Cap Provider with respect to such tax certification. Upon the request of the Swap Provider or Cap Provider, the Trustee shall forward the name and address and Percentage Interest held in the Private Certificates for each Private Certificateholder to the Swap Provider or Cap Provider, as applicable, at the last known address provided to it. The Trustee shall have no duty to take any action to correct any misstatement or omission in any tax certification provided to it and forwarded to the Swap Provider or Cap Provider; provided however, if the Trustee has actual knowledge that a tax certificate or name and address information provided to it by a Private Certificateholder contains a misstatement or omission (including by reason of the Swap Provider or Cap Provider informing it of the misstatement or omission), it shall notify the Swap Provider and Cap Provider of the misstatement or omission, and when it receives a corrected form or name and address information from the Holder of the Private Certificate it shall forward the corrected form and/or name and address information to the Swap Provider and Cap Provider.

            (g) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate or mutilated Servicing Fee Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or the Servicing Fee Certificate and (b) there is delivered to the Depositor, the Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate or the Servicing Fee Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Servicing Fee Certificate, a new Certificate of like Class, tenor and Percentage Interest or the new Servicing Fee Certificate, as applicable. In connection with the issuance of any new Certificate or Servicing Fee Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate or Servicing Fee Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate or Servicing Fee Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Trustee, the Depositor and any agent of the Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Depositor, nor any agent of the Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates or the Servicing Fee Certificate may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit. The Trustee shall give prompt written notice to the Certificateholders and the Holder of the Servicing Fee Certificate of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Servicer is and shall continue to be an institution which is a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, shall maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles) and shall maintain its license to do business or service residential mortgage loans in any jurisdictions in which the Mortgaged Properties are located.

            (c) Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business (including a sale of substantially all of the assets of the Servicer) of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall make the covenant set forth in Section 6.02(b). As a condition to the succession to the Servicer under this Agreement by any Person (i) into which the Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to a Servicer, the Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In addition, unless any such successor Servicer is the same legal entity as the predecessor Servicer, the predecessor Servicer shall, upon such succession, either surrender to the Trustee for cancellation any Servicing Fee Certificate previously issued to it and Outstanding or shall assign such Servicing Fee Certificate to the successor Servicer pursuant to the terms of this Agreement.

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, its Affiliates, the Servicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, its Affiliates, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Account.

            Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with the terms of this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Trust Fund will be liable, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of the Servicer. Subject to
Section 6.02 and 7.01, the Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor and the Trustee or (i) upon the determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions:
(a) the Servicer has proposed a successor servicer to the Trustee and the Depositor and (b) each Rating Agency shall have delivered a letter to the Trustee and the Depositor prior to the appointing of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of
(i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed in writing the Servicer's responsibilities and obligations hereunder.

            In connection with any resignation by the Servicer hereunder, the Servicer shall, upon such resignation, either surrender to the Trustee for cancellation any Servicing Fee Certificate previously issued to it and Outstanding or shall assign such Servicing Fee Certificate to the successor Servicer pursuant to the terms of this Agreement.

            Section 6.05 Additional Indemnification by the Servicer; Third Party Claims.

            (a) The Servicer shall indemnify the Responsible Party, the Sponsor, the Depositor, the Trustee and any Affiliate, director, officer, employee or agent of the Depositor and hold them harmless against any and all third party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) any breach by the Servicer, of any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d)). The Servicer immediately shall notify the Depositor, the Responsible Party and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Responsible Party, the Depositor or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Sponsor, the Trustee and any director, officer, employee or agent of the Depositor, the Sponsor or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any failure by the Servicer or any Subservicer engaged by the Servicer or any Subcontractor utilized by the Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB.

            (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the Servicer shall contribute to the amount paid or payable by the Person entitled to indemnification as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and the Servicer, on the other, in connection with the Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

            (a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (b) the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement, (y) there shall be no cure period in the case of the failure to perform any of the obligations set forth in Sections 3.22, 3.23 and 8.12 and (z) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02 or 6.02) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (e) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (g) Fitch reduces its servicer rating of the Servicer to "RPS2-" or lower, Moody's reduces its servicer rating of the Servicer to "SQ3" or lower, or Standard & Poor's reduces its servicer rating of the Servicer to "Average" or lower.

            If an Event of Default described in clauses (a) through (g) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of a majority of the Voting Rights, the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event; provided further, that the Depositor shall give written notice to the Servicer of the occurrence of an Event of Default described in clause (g) of this Section 7.01 upon obtaining actual knowledge of the occurrence of such an event. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided, that if such failure is the failure to make a P&I Advance, the Trustee shall send such notice of termination and, if the Event of Default of the Servicer was the failure to make a P&I Advance, the Trustee, as successor servicer, shall make such P&I Advance for distribution on the related Distribution Date. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Subject to Section 7.02, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund payment of all accrued and unpaid Servicing Fees due to the Servicer prior to such termination, and reimbursement for all outstanding Advances made by the Servicer on or prior to the termination of the Servicer. Except to the extent provided by the following sentence, any successor Servicer shall not be permitted to pay itself the Servicing Fee due to it or to reimburse itself directly for Advances made by it as otherwise permitted by Sections 3.11(a)(ii), (iii), (vi) or (vii) if the terminated Servicer has not been paid Servicing Fees due to the terminated Servicer and been fully reimbursed for Advances made by the terminated Servicer. The successor Servicer is hereby authorized to pay to the terminated Servicer (or the related Advancing Person in accordance with Section 11.11) and itself, as applicable, all Servicing Fees due to the terminated Servicer and the successor Servicer, and to reimburse the terminated Servicer and itself for all Advances made by them from the Collection Account to the same extent the terminated Servicer or successor Servicer would have been permitted to pay itself the Servicing Fees due to it or to reimburse itself for such Advances in accordance with Sections 3.11(a)(ii), (iii), (vi) or (vii). All Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the terminated Servicer has been paid all Servicing Fees due to it and been reimbursed for all Advances made by it, the successor Servicer shall be permitted to pay itself the Servicing Fee due to such successor servicer and to reimburse itself directly for Advances made by such successor servicer in accordance with Sections 3.11(a)(ii), (iii), (vi) or (vii).

            In connection with any termination of the Servicer hereunder, the Servicer shall, upon such termination, either surrender to the Trustee for cancellation any Servicing Fee Certificate previously issued to it and Outstanding or shall assign such Servicing Fee Certificate to the successor Servicer pursuant to the terms of this Agreement.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 3.24 or Section 7.01, the Trustee shall, subject to and to the extent provided in
Section 3.05, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and Servicing Advances, pursuant to Section 3.24 or Section 7.01. It is understood and acknowledged by the parties hereto that there will be a period of transition before the transfer of servicing obligations is fully effective. Notwithstanding the foregoing, the Trustee will have a period (not to exceed 90 days) to complete the transfer of all servicing data and correct or manipulate such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee to service the Mortgage Loans in accordance with Accepted Servicing Practices. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and, subject to Section 3.21(c), the income on investments or gain related to the Collection Account which the Servicer would be entitled to receive (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee during the Trustee Float Period). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall make the covenant set forth in Section 6.02(b). Any successor to the Servicer shall be an institution which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under
Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to
Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments (subject to Section 3.21(c)). The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor to the Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall be responsible for the servicing transfer, provide notices to the Mortgagors, arrange for and transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, in the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall pay all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Trustee is the terminated Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the terminated Servicer defaults in its obligation to pay such costs and expenses, the same shall be paid by the successor Servicer or the Trustee, in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the Trust Fund.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such event shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

            Unless an Event of Default known to the Trustee has occurred and is continuing:

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Trustee shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Trustee complies with Section 3.02(e) as if the Trustee were a "Servicer" pursuant to that Section. The Trustee shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Trustee to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Trustee to identify pursuant to Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than in its corporate capacity as obligor of the investment security and with respect to the investment of funds in the Distribution Account during the Trustee Float Period);

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and any interest or investment income earned on funds deposited in the Distribution Account during the Trustee Float Period. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense during the Trustee Float Period (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with (including any claim or legal action relating to):

            (a)   this Agreement,

            (b)   the Insurance Policy,

            (c)   the Certificates, or

            (d) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05,
(ii) resulting from any breach of the Responsible Party's obligations in connection with this Agreement for which the Responsible Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h) or (iii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other routine expenses incurred by the Trustee; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of any of the Certificates by any of the Rating Agencies.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities; provided, however, the Trustee shall apply for such employer identification number of the grantor trust on the Closing Date. The Trustee shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) deliver or cause to be delivered the federal taxpayer identification number of the grantor trust on correct, complete and duly executed IRS Form W-9 of the grantor trust to the Swap Provider and the Cap Provider promptly upon receipt of such number after applying for it pursuant to
Section 8.11(b) above and, in any event, no later than the first payment date under the Interest Rate Swap Agreement or the Cap Agreement, and promptly upon actual knowledge that such previously provided form is obsolete or incorrect and, if requested by the Swap Provider or the Cap Provider, an applicable IRS Form W-8IMY;

            (d) make an election that each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (e) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (f) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (g) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (i) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (j) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (k) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class R-I Certificates shall act as Tax Matters Person for Pooling Tier REMIC-1 and the holder of the largest Percentage Interest of the Class R-II Certificates shall act as the Tax Matters Person for Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, in each case, within the meaning of Treasury Regulations
Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Charges (including amounts payable by the Servicer with respect thereto), the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and the Supplemental Interest Account (subject, other than in the case of the Class X Certificates, to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P Certificateholders, the Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or, without duplication, Upper Tier Carry Forward Amounts from the Supplemental Interest Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Trustee pursuant to this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

            Neither the Servicer nor Trustee shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund or any Trust REMIC created hereunder, endanger such status.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (iii) in all other cases, or if the Trustee or the Servicer fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            Section 8.12 Periodic Filings. (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 10-D and 10-K and certain Form 8-K's (not to include any Form 8-K related to the filing of this Agreement and any amendments thereto), required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System, or EDGAR) such Forms executed by the Depositor.

            (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit Q and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit Q hereto, within 5 calendar days after the related Distribution Date, the parties, to the extent described on Exhibit Q, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, the form and substance of the Additional Form 10-D Disclosure described on Exhibit Q applicable to such party (and shall include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as
Exhibit V), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.12(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 10-D prepared by it.

            After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for approval and execution. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(f)(ii). Form 10-D requires the Depositor to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Depositor shall notify the Trustee in writing, as soon as reasonably practicable but no later than 5 Business Days prior to the 15th calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Trustee shall be entitled to rely on such instructions in preparing and/or filing any such Form 10-D. The Depositor acknowledges that the performance by the Trustee of its duties under this
Section 8.12(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicer (including Subcontractors and Servicing Function Participant) and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12(b). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            (c) On or before 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer engaged by the Servicer, as described under
Section 3.22, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, as described under Section 3.23, and (B) if any such report on assessment of compliance with servicing criteria described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit R hereto, no later than March 1 of each year (or, in the case of the Servicer, March 15th of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the parties, to the extent described on Exhibit R, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, the form and substance of the Additional Form 10-K Disclosure described on Exhibit R applicable to such party (and shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit V), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-K Disclosure information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.12(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for approval and execution. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Depositor shall notify the Trustee in writing by March 1st if the answer to the questions should be "no." The Trustee shall be entitled to rely on such instructions in preparing and/or filing any such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(f)(ii). The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12(c), Section 8.12(d), Section 3.22 and Section 3.23. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto or any Subservicer or Servicing Function Participant engaged by any such party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) In connection with the execution of a Sarbanes Certification, the Trustee shall sign a certification (in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, and the Servicer shall sign a certification solely with respect to the Servicer (in the form attached hereto as Exhibit N, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 10th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Trustee of the signed Form 10-K pursuant to
Section 8.12(c) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Servicer has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 8.12(d) or the Trustee's material misstatement, material omission, negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12(d) or the Trustee's material misstatement, material omission, negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Trustee on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement, material omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. The obligations of the Trustee and the Servicer under this
Section 8.12(d) shall apply to the Trustee and the Servicer whether or not such Trustee or Servicer is acting as Trustee or Servicer, as applicable, at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.12(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee or the Servicer, as applicable.

            (e) Upon any filing of Form 10-D, Form 10-K or Form 8-K with the Commission, the Trustee shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the start of any fiscal year, including any fiscal year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section 8.12.

            (ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor. In the case of Form 10-D and 10-K, the Depositor and Trustee will thereupon prepare and file, and the other parties shall cooperate in connection with such preparation and filing, a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and, upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will notify the Depositor and such other parties to the transaction as are affected by such amendment, and the Depositor and the Trustee shall prepare and file, and such other parties will cooperate in connection with such preparation and filing, any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer or a senior officer of the Depositor. The Depositor acknowledges that the performance by the Trustee of its duties under this
      Section 8.12(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12 and Sections 3.22 and
      3.23. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Subservicer or any Servicing Function Participant engaged by any such party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit S hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the parties, to the extent described on Exhibit S, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Form 8-K Disclosure Information, the form and substance of the Form 8-K Disclosure Information described on Exhibit S applicable to such party (and shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit V, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.12(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Trustee shall no later than 12:00 noon (New York City time) on the 3rd Business Day after the Reportable Event but in no case without having had notice for 24 hours forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than 12:00 noon (New York City time) on the 4th Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(f)(ii). The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 8.12(g) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12(g). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (h) The Trustee shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Trustee or any Subcontractor utilized by the Trustee) provided to the Trustee in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this
Section 8.12, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Trustee pursuant to this
Section 8.12, in either case, not resulting from the Trustee's own negligence, bad faith or misconduct.

            (i) Any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information required to be provided to the Trustee shall be sent (by email at DBSec.Notifications@db.com in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and the party providing such information. With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to
Section 8.12 of this Agreement, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 11.05, via facsimile to 212-412-7519 or telephonically by calling the General Counsel at 212-412-4000. The signing party at the Depositor can be contacted at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as to which the Depositor has provided prior written notice to the Trustee.

            Section 8.13 Tax Classification of the Excess Reserve Fund Account, the Supplemental Interest Account, the Interest Rate Swap Agreement and the Cap Agreement. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account, the Supplemental Interest Account, the Interest Rate Swap Agreement and the Cap Agreement as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, to the extent not paid from the Excess Reserve Fund Account from the Supplemental Interest Account (including, without duplication, Upper Tier Carry Forward Amounts), and the obligation to pay Class IO Shortfalls to the Supplemental Interest Account as rights and obligations under a notional principal contract between the Class X Certificateholders and Holders of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of Certificates (excluding the Class X and Class P Certificates and the Residual Certificates) will be comprised of two components
- an Upper Tier REMIC Regular Interest and an interest in a notional principal contract, and the Class X Certificates will be comprised of the following components: (i) two Upper Tier REMIC Regular Interests (the Class X Interest and the Class IO Interest), (ii) an interest in the Excess Reserve Fund Account, subject to the obligation to pay Basis Risk Carry Forward Amounts and (iii) ownership of the Supplemental Interest Account and the Interest Rate Swap Agreement, subject to the obligation to pay Basis Risk Carry Forward Amounts (including, without duplication, Upper Tier Carry Forward Amounts), Net Swap Payments and Swap Termination Payments, (iv) the Cap Agreement and (v) the right to receive Class IO Shortfalls. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of each Upper Tier REMIC Regular Interest component based on information received from the Depositor.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable from Available Funds over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Account.

            Section 8.14 Limitations on Custodial Responsibilities.

            (a) The Trustee shall be under no duty or obligation to inspect, review or examine the Custodial Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

            (b) The Trustee shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy, perfection or priority of any lien upon or security interest in any Custodial File.

            (c) The Trustee shall not be responsible to verify the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Custodial File, or suitability of any Mortgage Loans.

            (d) The Trustee shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Trustee by receipt of the Custodial File.

            (e) The Trustee makes no representations and shall have no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans.

            (f) The Trustee shall have no obligation to determine whether the recordation of any document is necessary.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Servicer of all Mortgage Loans (and REO Properties) at the price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, Servicing Advances and indemnification payments payable to the Servicer, (iv) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not received by the Swap Provider as a Replacement Swap Provider Payment), and (v) any unreimbursed indemnification payments payable to the Trustee under this Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Notwithstanding anything to the contrary contained herein, no such purchase by the Servicer shall be permitted unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates) pursuant to Section 9.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or
(ii) prior to such purchase, the Servicer remits to the Trustee an amount that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, to the extent the NIM Securities are then outstanding.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If the Servicer elects to exercise its option to purchase the Mortgage Loans pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor and the Trustee of (a) the date on which the Servicer intends to exercise such purchase option and (b) the Termination Price.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to
(i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the Notice of Final Distribution, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after such second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Responsible Party, the Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action pursuant to clause (iv) or (v) above shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination by such Rating Agency as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Responsible Party and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Responsible Party and the Trustee, but with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies and the Swap Provider (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section
10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either
(A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to
Section 2.03; and

            5. The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03; and

            2. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

            (c) All directions, demands, consents and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer, the Responsible Party and the Trustee; (ii) in the case of the Servicer to HomEq Servicing, 4837 Watt Avenue, North Highlands, California 95660-5101, Attention: Portfolio Management, Facsimile No. (916) 339-6995, or such other address as may be hereafter furnished to the Depositor, the Responsible Party and the Trustee by the Servicer in writing; (iii) in the case of the Responsible Party to NC Capital Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: Mr. Kevin Cloyd, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee by the Responsible Party in writing; (iv) in the case of the Trustee to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration - BC07C1, Facsimile: (714) 247-6478; and (v) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.08 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.08 shall be borne by the Servicer.

            Section 10.09 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.10 Assignment; Sales; Advance Facilities. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (1) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances ("Advance Reimbursement Amounts") and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            Advance Reimbursement Amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s). The Trustee shall not have any duty or liability with respect to the calculation of any Advance Reimbursement Amount. The Trustee shall also not have any responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the related Advancing Person.

            The Servicer shall maintain and provide to any successor Servicer and (upon request) the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            Advance Reimbursement Amounts allocated to reimburse P&I Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to such Mortgage Loan on a "first-in, first out" ("FIFO") basis, such that the Advance Reimbursement Amounts shall be applied to reimburse the P&I Advance or Servicing Advance (as the case may be) for such Mortgage Loan that was disbursed earliest in time first, and to reimburse the P&I Advance or Servicing Advance (as the case may be) for such Mortgage Loan that was disbursed latest in time last. Liquidation Proceeds and Subsequent Recoveries with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to such Mortgage Loan before being applied to reimburse P&I Advances outstanding with respect to such Mortgage Loan. The Servicer shall provide to the related Advancing Person, the Advance Facility trustee (or to any designee of either) loan-by-loan information with respect to each Advance Reimbursement Amount remitted to such Advancing Person, Advance Facility trustee or designee, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person. The Servicer shall indemnify the Trustee and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person.

            Any amendment to this Section 10.10 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.10, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. All reasonable costs and expenses (including attorney's fees) of each party hereto of any such amendment shall be borne by the Servicer.

            Prior to entering into an Advance Facility, the Servicer shall notify the Advancing Person in writing that (1) the Trustee and the Trust are not obligated or liable to repay from their own assets (other than, with respect to the Trust, proceeds of payments from which the Servicer is entitled to reimburse itself) any Advances financed by the Advancing Person and (2) the Trustee shall not have any responsibility to track or monitor the administration of the Advance Facility between the Servicer and the Advancing Person. If the Trustee has received from the Servicer written notice of the assignment of any Advance Reimbursement Amounts, it shall act, and shall be protected in acting, at the written instruction of such Advancing Person with respect to the disposition of such Advance Reimbursement Amounts and, if so directed, shall pay the same directly to such Advancing Person.

            Section 10.11 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Pooling and Servicing Agreement or the intent of the parties hereto.

            Section 10.12 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 10.13 Third Party Rights. Each of the Swap Provider, and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 10.14 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Trustee, the Servicer and the Responsible Party caused by such request, agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer and the Trustee shall, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Responsible Party, the Servicer and the Trustee caused by such request, cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Responsible Party and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC


                                       By: /s/ Paul Menefee
                                          --------------------------------------
                                          Name: Paul Menefee
                                          Title: Director


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity


                                       By: /s/ Amy Stoddard
                                          --------------------------------------
                                          Name: Amy Stoddard
                                          Title: Authorized Signer


                                       By: /s/ Barbara Campbell
                                          --------------------------------------
                                          Name: Barbara Campbell
                                          Title: Vice President


                                       NC CAPITAL CORPORATION


                                       By: /s/ Kevin Cloyd
                                          --------------------------------------
                                          Name: Kevin Cloyd
                                          Title: President


                                       BARCLAYS CAPITAL REAL ESTATE INC.
                                          D/B/A HOMEQ SERVICING


                                       By:  /s/ Arthur Q. Lyon
                                          --------------------------------------
                                          Name: Arthur Q. Lyon
                                          Title: Vice President and Chief
                                                 Executive Officer,
                                                 HomEq Servicing Division

                                   SCHEDULE I

                             Mortgage Loan Schedule

     (Delivered to the Trustee and not attached to the Pooling and Servicing
                                   Agreement)

                                   SCHEDULE II

                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC2

                 Representations and Warranties of the Servicer

            The Servicer hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meaning ascribed thereto in the Pooling and Servicing Agreement.

            (1) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the state of Delaware, and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Responsible Party and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms; except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans required to be serviced by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any law, statute, rule, order, regulation, judgment or decree applicable to the Servicer or its property of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any law, statute, rule, order, regulation, judgment or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which (w) materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, the ability of the Servicer to perform its obligations under this Pooling and Servicing Agreement, (x) materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, the business, operations, financial condition, properties or assets of the Servicer taken as a whole, (y) impair the ability of the Trust to realize on the Mortgage Loans, or (z) impair the value of the Mortgage Loans;

            (4) The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

            (5) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement;

            (6) No action, suit, proceeding or investigation is pending or threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Pooling and Servicing Agreement;

            (7) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Pooling and Servicing Agreement or the servicing of the Mortgage Loans as evidenced by the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

            (8) With respect to each Mortgage Loan serviced by the Servicer hereunder, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE III

                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC2

   Representations and Warranties of the Responsible Party as to the Mortgage
                                      Loans

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule III as to the Mortgage Loans only, to the Depositor and the Trustee, as of the Closing Date or such other date as may be specified below. Capitalized terms used in this Schedule but not defined in this Schedule have the meanings given to them in the Purchase Agreement.

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

            (b) Payments Current. Except with respect to the Mortgage Loans identified on Schedule III-A, all payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Responsible Party has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of the title insurer, if any, to the extent required, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer to the extent required, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily insured against in the jurisdiction where the related Mortgaged Property is located and acceptable to the Rating Agencies, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect, as well as all additional requirements set forth in
Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Responsible Party and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by the Purchase Agreement. The Responsible Party has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. The Responsible Party shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material and Adverse Representation;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Responsible Party has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Responsible Party waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or a manufactured home, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op
Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. In the case of a manufactured home, (i) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (ii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, (iii) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law and (iv) such manufactured home Mortgage Loan (x) would be a "qualified mortgage" under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended if transferred to a REMIC on its startup day in exchange for the regular or residual interests in the REMIC and (y) is secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            a. with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

            b. the lien of current real property taxes and assessments not yet due and payable;

            c. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            d. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Responsible Party has full right to sell and assign the same to the Purchaser.

            (k) Valid First or Second Priority Security Interest. With respect to any Co-op Loan, the related Mortgage is a valid, subsisting, enforceable and perfected, first priority security interest (with respect to a First Lien Loan) or second priority security interest (with respect to a Second Lien Loan) on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (l) No Negative Amortization. With respect to any Second Lien Loan, the related First Lien Loan does not permit negative amortization. This representation and warranty is a Deemed Material and Adverse Representation;

            (m) [Reserved];

            (n) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Responsible Party in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Responsible Party has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (o) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (p) Ownership. The Responsible Party is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Responsible Party will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Responsible Party has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Responsible Party intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Responsible Party will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Responsible Party will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (q) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (r) LTV. No Mortgage Loan has an LTV greater than 100%;

            (s) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a generally accepted title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Responsible Party, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (j) of this Schedule III, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Responsible Party, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Responsible Party, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

            (t) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Responsible Party nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (u) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (v) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (w) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, or, with respect to interest-only Mortgage Loans, monthly installments of interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date;

            (x) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (y) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and neither the Responsible Party nor the Originator has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (z) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (aa) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (bb) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (cc) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Responsible Party generally;

            (dd) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Responsible Party is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A to the Purchase Agreement, except for such documents the originals of which have been delivered to the Custodian;

            (ee) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Originator's Underwriting Guidelines;

            (ff) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (gg) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Responsible Party's knowledge, such provision is enforceable;

            (hh) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (ii) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Responsible Party, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (jj) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (kk) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (ll) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Responsible Party and the Originator with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Responsible Party or the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Responsible Party have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Responsible Party or the Originator executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (mm) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (nn) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Responsible Party or by any officer, director, or employee of the Responsible Party or any designee of the Responsible Party or any corporation in which the Responsible Party or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (oo) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (pp) Servicemembers Civil Relief Act. The Mortgagor has not notified the Responsible Party, and the Responsible Party has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

            (qq) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the Responsible Party or the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (rr) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Originator has complied with, all applicable law with respect to the making of the Mortgage Loans. The Responsible Party shall cause the Originator to maintain such statement in the Mortgage File;

            (ss) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (tt) Escrow Analysis. If applicable, with respect to each Mortgage, the Responsible Party or the Originator has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (uu) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

            (vv) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder. This representation and warranty is a Deemed Material and Adverse Representation;

            (ww) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage. This representation and warranty is a Deemed Material and Adverse Representation;

            (xx) No Failure to Cure Default. The Responsible Party has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (yy) Principal Residence. With respect to each Second Lien Loan, except as set forth on the related Mortgage Loan Schedule, the related Mortgaged Property was the Mortgagor's principal residence at the time of the origination of such Second Lien Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (zz) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Responsible Party to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Responsible Party shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (aaa) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (bbb) Prepayment Penalty. Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule, and (i) specifically authorizes such Prepayment Penalties to be collected and such Prepayment Penalties are permissible and enforceable and were originated in accordance with the terms of the related Mortgage Loan documents and all applicable state, federal and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and (ii) include all necessary documentation to determine the amount of the Prepayment Penalty to be collected. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination. This representation and warranty is a Deemed Material and Adverse Representation;

            (ccc) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. This representation and warranty is a Deemed Material and Adverse Representation;

            (ddd) Qualified Mortgage. The Mortgage Loan would be a "qualified mortgage," within the meaning of Section 860G(a)(3) of the Code, if transferred to a REMIC on its startup day in exchange for the regular or residual interests in the REMIC;

            (eee) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by a provider chosen by the Responsible Party and acceptable to the Purchaser in its sole discretion, and such contract is transferable at no cost to the Purchaser or any Successor Servicer;

            (fff) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (ggg) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Responsible Party, or is in the process of being recorded;

            (hhh) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" and the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation," each within the meaning of
Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            (iii) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (jjj) No Prior Offer. The Mortgage Loan has not previously been offered for sale;

            (kkk) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material and Adverse
Representation;

            (lll) Credit Reporting: The Responsible Party has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material and Adverse Representation;

            (mmm) Fannie Mae Guides Anti-Predatory Lending Eligibility: Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides except as otherwise agreed upon between the Responsible Party and Fannie Mae. This representation and warranty is a Deemed Material and Adverse Representation;

            (nnn) Mortgagor Selection. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Originator or any Affiliate of the Originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending Affiliate of the Originator, the Originator referred the related Mortgagor's application to such Affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material and Adverse Representation;

            (ooo) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (ppp) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan's originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Originator, as servicer, shall not impose such Prepayment Penalty in any instance when the mortgage debt is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as a result of the Mortgagor's default in making the Mortgage Loan payments. This representation and warranty is a Deemed Material and Adverse Representation;

            (qqq) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, property, accident unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (rrr) Credit Reporting. The Responsible Party shall cause the Originator, as servicer, to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. Additionally, the Responsible Party shall cause the Originator, as servicer, to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Responsible Party shall cause the Originator, as servicer, to agree to report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material and Adverse Representation;

            (sss) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material and Adverse Representation;

            (ttt) New Jersey Covered Loans. Neither the Responsible Party nor the Originator has engaged in the practice of "flipping" (as defined in the New Jersey Home Ownership Security Act of 2002) a New Jersey Covered Loan;

            (uuu) No Services Termination Fee. Each agreement with a servicer of the Mortgage Loan, if any, provides for the termination of the servicing rights relating to the Mortgage Loan on the related servicing transfer date, without the payment of any termination fee or other expense by Purchaser;

            (vvv) Consumer Credit Laws. The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

            (www) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest mortgage loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest mortgage loans;

            (xxx) 100% of Purchase Financed. No Mortgage Loan is a "manufactured housing loan" pursuant to the New Jersey Act, and one hundred percent of the amount financed of any purchase money second lien Mortgage Loan subject to the New Jersey Act was used for the purchase of the related Mortgaged Property;

            (yyy) No Points or Fees on Prepayment. No points, fees or similar charges are required to be reimbursed to a Mortgagor upon a prepayment in full of the related Mortgage Loan; and

            (zzz) Points and Fees. No Mortgagor was charged Points and Fees (whether or not financed) in excess of the requirements of the state in which the Mortgaged Property is located. This representation and warranty is a Deemed Material Breach Representation.

                                 SCHEDULE III-A

                      Mortgage Loan Identification Numbers


                                   1009841086
                                   1010025484
                                   1010024813
                                   1009998746
                                   1010059376
                                   1010031627
                                   1009810537
                                   1009618933
                                   1010002132
                                   1009813801
                                   1009616739
                                   1009704180
                                   1009769574
                                   1009230478
                                   1010112987
                                   1009424321
                                   1009682015
                                   1009931737
                                   1009769048
                                   1009151794
                                   1009647215
                                   1008052171
                                   1010002551
                                   1009478175
                                   1009486059
                                   1008702406
                                   1009714464
                                   1009909030

                                   SCHEDULE IV

                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC2

  Representation and Warranties of the Responsible Party as to the Responsible
                                      Party

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule IV to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used in this Schedule but not defined in this Schedule have the meanings given to them in the Purchase Agreement.

            (a) Due Organization and Authority. The Responsible Party is a corporation duly organized, validly existing, and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Responsible Party. The Responsible Party has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Responsible Party and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Responsible Party, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Responsible Party to make this Agreement valid and binding upon the Responsible Party in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Responsible Party is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Responsible Party, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Responsible Party pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Responsible Party, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Responsible Party's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Responsible Party is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Responsible Party or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) Ability to Service. The Responsible Party has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Responsible Party is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located;

            (f) Reasonable Servicing Fee. The Responsible Party acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Responsible Party, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Interim Servicing Agreement;

            (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Responsible Party's knowledge, threatened against the Responsible Party, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Responsible Party, or in any material impairment of the right or ability of the Responsible Party to carry on its business substantially as now conducted, or in any material liability on the part of the Responsible Party, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Responsible Party contemplated herein, or which would be likely to impair materially the ability of the Responsible Party to perform under the terms of this Agreement;

            (h) Ability to Perform; Solvency. The Responsible Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Responsible Party is solvent and the sale of the Mortgage Loans will not cause the Responsible Party to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (i) Origination. The Responsible Party's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Responsible Party's Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (j) Anti-Money Laundering Laws. The Responsible Party has complied with all applicable anti-money laundering laws, regulations and executive orders, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Responsible Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. Additionally, no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations; and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

            (k) Financial Statements. [Reserved];

            (l) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Responsible Party's portfolio at the related Closing Date as to which the representations and warranties set forth in Schedule III could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (m) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Pooling and Servicing Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Pooling and Servicing Agreement. With respect to each Mortgage Loan, the Responsible Party will be in possession of a complete Mortgage File in compliance with Exhibit A to the Purchase Agreement, except for such documents as will be delivered to the Custodian;

            (n) Mortgage Loan Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to
Article XI to the Purchase Agreement on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance Agreement;

            (o) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (p) No Brokers. The Responsible Party has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (q) Sale Treatment. The Responsible Party intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Responsible Party and the Responsible Party has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (r) Owner of Record. The Responsible Party is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Responsible Party will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Responsible Party will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

            (s) Reasonable Purchase Price. The consideration received by the Responsible Party upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

            (t) Seasoned Mortgaged Loans. The Responsible Party currently operates or actively participates in an on-going and active program or business
(A) to originate Mortgages, (B) to make periodic purchases of Mortgage Loans from originators or other sellers, or (C) to issue or purchase securities or bonds supported by the Mortgage Loans, with a portion of the proceeds generated by such program or business being used to purchase or originate Mortgage Loans made to Mortgagors who are: (1) low-income families (families with incomes of 80% or less of area median income), living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income) or (2) very low-income families (families with incomes of 60% or less of area median income). This representation and warranty is a Deemed Material and Adverse Representation; and

            (u) Nonpetition. The Responsible Party shall not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the related Closing Date.

                                   SCHEDULE V

                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC2

   Representations and Warranties of the Depositor as to the Mortgage Loans

            The Depositor hereby makes the following representation and warranty to the Trustee as of the Closing Date:

            (a) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (b) Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                                    EXHIBIT A

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No:                          A-1-[__]
                                         A-2A-[__]
                                         A-2B-[__]
                                         A-2C-[__]
                                         M-1-[__]
                                         M-2-[__]
                                         M-3-[__]
                                         M-4-[__]
                                         M-5-[__]
                                         M-6-[__]
                                         B-1-[__]
                                         B-2-[__]
                                         B-3-[__]

Cut-off Date:                            February 1, 2007

First Distribution Date:                 March 26, 2007

Initial Certificate Balance
of this Certificate
("Denomination"):                        $[             ]

Initial Certificate
Balances of all
Certificates of this Class:              A-1      $281,626,000
                                         A-2A     $189,572,000
                                         A-2B     $116,029,000
                                         A-2C     $10,529,000
                                         M-1      $49,743,000
                                         M-2      $40,965,000
                                         M-3      $19,229,000
                                         M-4      $22,991,000
                                         M-5      $15,884,000
                                         M-6      $13,794,000
                                         B-1      $15,446,000
                                         B-2      $9,196,000
                                         B-3      $11,286,000

CUSIP:                                   A-1      81378GAA6
                                         A-2A     81378GAB4
                                         A-2B     81378GAC2
                                         A-2C     81378GAD0
                                         M-1      81378GAE8
                                         M-2      81378GAF5
                                         M-3      81378GAG3
                                         M-4      81378GAH1
                                         M-5      81378GAJ7
                                         M-6      81378GAK4
                                         B-1      81378GAL2
                                         B-2      81378GAM0
                                         B-3      81378GAN8


ISIN:                                    A-1      US81378GAA67
                                         A-2A     US81378GAB41
                                         A-2B     US81378GAC24
                                         A-2C     US81378GAD07
                                         M-1      US81378GAE89
                                         M-2      US81378GAF54
                                         M-3      US81378GAG38
                                         M-4      US81378GAH11
                                         M-5      US81378GAJ76
                                         M-6      US81378GAK40
                                         B-1      US81378GAL23
                                         B-2      US81378GAM06
                                         B-3      US81378GAN88

                   SECURITIZED ASSET BACKED RECEIVABLES LLC

                               SABR Trust 2007-NC2
               Mortgage Pass-Through Certificates, Series 2007-NC2
                         [Class A-][Class M-][Class B-]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), NC Capital Corporation, as responsible party (the "Responsible Party") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee



                                       By:____________________________________

Authenticated:



By:___________________________________________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Responsible Party, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                   _____________________________________________
                                   Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS P CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS P CERTIFICATE PROVIDES TO THE TRUSTEE THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS P CERTIFICATE, THE TRUSTEE SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF A CLASS P CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE TRUSTEE FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS P CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.



Certificate No.           :           P-1

Cut-off Date              :           February 1, 2007

First Distribution Date   :           March 26, 2007

Percentage Interest of
this Certificate
("Denomination")          :           [___]%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                               SABR Trust 2007-NC2
               Mortgage Pass-Through Certificates, Series 2007-NC2

                                     Class P

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), NC Capital Corporation, as responsible party (the "Responsible Party") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose, or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee



                                       By:____________________________________

Authenticated:



By:___________________________________________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party, and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                   _____________________________________________
                                   Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT C-1

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.             :         R-I-[_]

Cut-off Date                :         February 1, 2007

First Distribution Date     :         March 26, 2007

Percentage Interest of
this Certificate
("Denomination")            :         100%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
               Mortgage Pass-Through Certificates, Series 2007-NC2

                                    Class R-I

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R-I Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ________________________ is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R-I Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), NC Capital Corporation, as responsible party (the "Responsible Party") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R-I Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R-I Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R-I Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R-I Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R-I Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R-I Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R-I Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R-I Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R-I Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R-I Certificate, (C) not to cause income with respect to the Class R-I Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R-I Certificate or to cause the Transfer of the Ownership Interest in this Class R-I Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R-I Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee



                                       By:____________________________________

Authenticated:



By:___________________________________________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                   _____________________________________________
                                   Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT C-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.             :         R-II-[_]

Cut-off Date                :         February 1, 2007

First Distribution Date     :         March 26, 2007

Percentage Interest of
this Certificate
("Denomination")            :         100%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
               Mortgage Pass-Through Certificates, Series 2007-NC2

                                   Class R-II

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R-II Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ________________________ is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R-II Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), NC Capital Corporation, as responsible party (the "Responsible Party") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R-II Certificate at the offices designated by the Trustee for such purposes or the office or such other location specified in the notice to Certificateholders.

            No transfer of a Class R-II Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R-II Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R-II Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R-II Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R-II Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R-II Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R-II Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R-II Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R-II Certificate, (C) not to cause income with respect to the Class R-II Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R-II Certificate or to cause the Transfer of the Ownership Interest in this Class R-II Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R-II Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee


                                       By:____________________________________

Authenticated:


By:___________________________________________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                   _____________________________________________
                                   Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS X CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS X CERTIFICATE PROVIDES TO THE TRUSTEE THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS X CERTIFICATE, THE TRUSTEE SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF A CLASS X CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE TRUSTEE FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS X CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.              :        X-1

Cut-off Date                 :        February 1, 2007

First Distribution Date      :        March 26, 2007

Percentage Interest of this
Certificate ("Denomination") :        [___]%

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
               Mortgage Pass-Through Certificates, Series 2007-NC2

                                     Class X

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee


                                       By:____________________________________

Authenticated:


By:___________________________________________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:



                                   _____________________________________________
                                   Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to _________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166

Barclays Capital Real Estate Inc. d/b/a HomEq Servicing
4837 Watt Avenue
North Highlands, California  95660-5101

      Re: Pooling and Servicing Agreement, dated as of February 1, 2007, by and among Securitized Asset Backed Receivables LLC, as Depositor, NC Capital Corporation, as Responsible Party, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as Servicer, and Deutsche Bank National Trust Company, as Trustee, Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, Series 2007-NC2

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

            a. the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            b. an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166

Barclays Capital Real Estate Inc. d/b/a HomEq Servicing
4837 Watt Avenue
North Highlands, California 95660-5101

      Re: Pooling and Servicing Agreement, dated as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as Depositor, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as Servicer, NC Capital Corporation, as Responsible Party, and Deutsche Bank National Trust Company, as Trustee, Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage Pass-Through Certificates, Series 2007-NC2

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            a.    The original Mortgage Note, endorsed in the form provided in
                  Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            b.    The original recorded Mortgage.

            c.    An executed assignment of the Mortgage in the form provided in
                  Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            d. The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            e. The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (15),
(22) and (29) of the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

            Securitized Asset Backed Receivables LLC Trust 2007-NC2,
               Mortgage Pass-Through Certificates, Series 2007-NC2



STATE OF                )
                        )  ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R-I][R-II] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as Servicer, NC Capital Corporation, as Responsible Party and Deutsche Bank National Trust Company, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check the applicable paragraph:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            a. the present value of any consideration given to the Transferee to acquire such Certificate;

            b. the present value of the expected future distributions on such Certificate; and

            c. the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______, 20__.



                                       _________________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:


_______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this______day of ________ , 20__.



                                       _________________________________________
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE


                                                                __________, 20__

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166
Attention: [_________]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attn: Transfer Unit

      Re:   Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage
            Pass-Through Certificates, Series 2007-NC2, Class [            ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee and (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       _________________________________________
                                       Print Name of Transferor


                                       By:____________________________________
                                       Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER



                                                              ____________, 20__

Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York 10166
Attention: [_________]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attn: Transfer Unit

Barclays Bank PLC
200 Park Avenue
New York, New York  10166
Attention: [_________]

Re:   Securitized Asset Backed Receivables LLC Trust 2007-NC2 Mortgage
            Pass-Through Certificates, Series 2007-NC2, Class [_]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            The Transferee's taxpayer identification number is __________. The Transferee attaches hereto IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9. The Transferee hereby consents to the attached Form being provided to the Swap Provider and Cap Provider.

                              ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

-------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                       _________________________________________
                                       Print Name of Transferee



                                       By:______________________________________
                                          Name:
                                          Title:



                                       Date:

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _________________________________________
                                       Print Name of Transferee



                                       By:______________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:



                                       _________________________________________
                                       Print Name of Buyer



                                       Date:

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:   Deutsche Bank National Trust Company,
      1761 East St. Andrew Place
      Santa Ana, California  92705-4934
      Attn: Trust Administration - SABR 2007-NC2

      Re: In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as depositor, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer, NC Capital Corporation, as responsible party and Deutsche Bank National Trust Company, as trustee, Securitized Asset Backed Receivables LLC Trust 2007-NC2, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.



Address to which Trustee should deliver
the Trustee's Mortgage File: ______________
___________________________________________
___________________________________________



                                       BARCLAYS CAPITAL REAL ESTATE INC.
                                          D/B/A HOMEQ SERVICING



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Date:

[ACKNOWLEDGED AND AGREED:


DEUTSCHE BANK NATIONAL TRUST COMPANY
   as Trustee



By:_____________________________________
   Name:
   Title:
   Date:                                ]

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

            (a) The documents or instruments set forth as items (i) to (ix) in
      Section 2.01(b) of the Agreement.

            (b) Residential loan application.

            (c) Mortgage Loan closing statement.

            (d) Verification of employment and income, if applicable.

            (e) Verification of acceptable evidence of source and amount of down payment.

            (f) Credit report on Mortgagor.

            (g) Residential appraisal report.

            (h) Photograph of the Mortgaged Property.

            (i) Survey of the Mortgaged Property.

            (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (k) All required disclosure statements.

            (l) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

            (m) Sales contract, if applicable.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

      Re: Securitized Asset Backed Receivables LLC Trust 2007-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), by and among Securitized Asset Backed Receivables LLC, as depositor, Deutsche Bank National Trust Company, as trustee (the "Trustee"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), and NC Capital Corporation, as responsible party

            I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

            4. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Date:



By:____________________________________
   Name:
   Title:

                                    EXHIBIT M

                           FORM OF CERTIFICATION TO BE
                      PROVIDED BY THE TRUSTEE TO DEPOSITOR

      Re: Securitized Asset Backed Receivables LLC Trust 2007-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), and NC Capital Corporation, as responsible party

            The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, it being understood that the Trustee is not responsible for verifying the accuracy or completeness of information in the Reports (a) provided by Persons other than the Trustee or any Subcontractor utilized by the Trustee or (b) relating to Persons other than the Trustee or any Subcontractor utilized by the Trustee as to which a Responsible Officer of the Trustee does not have actual knowledge;

            3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

            4. The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date:



By:____________________________________
   Name:
   Title:

                                    EXHIBIT N

                        FORM OF SERVICER'S CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

      Re: Securitized Asset Backed Receivables LLC Trust 2007-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), by and among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor") and Deutsche Bank National Trust Company as trustee (the "Trustee"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), and NC Capital Corporation, as responsible party

            I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

            2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

            3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

            4. Based on my knowledge and the compliance review conducted in preparing the Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

            5. Each Servicing Assessment of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:



By:_________________________________
   Name:
   Title:

                                    EXHIBIT O

                              REPRESENTATION LETTER


                                   SIDE LETTER

            THIS AGREEMENT, dated as of February 27, 2007 (the "Agreement") is entered into between Barclays Bank PLC ("BBPLC") and Securitized Asset Backed Receivables LLC (the "Depositor").

                                    RECITALS

            WHEREAS, pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling Agreement"), among the Depositor, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer, NC Capital Corporation, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"), the Responsible Party has made certain representations and warranties regarding the Mortgage Loans to the Depositor and the Trustee.

            WHEREAS, pursuant to the Bill of Sale, dated as of February 27, 2007 (the "Bill of Sale"), between the Depositor and Sutton Funding LLC ("Sutton"), Sutton sold the Mortgage Loans to the Depositor.

            WHEREAS, BBPLC is the administrator of Sutton.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   Definitions
                                   -----------

            Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling Agreement.

                   Representations and Warranties of BBPLC
                   ---------------------------------------

            BBPLC hereby represents to the Depositor that:

            (i) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

            (ii) Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.



                          Repurchase of Mortgage Loans
                          ----------------------------

            A breach by BBPLC of its representations and warranties above will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. BBPLC shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice of breach with respect to each such Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

                             Third-Party Beneficiary
                             -----------------------

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee and its successors and assigns under the Pooling Agreement shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement, except as expressly limited by the terms hereof. Except as expressly stated otherwise herein or in the Pooling Agreement, any right of the Trustee to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Trustee in its sole and absolute discretion.

                                  Governing Law
                                  -------------

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                  Counterparts
                                  ------------

            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

                                   Amendments
                                   ----------

            This Agreement may be amended from time to time by BBPLC and the Depositor, with the prior written consent of the Trustee.

                            [SIGNATURE PAGE FOLLOWS]

            Executed as of the day and year first above written.

                                       BARCLAY BANK PLC

                                       By: /s/ John T. Carroll
                                          --------------------------------------
                                          Name:  John T. Carroll
                                          Title: Managing Director

                                       SECURITIZED ASSET BACKED RECEIVABLES LLC

                                       By: /s/  Paul Menefee
                                          --------------------------------------
                                          Name:  Paul Menefee
                                          Title: Director

                                   EXHIBIT P

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Trustee], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

                                              SERVICING CRITERIA                            APPLICABLE SERVICING
                                                                                                 CRITERIA
-------------------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
-------------------------------------------------------------------------------------------------------------------------

                                       General Servicing Considerations
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance       Trustee/Servicer
                     or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)       If any material servicing activities are outsourced to third            Trustee/Servicer
                     parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a                   N/A
                     back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the         Servicer
                     party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                     agreements.

                                      Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate         Servicer/Trustee, as
                     custodial bank accounts and related bank clearing accounts no more         applicable
                     than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to      Servicer/Trustee
                     an investor are made only by authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows           Servicer
                     or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve          Servicer/Trustee
                     accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally insured             Servicer/Trustee
                     depository institution as set forth in the transaction agreements.
                     For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized           Servicer/Trustee
                     access.

1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all                 Servicer/Trustee
                     asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                      Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with the              Trustee/Servicer
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                     Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance       Trustee/Servicer
                     with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two business        Trustee/Servicer
                     days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with       Trustee/Servicer
                     cancelled checks, or other form of payment, or custodial bank statements.

                                          Pool Asset Administration

1122(d)(4)(i)         Collateral or security on mortgage loans is maintained as required     Trustee/Servicer
                     by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by      Trustee/Servicer
                     the transaction agreements

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are              Servicer
                     made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in                  Servicer
                     accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with the          Servicer
                     Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's                 Servicer
                     mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,               Servicer
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the            Servicer
                     period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans         Servicer
                     with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow            Servicer
                     accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance             Servicer
                     payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be             Servicer
                     made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two            Servicer
                     business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                     agreements.

1122(d)(4)(xiv)       Delinquencies, charge-offs and uncollectible accounts are             Servicer/Trustee as
                     recognized and recorded in accordance with the transaction             successor Servicer
                     agreements.

1122(d)(4)(xv)       Any external enhancement or other support, identified in Item              Trustee, if
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained        applicable.
                     as set forth in the transaction agreements.

                                    EXHIBIT Q

----------------------------------------------------------------------------
                         ADDITIONAL FORM 10-D DISCLOSURE
----------------------------------------------------------------------------
           Item on Form 10-D                      Party Responsible
----------------------------------------------------------------------------
     Item 1: Distribution and Pool
        Performance Information

 Information included in the [Monthly                  Servicer
              Statement]                               Trustee

Any information required by 1121 which                Depositor
    is NOT included on the [Monthly
              Statement]

 Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to
Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:

Issuing Entity                                         Trustee
                                                       Servicer
                                                      Depositor

Depositor                                             Depositor

Trustee                                                Trustee

Sponsor                                               Depositor

Servicer                                               Servicer

1110(b) Originator                                    Depositor

Any 1108(a)(2) Servicer (other than                    Servicer
   the Servicer or Trustee)

Any other party contemplated by                       Depositor
1100(d)(1)

 Item 3: Sale of Securities and Use of                Depositor
               Proceeds

Information from Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of securities
by the sponsor, depositor or issuing
entity, that are backed by the same
asset pool or are otherwise issued by
the issuing entity, whether or not
registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Item 4: Defaults Upon Senior Securities                Trustee

Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any grace
period and provision of any required
notice)

  Item 5: Submission of Matters to a                   Trustee
       Vote of Security Holders

Information from Item 4 of Part II of
Form 10-Q

 Item 6: Significant Obligors of Pool                    N/A
                Assets

Item 1112(b) - Significant Obligor
Financial Information*

*This information need only be reported
on the Form 10-D for the distribution
period in which updated information is
required pursuant to the Item.

    Item 7: Significant Enhancement
         Provider Information

Item 1114(b)(2) - Credit Enhancement
Provider Financial Information*

Determining applicable disclosure                     Depositor
threshold

Requesting required financial                         Depositor
  information (including any required
  accountants' consent to the use
  thereof) or effecting incorporation
  by reference

Item 1115(b) - Derivative Counterparty
        Financial Information*

Determining current maximum probable                  Depositor
exposure

Determining current significance                      Depositor
percentage

Requesting required financial                         Depositor
  information (including any required
  accountants' consent to the use
  thereof) or effecting incorporation
  by reference

*This information need only be reported
on the Form 10-D for the distribution
period in which updated information is
required pursuant to the Items.

       Item 8: Other Information

Disclose any information required to be   Any party to the Agreement responsible
reported on Form 8-K during the period    for the applicable Form 8-K Disclosure
covered by the Form 10-D but not                          item
reported

           Item 9: Exhibits

Monthly Statement to Certificateholders                Trustee

   Exhibits required by Item 601 of                   Depositor
   Regulation S-K, such as material
              agreements

                                    EXHIBIT R

-------------------------------------------------------------------------------
                        ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------
           Item on Form 10-K                      Party Responsible
-------------------------------------------------------------------------------
      Item 9B: Other Information             Any party to this Agreement
Disclose  any  information  required to  responsible for disclosure items on
be  reported  on Form  8-K  during  the                Form 8-K
fourth  quarter  covered  by  the  Form
10-K but not reported

     Item 15: Exhibits, Financial                      Trustee
          Statement Schedules                         Depositor

   Reg AB Item 1112(b): Significant
        Obligors of Pool Assets

Significant Obligor Financial                            N/A
Information*

*This information need only be
reported on the Form 10-K if updated
information is required pursuant to Item
1112(b).

    Reg AB Item 1114(b)(2): Credit
    Enhancement Provider Financial
              Information

Determining applicable disclosure                     Depositor
threshold

Requesting required financial                         Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference

* This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

    Reg AB Item 1115(b): Derivative
  Counterparty Financial Information

Determining current maximum probable                  Depositor
exposure

Determining current significance                      Depositor
percentage

Requesting required financial                         Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference

* This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

  Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to
Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:

Issuing Entity                             Trustee, Servicer and Depositor

Depositor                                             Depositor

Trustee                                                Trustee

Sponsor                                               Depositor

Servicer                                               Servicer

1110(b) Originator                                    Depositor

Any 1108(a)(2) Servicer (other than                    Servicer
the Servicer or Trustee)

Any other party contemplated by                       Depositor
1100(d)(1)

  Reg AB Item 1119: Affiliations and
             Relationships

Whether  (a)  the   Sponsor   (Seller),          Depositor as to (a)
Depositor or Issuing Entity is an
affiliate of the following parties, and
(b) to the extent known and material,
any of the following parties are
affiliated with one another:

Servicer                                               Servicer

Trustee                                           Trustee as to (a)

Any other 1108(a)(3) servicer                          Servicer

Any 1110 Originator                                   Depositor

Any 1112(b) Significant Obligor                       Depositor

Any 1114 Credit Enhancement Provider                  Depositor

Any 1115 Derivative Counterparty                      Depositor
Provider

Any other 1101(d)(1) material party                   Depositor

Whether  there  are  any  "outside  the          Depositor as to (a)
ordinary course business arrangements"
other than would be obtained in an arm's length transaction between (a) the
Sponsor (Seller), Depositor or Issuing
Entity on the one hand, and (b) any of
the following parties (or their
affiliates) on the other hand, that
exist currently or within the past two
years and that are material to a
Certificateholder's understanding of the
Certificates:

Servicer                                               Servicer

Trustee                                               Depositor

Any other 1108(a)(3) servicer                          Servicer

Any 1110 Originator                                   Depositor

Any 1112(b) Significant Obligor                       Depositor

Any 1114 Credit Enhancement Provider                  Depositor

Any 1115 Derivative Counterparty                      Depositor
Provider

Any other 1101(d)(1) material party                   Depositor

Whether there are any specific relationships     Depositor as to (a)
involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and
(b) any of the  following  parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material:

Servicer                                               Servicer

Trustee                                               Depositor

Any other 1108(a)(3) servicer                          Servicer

Any 1110 Originator                                   Depositor

Any 1112(b) Significant Obligor                       Depositor

Any 1114 Credit Enhancement Provider                  Depositor

Any 1115 Derivative Counterparty                      Depositor
Provider

Any other 1101(d)(1) material party                   Depositor

                                    EXHIBIT S

-------------------------------------------------------------------------------
                         FORM 8-K DISCLOSURE INFORMATION
-------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
-------------------------------------------------------------------------------
   Item 1.01- Entry into a Material      The party to this Agreement entering
         Definitive Agreement               into such material definitive
                                                      agreement

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is
not a party.

Examples: servicing agreement,
custodial agreement.

Note:  disclosure  not  required  as to
definitive  agreements  that are  fully
disclosed in the prospectus

 Item 1.02- Termination of a Material        The party to this Agreement
         Definitive Agreement            requesting termination of a material
                                                 definitive agreement

Disclosure is required regarding
termination of any definitive
agreement that is material to the
securitization (other than expiration
in accordance with its terms), even if
depositor is not a party.

Examples:      servicing     agreement,
custodial agreement.

 Item 1.03- Bankruptcy or Receivership                Depositor

Disclosure  is required  regarding  the
bankruptcy   or   receivership,    with
respect to any of the following:

Sponsor (Seller)                                      Depositor

Depositor                                             Depositor

Servicer                                               Servicer

Affiliated Servicer                                    Servicer

Other Servicer servicing 20% or more                   Servicer
of the pool assets at the time of the
report

Other material servicers                               Servicer

Trustee                                                Trustee

Significant Obligor                                   Depositor

Credit Enhancer (10% or more)                         Depositor

Derivative Counterparty                               Depositor

   Item 2.04- Triggering Events that                  Depositor
    Accelerate or Increase a Direct                    Servicer
 Financial Obligation or an Obligation                 Trustee
under an Off-Balance Sheet Arrangement

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events other
than waterfall triggers which are
disclosed in the monthly statements to
the certificateholders.

  Item 3.03- Material Modification to            Trustee/Responsible
      Rights of Security Holders               Party/Depositor/Servicer

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders, including
the Pooling and Servicing Agreement.

 Item 5.03- Amendments of Articles of                 Depositor
  Incorporation or Bylaws; Change of
              Fiscal Year

Disclosure is required of any amendment
"to the governing documents of the
issuing entity."

   Item 6.01- ABS Informational and                   Depositor
        Computational Material

   Item 6.02- Change of Servicer or          Servicer/ Depositor /Trustee
                Trustee

Requires disclosure of any removal,
replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Reg  AB   disclosure   about   any  new           Servicer/Depositor
servicer or master servicer is also
required.

Reg  AB   disclosure   about   any  new           successor Trustee
Trustee is also required.

      Item 6.03- Change in Credit                 Depositor/Trustee
    Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new                       Depositor
enhancement provider is also required.

 Item 6.04- Failure to Make a Required                 Trustee
             Distribution

  Item 6.05- Securities Act Updating                  Depositor
              Disclosure

If  any  material  pool  characteristic
differs  by 5% or more  at the  time of
issuance  of the  securities  from  the
description  in the  final  prospectus,
provide   updated  Reg  AB   disclosure
about the actual asset pool.

If  there  are  any  new  servicers  or               Depositor
originators  required  to be  disclosed
under  Regulation AB as a result of the
foregoing,   provide  the   information
called  for  in  Items  1108  and  1110
respectively.

     Item 7.01- Reg FD Disclosure                     Depositor

        Item 8.01- Other Events                       Depositor

   Any event, with respect to which
  information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
          certificateholders.

  Item 9.01- Financial Statements and           Party responsible for
               Exhibits                   reporting/disclosing the financial
                                                 statement or exhibit

                                    EXHIBIT T

                          INTEREST RATE SWAP AGREEMENT

[BARCLAYS
CAPITAL LOGO]

                                                Barclays Bank PLC
                                                5 The North Colonnade
                                                Canary Wharf
                                                London E14 4BB
                                                Tel +44 (0)20 7623 2323

DATE:       February 27, 2007

TO: Securitized Asset Backed Receivables LLC Trust 2007-NC2, Mortgage Pass-Through Certificates, Series 2007-NC2 (the "Trust"),
            Deutsche Bank National Trust Company, not individually, but solely as Trustee 1761 East St. Andrew Place
            Santa Ana, California 92705

ATTENTION:  Trust Administration - BC07C2
TELEPHONE:  714-247-6000
FACSIMILE:  714-656-2622

FROM:       Barclays Bank PLC

SUBJECT:    Fixed Income Derivatives Confirmation

REFERENCE NUMBER: 1592399B

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Party A") and Deutsche Bank National Trust Company, not individually, but solely as trustee (the "Trustee") on behalf of the trust with respect to the Securitized Asset Backed Receivables LLC Trust 2007-NC2, Mortgage Pass-Through Certificates, Series 2007-NC2 (the "Trust") ("Party B") created under the Pooling and Servicing Agreement, dated as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as Depositor, Deutsche Bank National Trust Company, as Trustee, Barclays Capital Real Estate Inc., d/b/a HomEq Servicing, as Servicer, and NC Capital Corporation, as Responsible Party (the "Base Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

      Each reference herein to a "Section" (unless specifically referencing the Base Agreement) or to a "Section of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each reference herein to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:              With respect to any Calculation Period, the
                                    amount set forth for such period on Schedule
                                    I attached hereto.

      Trade Date:                   February 27, 2007

      Effective Date:               February 27, 2007

      Termination Date:             December 25, 2011, which for the purpose of
                                    the final Fixed Rate Payer Calculation
                                    Period is subject to No Adjustment, and for the purpose of the final Floating Rate Payer
                                    Calculation Period is subject to adjustment in accordance with the Business Day
                                    Convention.

      Fixed Amounts:

            Fixed Rate Payer:       Party B

            Fixed Rate Payer
            Period End Dates:       The 25th calendar day of each month during
                                    the Term of this Transaction, commencing
                                    March 25, 2007, subject to No Adjustment.

            Fixed Rate Payer
            Payment Dates:          Early Payment shall be applicable. For each
                                    Calculation Period, the Fixed Rate Payer
                                    Payment Date shall be the first Business Day prior to the related Fixed Rate Payer Period
                                    End Date.

            Fixed Rate:             With respect to any Calculation Period, the
                                    percentage set forth for such period on
                                    Schedule I attached hereto.

            Fixed Rate Day
            Count Fraction:         30/360

      Floating Amounts:

            Floating Rate Payer:    Party A

            Floating Rate Payer
            Period End Dates: The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, subject to adjustment in accordance with the Business Day Convention.

            Floating Rate Payer
            Payment Dates:          Early Payment shall be applicable. For each
                                    Calculation Period, the Floating Rate Payer
                                    Payment Date shall be the first Business Day prior to the related Floating Rate Payer
                                    Period End Date.

            Floating Rate Option:   USD-LIBOR-BBA

            Designated Maturity:    One month

            Floating Rate Day
            Count Fraction:         Actual/360

            Reset Dates:            The first day of each Calculation Period.

            Compounding:            Inapplicable

            Business Days:          New York

            Business Day Convention:  Modified Following

            Calculation Agent:      Party A

      Account Details and Settlement Information:

            Payments to Party A:    Correspondent: BARCLAYS BANK PLC NEW YORK
                                    FEED: 026002574
                                    Beneficiary:  BARCLAYS SWAPS
                                    Beneficiary Account: 050-01922-8

            Payments to Party B:    Deutsche Bank National Trust Company
                                    ABA #: 021 001 033
                                    Acct #: 01419663
                                    Acct. Name: NYLTD Funds Control - Stars West
                                    Ref: Trust Administration - SABR 2007-NC2

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For the purposes of this Agreement:-

(a)   "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will not apply to Party A or Party B for any purpose.

(c)   Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
            Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

            "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

            "Threshold Amount" means with respect to Party A an amount equal to 3% of Party A's shareholders' equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in Party A's jurisdiction of incorporation or organization as at the end of Party A's most recently completed fiscal year.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or contemplated in connection with the Base Agreement (as defined above) or (ii) any appointment to which Party B has not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B.

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount equal to:

                  (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (b) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

                  (c) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) Party A may obtain Market Quotations, and if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

            (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

      (ii) The Second Method will apply.

(g)   "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a) Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                        None.

            (B)   Party B makes the following representation(s):

                        None.

            (ii)  Payee Representations. For the purpose of Section 3(f) of this
                  Agreement:

                  (A) Party A makes the following representation(s):

                        None.

                  (B) Party B makes the following representation(s):

                        None.

(b) Tax Provisions.

      (i) Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in
            Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in
            Section 14.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required             Form/Document/                                   Date by which to
to deliver document        Certificate                                      be delivered
-------------------        -----------                                      ------------

Party A          Any form or document required or reasonably requested to   Promptly upon reasonable demand by Party B.
                 allow Party B to make payments under the Agreement
                 without any deduction or withholding for or on account
                 of any Tax, or with such deduction or withholding at a
                 reduced rate.

Party B          (i) A correct, complete and duly executed IRS Form W-9     In each case (i) upon entering into this Agreement,
                 (or any successor thereto) of the Trust that eliminates    (ii) in the case of a W-8ECI, W-8IMY, and W-8BEN that
                 U.S. federal withholding and backup withholding tax on     does not include a U.S. taxpayer identification number
                 payments under this Agreement, (ii) if requested by        in line 6, before December 31 of each third succeeding
                 Party A, a correct, complete and executed Form W-8IMY of   calendar year, (iii) promptly upon reasonable demand
                 the Trust, and (iii) a complete and executed IRS Form      by Party A, and (iv) promptly upon actual knowledge
                 W-9, W-8BEN, W-8ECI, or W-8IMY (with attachments) (as      that any such Form previously provided by Party B has
                 appropriate) from each Certificateholder that is not an    become obsolete or incorrect.
                 "exempt recipient" as that term is defined in Treasury
                 regulations section 1.6049-4(c)(1)(ii), that eliminates
                 U.S. federal withholding and backup withholding tax on
                 payments under this Agreement.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

                                                                                                                      Covered by
Party required        Form/Document/                                            Date by which to                      Section 3(d)
to deliver document   Certificate                                               be delivered                          Representation
-------------------   -----------                                               ------------                          --------------

Party A and           Any documents reasonably required by the receiving         Upon the execution and delivery of this        Yes
Party B               party to evidence the authority of the delivering          Agreement
                      party or its Credit Support Provider, if any, for it
                      to execute and deliver the Agreement, this
                      Confirmation, and any Credit Support Documents to
                      which it is a party, and to evidence the authority of
                      the delivering party or its Credit Support Provider
                      to perform its obligations under the Agreement, this
                      Confirmation and any Credit Support Document, as the
                      case may be

Party A and           A certificate of an authorized officer of the party        Upon the execution and delivery of this        Yes
Party B               (except, with respect to Party B, of the Trustee), as      Agreement
                      to the incumbency and authority of the respective
                      officers of the party signing the Agreement, this
                      Confirmation, and any relevant Credit Support
                      Document, as the case may be

Party A               An opinion of counsel to Party A reasonably                Upon the execution and delivery of this        No
                      satisfactory to Party B.                                   Agreement

Party B               An opinion of counsel to Party B reasonably                Upon the execution and delivery of this        No
                      satisfactory to Party A.                                   Agreement

Party B               An executed copy of the Base Agreement                     Within 30 days after the date of this          No
                                                                                 Agreement.

Part 4. Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      Address:    5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
      Facsimile:  44(20) 777 36461
      Phone:      44(20) 777 36810

      (For all purposes)

      Address for notices or communications to Party B:

      Address:    1761 East St. Andrew Place
                  Santa Ana, California 92705
      Attention:  Trust Administration - BC07C2
      Facsimile:  (714) 656-2622
      Phone:            (714) 247 6000

      (For all purposes)

(b)   Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent:  Not applicable.

      Party B appoints as its Process Agent:  Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document.

      Party  A:   The Credit Support Annex, and any guarantee in support of
                  Party A's obligations under this Agreement.

      Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)   Credit Support Provider.

      Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

      Party B:    None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Base Agreement.

(b)   Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

            "to another account in the same legal and tax jurisdiction as the original account".

      (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Non-Reliance. Party A is acting for its own account, and with respect to Party B, the Trustee is executing this Agreement on behalf of Party B in its capacity as trustee of the Trust. Each party has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as fiduciary for or advisor to it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

      (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party."

      (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (iii) Amendment of Base Agreement. If, without the prior written consent of Party A where such consent is required under the Base Agreement, an amendment is made to the Base Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Base Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

      (iv) Termination of Trust. If, the Trust is terminated pursuant to the Base Agreement and all rated certificates or notes, as applicable, have been paid in accordance with the terms of the Base Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

      (v) Securitization Unwind. If a Securitization Unwind (as hereinafter defined) occurs, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event. The Early Termination Date in respect of such Additional Termination Event shall not be earlier than 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders. As used herein, "Securitization Unwind" means notice of the requisite amount of a party's intention to exercise its option to purchase the underlying mortgage loans pursuant the Base Agreement is given by the Trustee to certificateholders or noteholders, as applicable, pursuant to the Base Agreement.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Swap Rating Agency (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)   Transfers.

      (i)   Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

            (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

            (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

            (c) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B and the Trustee; provided that, with respect to this clause (c), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for Moody's). Party B will execute such documentation provided to it as is reasonably deemed necessary by Party A for the effectuation of any such transfer."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

      (iii) Upon any transfer of this Agreement by Party A, each of the transferee and the transferor must be a "dealer in notional principal contracts" for purposes of Treasury regulations section 1.1001-4(a). For the avoidance of doubt, the Trustee is not obligated to determine whether each of the transferee and the transferor are such "dealers in notional principal contracts."

(f) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Base Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Base Agreement. This provision will survive the termination of this Agreement.

(g) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(h)   No Set-off. Except as expressly provided for in Section 2(c), Section 6 or
      Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.
      Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(i) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and each relevant Swap Rating Agency (other than Moody's) confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates or the Notes.

(j) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Trust, or the trust formed pursuant to the Base Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l) Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank National Trust Company ("DBNTC") not in its individual capacity, but solely as Trustee under the Base Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Base Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of DBNTC but is made and intended for the purpose of binding only the Trust; and (d) under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(p) Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as swap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Certificates, the Base Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates;
      (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(q)   Additional Definitions.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Base Agreement. In addition, as used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold, the Moody's First Trigger Ratings Threshold and the Fitch First Trigger Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), and (c) of the definition of Permitted Transfer if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or
            (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

            "Eligible Guarantor" means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

            "Eligible Replacement" means an entity (A) that has credit ratings at least equal to the Approved Ratings Threshold, (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue, or (C) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement (or any replacement agreement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

            "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

            "Fitch" means Fitch Ratings Ltd., or any successor thereto.

            "Fitch First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "A" and a short-term unsecured and unsubordinated debt rating from Fitch of "F1".

            "Fitch Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "BBB-" or a short-term unsecured and unsubordinated debt rating from Fitch of "F3", if applicable.

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under
            Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody's has been given prior written notice of such transfer and the Rating Agency Condition (except for Moody's) is satisfied; and (h) such transfer otherwise complies with the terms of the Base Agreement.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the relevant Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes; provided, however, with respect to Moody's, the Rating Agency Condition will be satisfied upon the delivery of written notice to Moody's of such proposed act or omission to act where consultation with each of the relevant Swap Rating Agencies is required.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction.

            "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold, the Moody's Second Trigger Ratings Threshold and the Fitch Second Trigger Ratings Threshold.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

            "Swap Rating Agencies" means, with respect to any date of determination, each of S&P, Moody's, and Fitch, but only to the extent that each such rating agency is then providing a rating for any of the certificates or notes issued under the Base Agreement.

               [Remainder of this page intentionally left blank.]

The time of dealing will be confirmed by Party A upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless Party B requests such a copy.

--------------------------------------------------------------------------------
For and on behalf of            For and on behalf of
BARCLAYS BANK PLC               Securitized Asset Backed Receivables LLC
                                Trust 2007-NC2

                                By:    Deutsche Bank National Trust
                                       Company,  not individually, but solely
                                       as trustee of the Trust
--------------------------------------------------------------------------------

      /s/ Shain Kalmanowitz                 /s/ Amy Stoddard

Name:   Shain Kalmanowitz               Name:  Amy Stoddard
Title:  Authorized Signatory            Title: Authorized Signer
Date:   February 27, 2007               Date:  February 27, 2007

--------------------------------------------------------------------------------

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

                                   SCHEDULE I

From and including  To but excluding   Notional Amount (USD)     Fixed Rate (%)
------------------  ----------------   ---------------------     --------------
     27-Feb-07          25-Mar-07          796,309,000.00           5.3300%
     25-Mar-07          25-Apr-07          783,661,253.68           5.3254%
     25-Apr-07          25-May-07          759,749,376.72           5.3208%
     25-May-07          25-Jun-07          735,222,456.59           5.3162%
     25-Jun-07          25-Jul-07          710,159,441.77           5.3116%
     25-Jul-07          25-Aug-07          684,641,315.31           5.3070%
     25-Aug-07          25-Sep-07          658,750,646.22           5.3024%
     25-Sep-07          25-Oct-07          632,302,256.74           5.2978%
     25-Oct-07          25-Nov-07          605,660,561.68           5.2932%
     25-Nov-07          25-Dec-07          578,910,798.71           5.2885%
     25-Dec-07          25-Jan-08          552,147,118.92           5.2839%
     25-Jan-08          25-Feb-08          525,477,101.53           5.2793%
     25-Feb-08          25-Mar-08          499,502,845.53           5.2747%
     25-Mar-08          25-Apr-08          474,821,643.30           5.2701%
     25-Apr-08          25-May-08          451,367,964.66           5.2655%
     25-May-08          25-Jun-08          429,079,659.07           5.2609%
     25-Jun-08          25-Jul-08          407,897,797.95           5.2563%
     25-Jul-08          25-Aug-08          387,766,478.04           5.2517%
     25-Aug-08          25-Sep-08          368,479,469.78           5.2471%
     25-Sep-08          25-Oct-08          349,535,533.52           5.2425%
     25-Oct-08          25-Nov-08          320,637,599.43           5.2379%
     25-Nov-08          25-Dec-08          283,381,930.65           5.2333%
     25-Dec-08          25-Jan-09          250,863,961.65           5.2287%
     25-Jan-09          25-Feb-09          222,451,237.57           5.2241%
     25-Feb-09          25-Mar-09          197,613,640.65           5.2195%
     25-Mar-09          25-Apr-09          176,457,000.55           5.2148%
     25-Apr-09          25-May-09          158,888,544.64           5.2102%
     25-May-09          25-Jun-09          144,084,943.18           5.2056%
     25-Jun-09          25-Jul-09          131,453,472.38           5.2010%
     25-Jul-09          25-Aug-09          120,555,156.47           5.1964%
     25-Aug-09          25-Sep-09          111,060,990.85           5.1918%
     25-Sep-09          25-Oct-09          102,719,013.25           5.1872%
     25-Oct-09          25-Nov-09          95,333,035.71            5.1826%
     25-Nov-09          25-Dec-09          88,746,136.72            5.1780%
     25-Dec-09          25-Jan-10          82,831,051.39            5.1734%
     25-Jan-10          25-Feb-10          77,488,280.42            5.1688%
     25-Feb-10          25-Mar-10          72,636,532.39            5.1642%
     25-Mar-10          25-Apr-10          68,139,651.18            5.1596%
     25-Apr-10          25-May-10          63,887,675.56            5.1550%
     25-May-10          25-Jun-10          59,867,168.16            5.1504%
     25-Jun-10          25-Jul-10          56,065,251.18            5.1458%
     25-Jul-10          25-Aug-10          52,469,719.85            5.1411%
     25-Aug-10          25-Sep-10          49,069,168.43            5.1365%
     25-Sep-10          25-Oct-10          46,067,930.44            5.1319%
     25-Oct-10          25-Nov-10          43,228,527.82            5.1273%
     25-Nov-10          25-Dec-10          40,542,061.86            5.1227%
     25-Dec-10          25-Jan-11          38,000,165.56            5.1181%
     25-Jan-11          25-Feb-11          35,594,896.41            5.1135%
     25-Feb-11          25-Mar-11          33,318,772.71            5.1089%
     25-Mar-11          25-Apr-11          31,164,729.53            5.1043%
     25-Apr-11          25-May-11          29,126,095.27            5.0997%
     25-May-11          25-Jun-11          27,196,594.50            5.0951%
     25-Jun-11          25-Jul-11          25,370,269.22            5.0905%
     25-Jul-11          25-Aug-11          23,641,476.08            5.0859%
     25-Aug-11          25-Sep-11          22,004,907.41            5.0813%
     25-Sep-11          25-Oct-11          20,616,837.26            5.0767%
     25-Oct-11          25-Nov-11          19,301,877.61            5.0721%
     25-Nov-11          25-Dec-11          18,055,244.76            5.0674%

                                     Annex A

                   Paragraph 13 of the Credit Support Annex

                                                                         ANNEX A

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                      dated as of February 27, 2007 between
      Barclays Bank PLC (hereinafter referred to as "Party A" or "Pledgor")

                                       and

        Securitized Asset Backed Receivables LLC Trust 2007-NC2, Mortgage Pass-Through Certificates, Series 2007-NC2 (the "Trust") (hereinafter referred to as "Party B" or "Secured Party") by Deutsche Bank National Trust
        Company, not individually, but solely as trustee (the "Trustee")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13.  Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

      With respect to Party A: not applicable.

      With respect to Party B: not applicable.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on the next Local Business Day following a Valuation Date" and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:

                  The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                  (1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

                  (2) the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

                  (3) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

                  (4) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds
                        (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

            (B) "Return Amount" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

                  The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                  (1) the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

                  (2) the amount by which (a) the Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date,

                  (3) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

                  (4) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

            (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Fitch Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

      (ii)  Eligible Collateral.

            On any date, the following items will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

                                                                                                                  Moody's
                                                                                                  Moody's         Second
                                                                                  Fitch        First Trigger      Trigger
                                                              S&P Valuation     Valuation       Valuation        Valuation
                  Collateral                                   Percentage       Percentage      Percentage       Percentage
                  ----------                                   ----------       ----------      ----------       ----------
           (A)    Cash                                            100%             100%            100%             100%

           (B)    Fixed-rate negotiable debt obligations         98.9%            97.5%            100%             100%
                  issued by the U.S. Treasury Department
                  having a remaining maturity on such
                  date of not more than one year

           (C)    Fixed-rate negotiable debt obligations         92.5%            86.3%            100%              94%
                  issued by the U.S. Treasury Department
                  having a remaining maturity
                  on such date of more than one year but
                  not more than ten years

           (D)    Fixed-rate negotiable debt obligations         88.6%            79.0%            100%              88%
                  issued by the U.S. Treasury Department
                  having a remaining maturity on such
                  date of more than ten years

      Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor's expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates), and upon such agreement as evidenced in writing, such Valuation Percentages shall supersede those set forth in the preceding table.

      (iii) Other Eligible Support.

            The following items will qualify as "Other Eligible Support" for the party specified:

            Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Threshold.

            (A) "Independent Amount" means zero with respect to Party A and Party B.

            (B) "Threshold" means, with respect to Party A and any Valuation Date, zero if (i) no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or
                  (ii) a Collateral Event has occurred and has been continuing
                  (x) for at least 30 days or (y) since this Annex was executed; otherwise, infinity.

                  "Threshold" means, with respect to Party B and any Valuation Date, infinity.

            (C) "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Class Certificate Balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, "Minimum Transfer Amount" means USD 50,000, and provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest multiple of USD 1,000, respectively.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The Valuation Agent's calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

      (ii)  "Valuation Date" means each Local Business Day.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

      (v) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which neither Party A nor, to the extent applicable, its Credit Support Provider has a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and
            (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

      (vi) Notice to S&P. At any time at which neither Party A nor, to the extent applicable, its Credit Support Provider has a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral will be calculated as follows:

            For Eligible Collateral comprised of Cash, the amount of such Cash.

            For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and
            (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

      (iii) Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

            Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Trustee for the Certificates. The Custodian or its parent shall have a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

            Initially, the Custodian for Party B is:  the Trustee.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated "AAAm" or "AAAm-G" by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day's notice of a request for withdrawal.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

      If to Party A:

            5 The North Colonnade
            Canary Wharf
            London  E14 4BB, England
            Attention:  Swaps Documentation
            Facsimile No.:    0207-773-6857/6858
            Telephone No.:    0207-773-6915/6904

            with a copy to:

            General Counsel's Office
            200 Park Avenue
            New York, NY  10166

            Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

      If to Party B or Custodian:

            Securitized Asset Backed Receivables LLC Trust 2007-NC2 c/o Deutsche Bank National Trust Company
            1761 East St. Andrew Place
            Santa Ana, California 92705
            Trust Administration - BC07C2

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

      If to Party A:

      For Cash:

      Barclays Bank PLC, NY
      ABA #026-002-574
      F/O Barclays Swaps & Options Group NY
      A/C #: 050019228
      REF:  Collateral

      For Treasury Securities:

      Bank of NYC/BBPLCLDN
      ABA #021-000-018

      If to Party B:

      Deutsche Bank National Trust Company
      ABA #: 021 001 033
      Acct #: 01419663
      Acct. Name: NYLTD Funds Control - Stars West Ref: Trust Administration - SABR 2007-NC2

(m)   Other Provisions.

      (i) Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

      (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Fitch Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and
            (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

      (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

      (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and
            (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

      (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

       (viii) Additional Definitions. As used in this Annex:

            "Collateral Event" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

            "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

            "Fitch Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I) (A) for any Valuation Date on which a Fitch Rating Threshold Event has occurred and been continuing for at least 30 days, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the Fitch Volatility Cushion for each Transaction to which this Annex relates and the Notional Amount of each such Transaction for the Calculation Period which includes such Valuation Date, or

                  (B) for any other Valuation Date, zero, over

            (II)  the Threshold for Party A for such Valuation Date.

            "Fitch Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from Fitch at least equal to the Fitch First Trigger Ratings Threshold.

            "Fitch Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

            "Fitch Volatility Cushion" means, for any Transaction, the related percentage set forth in the following table.

            The higher of the         Remaining Weighted Average Maturity
            Fitch credit                        (years)
            rating of (i)
            Party A and (ii)
            the Credit Support
            Provider of
            Party A, if
            applicable
            --------------------------------------------------------------------

                                  1     2     3     4     5      6     7     8
            --------------------------------------------------------------------

            At least "AA-"      0.8%  1.7%  2.5%  3.3%   4.0%  4.7%  5.3%  5.9%
            --------------------------------------------------------------------

            "A+/A"              0.6%  1.2%  1.8%  2.3%   2.8%  3.3%  3.8%  4.2%
            --------------------------------------------------------------------

            "A-/BBB+" or lower  0.5%  1.0%  1.6%  2.0%   2.5%  2.9%  3.3%  3.6%
            --------------------------------------------------------------------
            The higher of the         Remaining Weighted Average Maturity
            Fitch credit                        (years)
            rating of (i)
            Party A and (ii)
            the Credit Support
            Provider of
            Party A, if
            applicable
            --------------------------------------------------------------------
                                  9    10    11    12     13    14     Greater
                                                                       than or
                                                                     equal to 15
            --------------------------------------------------------------------
            At least "AA-"      6.5%  7.0%  7.5%  8.0%   8.5%  9.0%     9.5%
            --------------------------------------------------------------------
            "A+/A"              4.6%  5.0%  5.3%  5.7%   6.0%  6.4%     6.7%
            --------------------------------------------------------------------
            "A-/BBB+" or lower  4.0%  4.3%  4.7%  5.0%   5.3%  5.6%     5.9%
            --------------------------------------------------------------------

            "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and such other places as the parties shall agree.

            "Moody's First Trigger Additional Collateralized Amount" means, with respect to any Transaction and any Valuation Date, the product of the applicable Moody's First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

            "Moody's First Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

            "Moody's First Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I) (A) for any Valuation Date on which (I) a Moody's First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the aggregate of Moody's First Trigger Additional Collateralized Amounts for all Transactions; or

                  (B) for any other Valuation Date, zero, over

            (II)  the Threshold for Party A for such Valuation Date.

            "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

            "Moody's Second Trigger Additional Collateralized Amount" means, with respect to any Transaction and any Valuation Date, (A) if such Transaction is not a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and (B) if such Transaction is a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

            "Moody's Second Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I) (A) for any Valuation Date on which it is the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the sum of the amounts of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of
                  (x) the Secured Party's Exposure for such Valuation Date and
                  (y) the aggregate of Moody's Second Trigger Additional Collateralized Amounts for all Transactions; or

                  (B)   for any other Valuation Date, zero, over

            (II)  the Threshold for Party A for such Valuation Date.

            "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

            "S&P Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I) (A) for any Valuation Date on which (i) no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (ii) an S&P Rating Threshold Event has occurred and been continuing for at least 30 days, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the S&P Volatility Buffer for each Transaction to which this Annex relates and the Notional Amount of each such Transaction for the Calculation Period which includes such Valuation Date, or

                  (B) for any other Valuation Date, zero, over

            (II)  the Threshold for Party A for such Valuation Date.

            "S&P Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

            "S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

            "S&P Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

            The higher of the S&P
            credit rating of (i)
            Party A and (ii) the
            Credit Support Provider       Remaining Weighted     Remaining Weighted   Remaining Weighted    Remaining Weighted
            of Party A, if                Average Maturity       Average Maturity      Average Maturity      Average Maturity
            applicable                       up to 3 years          up to 5 years       up to 10 years        up to 30 years
            ------------------------------------------------------------------------------------------------------------------
            At least "A-2"                         2.75%            3.25%              4.00%               4.75%

            "A-3"                                  3.25%            4.00%              5.00%               6.25%

            "BB+" or lower                         3.50%            4.50%              6.75%               7.50%

            "Transaction-Specific Hedge" means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount is "balance guaranteed" or (y) the notional amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

            "Valuation Percentage" shall mean, for purposes of determining the S&P Value, Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Fitch Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

            "Value" shall mean, in respect of any date, the related S&P Value, Fitch Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

              [Remainder of this page intentionally left blank]

                    Table 1

-----------------------------------------------------
         Remaining
   Weighted Average Life      Moody's First Trigger
     of Hedge in Years               Factor
-----------------------------------------------------

Equal to or less than 1               0.15%

Greater than 1 but less
than or equal to 2                    0.30%

Greater than 2 but less
than or equal to 3                    0.40%

Greater than 3 but less
than or equal to 4                    0.60%

Greater than 4 but less
than or equal to 5                    0.70%

Greater than 5 but less
than or equal to 6                    0.80%

Greater than 6 but less
than or equal to 7                    1.00%

Greater than 7 but less
than or equal to 8                    1.10%

Greater than 8 but less
than or equal to 9                    1.20%

Greater than 9 but less
than or equal to 10                   1.30%

Greater than 10 but less
than or equal to 11                   1.40%

Greater than 11 but less
than or equal to 12                   1.50%

Greater than 12 but less
than or equal to 13                   1.60%

Greater than 13 but less
than or equal to 14                   1.70%

Greater than 14 but less
than or equal to 15                   1.80%

Greater than 15 but less
than or equal to 16                   1.90%

Greater than 16 but less
than or equal to 17                   2.00%

Greater than 17 but less
than or equal to 18                   2.00%

Greater than 18 but less
than or equal to 19                   2.00%

Greater than 19 but less
than or equal to 20                   2.00%

Greater than 20 but less
than or equal to 21                   2.00%

Greater than 21 but less
than or equal to 22                   2.00%

Greater than 22 but less
than or equal to 23                   2.00%

Greater than 23 but less
than or equal to 24                   2.00%

Greater than 24 but less
than or equal to 25                   2.00%

Greater than 25 but less
than or equal to 26                   2.00%

Greater than 26 but less
than or equal to 27                   2.00%

Greater than 27 but less
than or equal to 28                   2.00%

Greater than 28 but less
than or equal to 29                   2.00%

Greater than 29                       2.00%

                     Table 2

--------------------------------------------------
        Remaining
  Weighted Average Life        Moody's Second
    of Hedge in Years          Trigger Factor
--------------------------------------------------

Equal to or less than 1            0.50%

Greater than 1 but less
than or equal to 2                 1.00%

Greater than  2 but less           1.50%
than or equal to 3

Greater than 3 but less
than or equal to 4                 1.90%

Greater than 4 but less
than or equal to 5                 2.40%

Greater than 5 but less
than or equal to 6                 2.80%

Greater than 6 but less
than or equal to 7                 3.20%

Greater than 7 but less
than or equal to 8                 3.60%

Greater than 8 but less
than or equal to 9                 4.00%

Greater than 9 but less
than or equal to 10                4.40%

Greater than 10 but less
than or equal to 11                4.70%

Greater than 11 but less
than or equal to 12                5.00%

Greater than 12 but less
than or equal to 13                5.40%

Greater than 13 but less
than or equal to 14                5.70%

Greater than 14 but less
than or equal to 15                6.00%

Greater than 15 but less
than or equal to 16                6.30%

Greater than 16 but less
than or equal to 17                6.60%

Greater than 17 but less
than or equal to 18                6.90%

Greater than 18 but less
than or equal to 19                7.20%

Greater than 19 but less
than or equal to 20                7.50%

Greater than 20 but less
than or equal to 21                7.80%

Greater than 21 but less
than or equal to 22                8.00%

Greater than 22 but less
than or equal to 23                8.00%

Greater than 23 but less
than or equal to 24                8.00%

Greater than 24 but less
than or equal to 25                8.00%

Greater than 25 but less
than or equal to 26                8.00%

Greater than 26 but less
than or equal to 27                8.00%

Greater than 27 but less
than or equal to 28                8.00%

Greater than 28 but less
than or equal to 29                8.00%

Greater than 29                    8.00%

                    Table 3

         Remaining
   Weighted Average Life        Moody's Second
     of Hedge in Years          Trigger Factor
-------------------------       --------------
Equal to or less than 1             0.65%

Greater than 1 but less             1.30%
than or equal to 2

Greater than 2  but less           1.90%
than or equal to 3

Greater than 3 but less            2.50%
than or equal to 4

Greater than 4 but less            3.10%
than or equal to 5

Greater than 5 but less            3.60%
than or equal to 6

Greater than 6 but less            4.20%
than or equal to 7

Greater than 7 but less            4.70%
than or equal to 8

Greater than 8 but less            5.20%
than or equal to 9

Greater than 9 but less            5.70%
than or equal to 10

Greater than 10 but less           6.10%
than or equal to 11

Greater than 11 but less           6.50%
than or equal to 12

Greater than 12 but less           7.00%
than or equal to 13

Greater than 13 but less           7.40%
than or equal to 14

Greater than 14 but less           7.80%
than or equal to 15

Greater than 15 but less           8.20%
than or equal to 16

Greater than 16 but less           8.60%
than or equal to 17

Greater than 17 but less           9.00%
than or equal to 18

Greater than 18 but less           9.40%
than or equal to 19

Greater than 19 but less           9.70%
than or equal to 20

Greater than 20 but less          10.00%
than or equal to 21

Greater than 21 but less          10.00%
than or equal to 22

Greater than 22 but less          10.00%
than or equal to 23

Greater than 23 but less          10.00%
than or equal to 24

Greater than 24 but less          10.00%
than or equal to 25

Greater than 25 but less          10.00%
than or equal to 26

Greater than 26 but less          10.00%
than or equal to 27

Greater than 27 but less          10.00%
than or equal to 28

Greater than 28 but less          10.00%
than or equal to 29

Greater than 29                   10.00%

                                    EXHIBIT U

                                  CAP AGREEMENT

      [BARCLAYS
       CAPITAL LOGO]

                                               Barclays Bank PLC
                                               5 The North
                                               Colonnade
                                               Canary Wharf
                                               London E14 4BB

                                               Tel +44 (0)20 7623
                                               2323

To: Securitized Asset Backed Receivables LLC Trust 2007-NC2 (the "Trust" or the "Counterparty")
             Deutsche Bank National Trust Company,
             not individually, but solely as trustee
             1761 East St. Andrew Place
             Santa Ana, California 92705
             Attention:  Trust Administration - BC07C2

From:        BARCLAYS BANK PLC (LONDON HEAD OFFICE) ("Barclays")
Date:        February 27, 2007
Reference:   1592397B/1619514B (the Class M and Class B Certificates)

                           Basis Risk Cap Confirmation
                           ---------------------------

The purpose of this facsimile (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").

The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation, the ISDA Form or the 2000 Definitions shall have the respective meanings assigned in the Pooling and Servicing Agreement, dated and effective as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as Depositor, Deutsche Bank National Trust Company, as Trustee, Barclays Capital Real Estate Inc., d/b/a HomEq Servicing, as Servicer, and NC Capital Corporation, as Responsible Party (the "Pooling and Servicing Agreement"). Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement. In this Confirmation, "Party A" means Barclays and "Party B" means the Counterparty.

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates. This Confirmation, together with the form of the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) (the "ISDA Form") entered into between us, shall supplement, form part of, and be subject to, an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York (without reference to choice of law doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law) as governing law, the election of Market Quotation and Second Method for purposes of Section 6(e) of the ISDA Form, U.S. Dollars as the Termination Currency and the additional material set forth in this Confirmation) on the Trade Date.

The terms of the particular Transaction to which this Confirmation relates are as follows:

--------------------------------------------------------------------------------
                                  TRADE DETAILS
--------------------------------------------------------------------------------

Party A:                           Barclays
--------------------------------------------------------------------------------

Party B:                           Counterparty
--------------------------------------------------------------------------------
Notional Amount:                   An amount equal to the lesser of:

                                        (x) the applicable Cap Notional Amount
                                            (amortizing in accordance with the
                                            Cap Notional Amount Amortization and
                                            Cap Rate Schedule attached in Annex
                                            I) and

                                        (y) the excess, if any of:

                                            (A) the aggregate Class Certificate
                                                Balance of the LIBOR
                                                Certificates over

                                            (B) the applicable Swap Notional
                                                Amount (amortizing in accordance
                                                with the Swap Notional Amount
                                                Amortization Schedule attached
                                                in Annex II).

--------------------------------------------------------------------------------

Trade Date:                        February 27, 2007
--------------------------------------------------------------------------------
Effective Date:                    February 27, 2007
--------------------------------------------------------------------------------
Termination Date:                  September 25, 2009; subject to adjustment in
                                   accordance with the Modified Following
                                   Business Day Convention
--------------------------------------------------------------------------------
Fixed Amounts:
--------------------------------------------------------------------------------
Fixed Rate Payer:                  Counterparty

Fixed Rate Payer Payment Date(s):  February 27, 2007

Fixed Amount:                      USD 15,000
--------------------------------------------------------------------------------
Floating Amounts:
--------------------------------------------------------------------------------
Floating Rate Payer:               Barclays

Cap Rate:                          With respect to any Calculation Period, the
                                   percentage set forth for such period on the Cap Notional Amount Amortization and Cap Rate
                                   Schedule attached in Annex I.

Floating Rate Payer Period End     The 25th  calendar  day of each month
Date(s):                           during the Term of this  Transaction,
                                   commencing March 25, 2007, subject to
                                   adjustment in accordance with the Modified
                                   Following Business Day Convention.

Floating Rate Payer Payment        Early Payment shall be applicable.
Date(s):                           For each Calculation Period, the

                                   Floating Rate Payer Payment Date shall be the first Business Day prior to the related Floating Rate Payer Period End Date.

Floating Rate Option:              With respect to any Calculation Period, the
                                   lesser of (i) USD-LIBOR-BBA and (ii) 10.00%.

Floating Rate Day Count Fraction:  Actual / 360

Designated Maturity:               1 Month

Reset Dates:                       The first day in each Calculation Period

Compounding:                       Inapplicable
--------------------------------------------------------------------------------
Business Days:                     New York
--------------------------------------------------------------------------------
Calculation Agent:                 Party A
--------------------------------------------------------------------------------
Governing Law:                     The Transaction and this
                                   Confirmation will be governed by and
                                   construed in accordance with the
                                   laws of the State of New York
                                   (without reference to choice of law
                                   doctrine except Section 5-1401 and
                                   Section 5-1402 of the New York
                                   General Obligation Law)
--------------------------------------------------------------------------------
                                   ACCOUNT DETAILS
--------------------------------------------------------------------------------
Payments to Barclays:              Correspondent: BARCLAYS BANK PLC NEW YORK
                                   FFED:  026002574
                                   Beneficiary:  BARCLAYS SWAPS
                                   Beneficiary Account:  050-01922-8
--------------------------------------------------------------------------------
Payments to the Counterparty:      Deutsche Bank National Trust Company
                                   ABA #: 021 001 033
                                   Acct #: 01419663
                                   Acct. Name: NYLTD Funds Control -
                                   Stars West
                                   Ref: Trust Administration - SABR 2007-NC2
--------------------------------------------------------------------------------
                                     OFFICES
--------------------------------------------------------------------------------
Barclays:                          Address for Notices:
                                   5 THE NORTH COLONNADE
                                   CANARY WHARF
                                   E14 4BB
                                   Tel:  44(20) 77736461
                                   Fax:  44(20) 77736810
--------------------------------------------------------------------------------
Counterparty:                      Address for Notices:
                                   Deutsche Bank National Trust Company
                                   1761 East St. Andrew Place
                                   Santa Ana, California 92705
                                   Attention:  Trust Administration - BC07C2
                                   Tel:  (714) 247-6000
                                   Fax:  (714) 656-2622
--------------------------------------------------------------------------------


Miscellaneous Provisions with respect to the ISDA Form

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form will apply to any Transaction.

2) Termination Provisions. For purposes of the Agreement:

(a)   "Specified Entity" means in relation to Party A for the purpose of the
      Agreement:

      Section 5(a)(v):  None;
      Section 5(a)(vi):  None;
      Section 5(a)(vii):  None;
      Section 5(b)(iv):  None;

      and in relation to Party B for the purpose of this
      Agreement:

      Section 5(a)(v):  None;
      Section 5(a)(vi):  None;
      Section 5(a)(vii):  None;
      Section 5(b)(iv):  None.

(b) "Specified Transaction" shall have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party A and Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Bankruptcy" provisions of Section 5(a)(vii)(2) of the Agreement are hereby amended as follows: "(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due;".

(j) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of
Section 6(a) will apply; provided, however, that this proviso shall only apply with respect to an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, Section 5(a)(vii)(8), if the proceeding is instituted by, or the relevant petition is presented to a court or other authority in the jurisdiction where the Defaulting Party is incorporated.

If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then without any duplication (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(k) Payments on Early Termination. For the purpose of Section 6(e) of the
Agreement:

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(l) "Termination Currency" means United States Dollars.

3) Tax Representations.

   Payer Tax Representations. For the purpose of Section 3(e), each of Barclays and the Counterparty makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

   Barclays Payee Tax Representations. For the purpose of Section 3(f), Barclays makes the following representations:

      With respect to payments made to Barclays which are not effectively connected to the U.S.: It is a non-U.S. branch of a foreign person for U.S. federal income tax purposes.

      With respect to payments made to Barclays which are effectively connected to the U.S.: Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the U.S.

   Counterparty Payee Tax Representations. For the purpose of Section 3(f), Counterparty makes the following representation:

      Counterparty represents that it is a trust formed under the Pooling and Servicing Agreement and is a "United States person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4) Documents to be Delivered. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:

---------------------------------------------------------------------
   Party required to        Form/Document/      Date by which to be
   deliver document          Certificate             delivered
---------------------------------------------------------------------

Barclays                Any document required  Promptly after the
                        or reasonably          earlier of
                        requested to allow     (i) reasonable
                        Party B to make        demand by Party B or
                        payments under this    (ii) learning that
                        Agreement without any  such form or
                        deduction or           document is required.
                        withholding for or on
                        the account of any
                        Tax or with such
                        deduction or
                        withholding at a
                        reduced rate.
---------------------------------------------------------------------

Counterparty            (i) A correct,         In each case (i)
                        complete and duly      upon entering into
                        executed IRS Form W-9  this Agreement, (ii)
                        (or any successor      in the case of a
                        thereto) of the Trust  W-8ECI, W-8IMY, and
                        that eliminates U.S.   W-8BEN that does not
                        federal withholding    include a U.S.
                        and backup             taxpayer
                        withholding tax on     identification
                        payments under this    number in line 6,
                        Agreement, (ii) if     before December 31
                        requested by Party A,  of each third
                        a correct, complete    succeeding calendar
                        and executed Form      year, (iii) promptly
                        W-8IMY of the Trust,   upon reasonable
                        and (iii) a complete   demand by Party A,
                        and executed IRS Form  and (iv) promptly
                        W-9, W-8BEN, W-8ECI,   upon actual
                        or W-8IMY (with        knowledge that any
                        attachments) (as       such Form previously
                        appropriate) from      provided by Party B
                        each                   has become obsolete
                        Certificateholder      or incorrect.
                        that is not an
                        "exempt recipient" as
                        that term is defined
                        in Treasury
                        regulations section
                        1.6049-4(c)(ii), that
                        eliminates U.S.
                        federal withholding
                        and backup
                        withholding tax on
                        payments under this
                        Agreement.

(2) Other documents to be delivered are:

---------------------------------------------------------------------------------------------
 Party required                                                                Covered by
   to deliver              Form/Document/           Date by which             Section 3(d)
    document                Certificate            to be delivered           Representation
---------------------------------------------------------------------------------------------
Counterparty               An opinion of            Within 10 Business            Yes
                           Counterparty's counsel   Days from the
                           addressed to Barclays    execution and delivery
                           in form and substance    of the Confirmation
                           reasonably acceptable
                           to Barclays.

Barclays and the           A certificate of an      Effective Date                Yes
Counterparty               authorized officer of
                           the party (except with
                           respect to the Trust,
                           from the Trustee), as
                           to the incumbency and
                           authority of the
                           respective officers of
                           the party signing this
                           Agreement, any
                           relevant Credit
                           Support Document, or
                           any Confirmation, as
                           the case may be.

Counterparty               The Pooling and          Upon receipt by               Yes
                           Servicing Agreement      Counterparty of
                                                    execution copy

5) Miscellaneous.

(a) Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Barclays:

            Address:    5 THE NORTH COLONNADE
                        CANARY WHARF
                        E14 4BB
            Facsimile:  44(20) 77736461
            Telephone:  44(20) 77736810

            (For all purposes)

      Address for notices or communications to the Counterparty:

            Address:    Deutsche Bank National Trust Company
                        1761 East St. Andrew Place
                        Santa Ana, California 92705
                        Attention:  Trust Administration - BC07C2
                        Facsimile:  (714) 656-2622
                        Telephone:  (714) 247-6000

(b)   Process Agent. For the purpose of Section 13(c):

            Barclays appoints as its
            Process Agent:          Not Applicable

            The Counterparty appoints as its
            Process Agent:          Not Applicable

(c)   Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Barclays is not a Multibranch Party.

      Counterparty is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Barclays.

(f)   Credit Support Document. Not applicable.

(g)   Credit Support Provider.

      Barclays:  Not Applicable

      Counterparty:  Not Applicable

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

(i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(j) Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a Party, or any Transaction. Each party also acknowledges that this waiver is a material inducement to the other party's entering into this Agreement.

(k) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement.

6)    Additional Representations:

Subject to Section 7(b) of this Confirmation, each party represents to the other party that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

(a) Non-Reliance. Barclays is acting for its own account and Deutsche Bank National Trust Company is acting as trustee for the Trust under the Pooling and Servicing Agreement and not for its own account. Each party has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c) Status of Parties. The other party is not acting as an agent, fiduciary for or an adviser to it in respect of the Transaction.

(d) Purpose. It is entering into the Transaction for the purposes of hedging its assets or liabilities or in connection with a line of business.

(e) Eligible Contract Participant Representation. It is an "eligible contract participant" within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended, including as amended by the Commodity Futures Modernization Act of 2000.

7)    Other Provisions:

(a) Fully-Paid Party Protected. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied in full all its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or
Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely as Trustee of the Trust under the Pooling and Servicing Agreement pursuant to which the Trust was formed, in the exercise of the powers and authority conferred upon and vested in it, and pursuant to instructions set forth therein, (ii) each of the representations, undertakings and agreements by Deutsche Bank National Trust Company is made and intended not as a personal representation, undertaking or agreement of Deutsche Bank National Trust Company, but solely for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as imposing any liability upon Deutsche Bank National Trust Company, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation, the Agreement or any related document.

(b) Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates, provided that nothing herein will preclude, or be deemed to estop, Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding pertaining to Party B after it has been commenced.

(c) Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Section 2(c) or 6(e) of this Agreement.

(d) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

      (e) Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

            (i) Notice of the Servicer's intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement is given by the Trustee to Certificateholders pursuant to Section 9.02 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, this clause shall not constitute an Additional Termination Event until such date as the notice of the Servicer's intention to exercise its option to purchase the Mortgage Loans can no longer be withdrawn or rescinded in accordance with the Pooling and Servicing Agreement.

            (ii) Upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be required to be liquidated and the proceeds of such liquidation will be required to be distributed to the Certificateholders.

NEITHER BARCLAYS BANK PLC NOR ANY SUBSIDIARY OR AFFILIATE OF BARCLAYS BANK PLC IS A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction as against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of BARCLAYS BANK PLC       Securitized Asset Backed
                                             Receivables LLC Trust 2007-NC2

                                         By: Deutsche Bank National Trust
                                             Company, not individually, but
                                             solely as trustee of the Trust

/s/ Shain Kalmanowitz                    /s/ Amy Stoddard
---------------------                    -----------------------------------
NAME  Shain Kalmanowitz                  NAME  Amy Stoddard
Authorised Signatory                     Authorised Signatory
Date:  February 27, 2007                 Date:  February 27, 2007

Barclays Bank PLC and its affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Ave, New York, New York 10166.

                                     Annex I

             Cap Notional Amount Amortization and Cap Rate Schedule

          Period Start    Period End    Cap Notional Amount (in   Cap Rate
  Period      Date           Date                USD)                (%)
--------------------------------------------------------------------------------
  1       27-Feb-07     25-Mar-07                  0                  -
  2       25-Mar-07     25-Apr-07                  0                  -
  3       25-Apr-07     25-May-07                  0                  -
  4       25-May-07     25-Jun-07                  0                  -
  5       25-Jun-07     25-Jul-07                  0                  -
  6       25-Jul-07     25-Aug-07                  0                  -
  7       25-Aug-07     25-Sep-07                  0                  -
  8       25-Sep-07     25-Oct-07                  0                  -
  9       25-Oct-07     25-Nov-07                  0                  -
  10      25-Nov-07     25-Dec-07                  0                  -
  11      25-Dec-07     25-Jan-08                  0                  -
  12      25-Jan-08     25-Feb-08                  0                  -
  13      25-Feb-08     25-Mar-08                  0                  -
  14      25-Mar-08     25-Apr-08           122,908,741.49         9.500%
  15      25-Apr-08     25-May-08           128,651,076.89         9.000%
  16      25-May-08     25-Jun-08           133,724,541.24         7.500%
  17      25-Jun-08     25-Jul-08           138,174,016.52         7.800%
  18      25-Jul-08     25-Aug-08           141,999,907.07         6.760%
  19      25-Aug-08     25-Sep-08           145,320,390.61         6.770%
  20      25-Sep-08     25-Oct-08           143,364,449.63         7.100%
  21      25-Oct-08     25-Nov-08           146,840,025.46         7.630%
  22      25-Nov-08     25-Dec-08           160,016,665.22         9.040%
  23      25-Dec-08     25-Jan-09           169,758,402.19         8.730%
  24      25-Jan-09     25-Feb-09           176,647,214.05         8.770%
  25      25-Feb-09     25-Mar-09           184,208,446.85         9.870%
  26      25-Mar-09     25-Apr-09           192,009,003.65         8.870%
  27      25-Apr-09     25-May-09           196,658,175.66         9.650%
  28      25-May-09     25-Jun-09           198,968,718.08         9.820%
  29      25-Jun-09     25-Jul-09           199,521,871.28         10.000%
  30      25-Jul-09     25-Aug-09           198,735,471.79         9.800%
  31      25-Aug-09     25-Sep-09           196,925,355.96         9.800%

                                    Annex II

            Swap Notional Amount Amortization Schedule

         Period Start    Period End     Swap Notional
Period       Date           Date            Amount
--------------------------------------------------------------------------------
   1      27-Feb-07      25-Mar-07      796,309,000.00
   2      25-Mar-07      25-Apr-07      783,661,253.68
   3      25-Apr-07      25-May-07      759,749,376.72
   4      25-May-07      25-Jun-07      735,222,456.59
   5      25-Jun-07      25-Jul-07      710,159,441.77
   6      25-Jul-07      25-Aug-07      684,641,315.31
   7      25-Aug-07      25-Sep-07      658,750,646.22
   8      25-Sep-07      25-Oct-07      632,302,256.74
   9      25-Oct-07      25-Nov-07      605,660,561.68
  10      25-Nov-07      25-Dec-07      578,910,798.71
  11      25-Dec-07      25-Jan-08      552,147,118.92
  12      25-Jan-08      25-Feb-08      525,477,101.53
  13      25-Feb-08      25-Mar-08      499,502,845.53
  14      25-Mar-08      25-Apr-08      474,821,643.30
  15      25-Apr-08      25-May-08      451,367,964.66
  16      25-May-08      25-Jun-08      429,079,659.07
  17      25-Jun-08      25-Jul-08      407,897,797.95
  18      25-Jul-08      25-Aug-08      387,766,478.04
  19      25-Aug-08      25-Sep-08      368,479,469.78
  20      25-Sep-08      25-Oct-08      349,535,533.52
  21      25-Oct-08      25-Nov-08      320,637,599.43
  22      25-Nov-08      25-Dec-08      283,381,930.65
  23      25-Dec-08      25-Jan-09      250,863,961.65
  24      25-Jan-09      25-Feb-09      222,451,237.57
  25      25-Feb-09      25-Mar-09      197,613,640.65
  26      25-Mar-09      25-Apr-09      176,457,000.55
  27      25-Apr-09      25-May-09      158,888,544.64
  28      25-May-09      25-Jun-09      144,084,943.18
  29      25-Jun-09      25-Jul-09      131,453,472.38
  30      25-Jul-09      25-Aug-09      120,555,156.47
  31      25-Aug-09      25-Sep-09      111,060,990.85
  32      25-Sep-09      25-Oct-09      102,719,013.25
  33      25-Oct-09      25-Nov-09      95,333,035.71
  34      25-Nov-09      25-Dec-09      88,746,136.72
  35      25-Dec-09      25-Jan-10      82,831,051.39
  36      25-Jan-10      25-Feb-10      77,488,280.42
  37      25-Feb-10      25-Mar-10      72,636,532.39
  38      25-Mar-10      25-Apr-10      68,139,651.18
  39      25-Apr-10      25-May-10      63,887,675.56
  40      25-May-10      25-Jun-10      59,867,168.16
  41      25-Jun-10      25-Jul-10      56,065,251.18
  42      25-Jul-10      25-Aug-10      52,469,719.85
  43      25-Aug-10      25-Sep-10      49,069,168.43
  44      25-Sep-10      25-Oct-10      46,067,930.44
  45      25-Oct-10      25-Nov-10      43,228,527.82
  46      25-Nov-10      25-Dec-10      40,542,061.86
  47      25-Dec-10      25-Jan-11      38,000,165.56
  48      25-Jan-11      25-Feb-11      35,594,896.41
  49      25-Feb-11      25-Mar-11      33,318,772.71
  50      25-Mar-11      25-Apr-11      31,164,729.53
  51      25-Apr-11      25-May-11      29,126,095.27
  52      25-May-11      25-Jun-11      27,196,594.50
  53      25-Jun-11      25-Jul-11      25,370,269.22
  54      25-Jun-11      25-Aug-11      23,641,476.08
  55      25-Aug-11      25-Sep-11      22,004,907.41
  56      25-Sep-11      25-Oct-11      20,616,837.26
  57      25-Oct-11      25-Nov-11      19,301,877.61
  58      25-Nov-11      25-Dec-11      18,055,244.76

             [Rest of Page Left Intentionally Blank]

                                    EXHIBIT V

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW AND TO THE ADDRESS NOTED AT THE BOTTOM OF THIS FORM

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Email: DBSec.Notifications@db.com
Attn: Trust & Securities Services - BC07C1

      Re:   **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section [_] of the Pooling and Servicing Agreement, dated as of [____] [__], 2007, among [____], as [____], [____], as
[____], [____], as [____] and [____], as [____]. The undersigned, as [____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:





List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:





            Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].


                                       [NAME OF PARTY],
                                          as [role]



                                       By:____________________________________
                                          Name:
                                          Title:



with a copy to:
Securitized Asset Backed Receivables LLC
200 Park Avenue
New York, New York  10166
Attention: [_________]

                                    EXHIBIT W

                   FORM OF TRUSTEE'S LIMITED POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the "Trustee") pursuant to that ____________ ____ Agreement dated as of _______ (the "Agreement") by and between _________ and_________ (the "Servicer"), [INSERT ADDITIONAL PARTIES AND/OR AGREEMENTS AS NECESSARY] hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which _________ is acting as the Servicer.

            This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

      1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

      2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

      3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

      4.    The completion of loan assumption agreements.

      5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

      6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

      7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

      8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

            a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

            b. the preparation and issuance of statements of breach or non-performance;

            c. the preparation and filing of notices of default and/or notices of sale;

            d. the cancellation/rescission of notices of default and/or notices of sale;

            e.    the taking of deed in lieu of foreclosure; and

            f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

      9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

            a.    listing agreements;

            b.    purchase and sale agreements;

            c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

            d.    escrow instructions; and

            e. any and all documents necessary to effect the transfer of property.

      10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

            The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

            This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

            Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or
(ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

            This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

            The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

            This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

            Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

            IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee



                                       By:____________________________________
                                          Title:



Acknowledged and Agreed

[INSERT NAME OF THE SERVICER]



By:________________________________
   Name:
   Title:

STATE OF CALIFORNIA     )
                        )  ss.:
COUNTY OF               )

            On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for [INSERT REFERENCE TO ISSUANCE], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

  WITNESS my hand and official seal.
                (SEAL)

My commission expires:

_______________________________________




                                    ____________________________________________
                                         Notary Public, State of California

                                    EXHIBIT X

                             IRREVOCABLE INSTRUCTION

            The undersigned (the "Residual Holder") hereby authorizes, directs and instructs Barclays Capital Real Estate Inc. d/b/a Homeq Servicing, a Delaware corporation, (the "Servicer"), as servicer under that certain Pooling and Servicing Agreement, dated as of February 1, 2007 (the "PSA"), among Securitized Asset Backed Receivables LLC, a Delaware limited liability company, as depositor (the "Depositor"), NC Capital Corporation, a California corporation, as responsible party (the "Responsible Party") and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"), as follows:

            1. The Residual Holder hereby represents and warrants to the Servicer as follows:

            a. The Residual Holder is the holder of all of the Class R-I Certificates issued under the PSA.

            b. The Residual Holder has not delivered to the Servicer any other Irrevocable Instruction under Section 4.07(vii)(A) of the PSA that is currently in effect.

            c. The Residual Holder has the power and authority to make and deliver this Irrevocable Instruction and has taken all necessary action to authorize the execution and delivery of this Irrevocable Instruction. This Irrevocable Instruction is the valid obligation of the Residual Holder, legally binding upon the Residual Holder and enforceable in accordance with its terms. No consent or approval of any other person or entity and no consent, license, approval or authorization of any governmental authority, bureau or agency is required in connection with the execution, delivery, validity and enforceability of this Irrevocable Instruction.

            2. The Servicer shall establish and maintain a Supplemental Float Reserve Account pursuant to Section 4.07(vii)(A) of the PSA, effective as of the date hereof.

            3. The Supplemental Float Reserve Beneficiary is hereby designated to be:

               _________________________________
               _________________________________
               _________________________________

            4. While this Irrevocable Instruction remains in effect, the Servicer shall not (and shall not be required by the provisions hereof or otherwise to) honor or follow any instruction (other than the instructions and directions given herein) the Servicer may receive from the Residual Holder or any other party with regard to the Supplemental Float Reserve Account, other than those of the Supplemental Float Reserve Beneficiary in the form attached hereto as Annex 1.

            5. This Irrevocable Instruction may not be terminated other than by the Supplemental Float Reserve Beneficiary pursuant to a written termination certificate in the form attached hereto as Annex 2.

            6. This Irrevocable Instruction shall be governed by and construed in all respects under the laws of the State of New York.

            IN WITNESS WHEREOF, the Residual Holder by its duly authorized officer has executed and delivered this Irrevocable Instruction as of _____________, 20__.


[RESIDUAL HOLDER]


By:__________________________________
   Name:
   Title:

                                                            ANNEX 1 TO EXHIBIT X

                           FORM OF PAYMENT CERTIFICATE

[DATE]
[TRUSTEE]
____________________
____________________
____________________
Attention:

Ladies and Gentlemen:

            The undersigned ______________ is the beneficiary (the "Supplemental Float Reserve Beneficiary") pursuant to Section 4.07 of that certain Pooling and Servicing Agreement, dated as of February 1, 2007 (the "PSA"), among Securitized Asset Backed Receivables LLC, a Delaware limited liability company, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a Homeq Servicing, a Delaware corporation, as servicer (the "Servicer"), NC Capital Corporation, a California corporation, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, a national banking association, as Trustee. The Supplemental Float Reserve Beneficiary was designated as such pursuant to that certain irrevocable instruction to you dated ___________, 20__ (the "Irrevocable Instruction").

            The Supplemental Float Reserve Beneficiary hereby directs and instructs the Trustee to pay to the Supplemental Float Reserve Beneficiary, out of the Supplemental Float Reserve Account, an amount equal to ____________________________ Dollars ($_________________).

            Payment to the Supplemental Float Reserve Beneficiary shall be made as follows:

                  ___________________________
                  ___________________________
                  ___________________________
                  ___________________________

            The Supplemental Float Reserve Beneficiary hereby certifies that such amounts are due and owing to the Supplemental Float Reserve Beneficiary hereby pursuant to that certain ___________________________.


Sincerely yours,


___________________________




By:___________________________________
   Name:
   Title:

                                                            ANNEX 2 TO EXHIBIT X

                         FORM OF TERMINATION CERTIFICATE

[DATE]
[TRUSTEE]
____________________
____________________
____________________
Attention:

Ladies and Gentlemen:

            The undersigned ______________ is the beneficiary (the "Supplemental Float Reserve Beneficiary") pursuant to Section 4.07 of that certain Pooling and Servicing Agreement, dated as of February 1, 2007 (the "PSA"), among Securitized Asset Backed Receivables LLC, a Delaware limited liability company, as depositor (the "Depositor"), Barclays Capital Real Estate Inc. d/b/a Homeq Servicing, a Delaware corporation, as servicer (the "Servicer"), NC Capital Corporation, a California corporation, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). The Supplemental Float Reserve Beneficiary was designated as such pursuant to that certain irrevocable instruction to you dated ___________, 20__ (the "Irrevocable Instruction").

            In accordance with Section 4.07 of the PSA, the Supplemental Float Reserve Beneficiary hereby terminates the Irrevocable Instruction and all of its rights thereunder.


Sincerely yours,


___________________________



By:______________________________________
   Name:
   Title:

                                    EXHIBIT Y

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR IS THE SERVICER UNDER THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF ANY OTHER PERSON SHALL BE VOID AND OF NO EFFECT.



Certificate    :   SC-1
No.
Cut-off Date   :   February 1, 2007

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2
               Mortgage Pass-Through Certificates, Series 2007-NC2

                            Servicing Fee Certificate

      evidencing the undivided 100% interest in the servicing fee payable pursuant to the Agreement (as defined below).

            Distributions in respect of this Servicing Fee Certificate are distributable monthly as set forth herein. This Servicing Fee Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Servicing Fee Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer (the "Servicer"), is the registered owner of the interest evidenced by this Servicing Fee Certificate, which interest is the entire interest in the Servicing Fee payable pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the "Agreement") among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), the Servicer and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Servicing Fee Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Servicing Fee Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Servicing Fee Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Servicing Fee Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee, except that the Servicer shall be entitled to the Servicing Fee whether or not this Servicing Fee Certificate has been executed, authenticated or delivered to the Servicer.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Servicing Fee Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee



                                       By:____________________________________

Authenticated:



By:______________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

             Securitized Asset Backed Receivables LLC Trust 2007-NC2

            This Servicing Fee Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Servicing Fee Certificate, as Servicer, shall be conclusive and binding on such Holder and upon all future Holders of this Servicing Fee Certificate and of any Servicing Fee Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Servicing Fee Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Servicing Fee Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Servicing Fee Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one new Servicing Fee Certificate evidencing an interest in all of the Servicing Fee will be issued to the designated transferee or transferees.

            This Servicing Fee Certificate is issuable only as a registered Servicing Fee Certificate without coupons.

            No service charge will be made for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund, so long as the assignee is the Servicer.

            The undersigned further directs the Trustee to issue a new Certificate representing the interest in the Servicing Fee, to the above named assignee and deliver such Certificate to the following address:


Dated:



                                          ______________________________________
                                          Signature by or on behalf of
                                          assignor